As filed with the Securities and Exchange Commission on  April 30, 2026.

Registration No. 333-294471

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

AMENDMENT NO. 2
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________

Pacipic Nexus IntelliTech Group
(Exact Name of Registrant as Specified in its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

_______________________

Cayman Islands	3569	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit 802, Level 8,
Admiralty Center Tower II,
18 Harcourt Road,
Admiralty, Hong Kong
852-67486886
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________________

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800-221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:

_______________________

Copy to:

Mr. Kyle Leung Concord & Sage PC 1360 Valley Vista Dr Suite 140 Diamond Bar, CA 91765 Tel: 929-989-7572	Fang Liu, Esq. VCL Law LLP 1945 Old Gallows Road, Suite 260 Vienna, VA 22182 (703) 919-7285

_______________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†          The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This preliminary prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion) DATED APRIL 30, 2026

Pacipic Nexus IntelliTech Group

5,000,000 Ordinary Shares

This is the initial public offering of 5,000,000 Ordinary Shares (as defined below) of Pacipic Nexus IntelliTech Group (“Pacipic Nexus”). Pacipic Nexus is a Cayman Islands exempted company with limited liability with a principal place of business in Hong Kong through its wholly-owned subsidiary, MENG XUN MACHINERY (HONG KONG) LIMITED (“Mengxun HK” or “Operating Subsidiary”).

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations in Hong Kong by its operating subsidiary.

Given the substantial operations of our Operating Subsidiary in Hong Kong and the fact that the PRC government may exercise significant oversight over the conduct of business in Hong Kong, in the event that we or our Hong Kong operating subsidiary were to become subject to the laws and regulations of Chinese Mainland, the legal and operational risks associated with Chinese Mainland may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in Chinese Mainland, complex and evolving Chinese Mainland laws and regulations, and as to whether and how the recent PRC government statements and regulatory actions by China’s government, such as those relating to the use of variable interest entities and data and cyberspace security and anti-monopoly concerns, have or may impact the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other foreign exchange. These risks could result in a material change in the Company’s operations and/or the value of the securities of the Company is registering for sale or could significantly limit or completely hinder the Company’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Pacipic Nexus is a holding company with no material operations of its own, which conducts substantially all of its operations through its operating entity established in Hong Kong and our wholly-owned subsidiary, Mengxun HK. Throughout this prospectus, unless the context indicates otherwise, references to “Pacipic Nexus IntelliTech Group”, “our company,” the “Company,” “we,” “us,” “our,” “ourselves”, or similar terms are to Pacipic Nexus IntelliTech Group and its subsidiaries. We conduct substantially all of our operations in Hong Kong. Hong Kong is a special administrative region of the People’s Republic of China (“PRC”) and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and constitutional document for Hong Kong, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” While the Basic Law provides Hong Kong with a high degree of autonomy, we are subject to the risk that the PRC government intervenes in or influences our operations.

We are offering 5,000,000 ordinary shares, with par value $0.0001 per share (“Ordinary Shares”) through the underwriters on a firm commitment basis. We expect the initial public offering price of our Ordinary Shares to be in the range of $4.00 to $5.00 per share. Prior to this offering, there has been no public market for our Ordinary Shares. We will apply to have our Ordinary Shares listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “PNIG”. We cannot guarantee that we will be successful in listing our Ordinary Shares on the Nasdaq; however, we will not complete this offering unless we are so listed. If Nasdaq does not approve our listing application, this offering will be terminated.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See the section entitled “Risk Factors” starting on page 14 of this prospectus for a discussion of information that should be considered before making a decision to purchase our Ordinary Shares.

Investors in this Offering are not purchasing equity securities of the Hong Kong Operating Subsidiary, MENG XUN MACHINERY (HONG KONG) LIMITED. Instead, they are purchasing Ordinary Shares of Pacipic Nexus IntelliTech Group, a Cayman Islands exempted company and the parent company of MENG XUN MACHINERY (HONG KONG) LIMITED. Such a structure involves unique risks to investors in this Offering. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. For a detailed description, see “Risk Factors — Risks Related to our Ordinary Shares and this Offering — We will rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements. In the future, to the extent funds or assets in the business are in Hong Kong or a Hong Kong entity, funds or assets may not be available to fund operations or for other use outside of Hong Kong, due to possible interventions in, or the imposition of restrictions and limitations on, our ability or our Operating Subsidiary by the PRC government to transfer cash or assets. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.” on page 34 of this prospectus and “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which We Operate — There remain uncertainties as to whether we will be required to obtain permissions from the PRC government in connection with this offering. If we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we would not be able to list on U.S. exchanges and the value of our Ordinary Shares may significantly decline or be worthless, which would materially affect the interest of the investors.” on page 14 of this prospectus.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Risk Factors” on pages 10 and 14, respectively.

Upon the completion of this Offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules because STAR WINGS VENTURES LIMITED, our controlling shareholder, which refers to a person or entity that (i) holds more than 50% of the total voting power of the issuer’s outstanding shares, or (ii) possesses de facto control over the issuer’s management or corporate policies through contractual arrangements, board representation, concentrated voting power or other governance mechanisms, will own [*]% of our total issued and outstanding Ordinary Shares, representing [*]% of the total voting power, assuming that the representative of the underwriters does not exercise the over-allotment option. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules after the Offering, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

We are not, and our subsidiary Mengxun HK is not, a Chinese operating company. We hold 100% equity interests in the operating entity in Hong Kong, and do not use a variable interest entity (“VIE”) structure. We conduct substantially all of our operations in Hong Kong and we are not a Chinese Mainland operating company. Furthermore, none of our suppliers are in Chinese Mainland. Because all of our operations are in Hong Kong, a special administrative region of China, our business is subject to the laws and regulations there.

To the extent cash or assets in the business are in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to possible interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. For a detailed description, see “Risk Factors — Risks Related to Our Corporate Structure — We will rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements. In the future, to the extent funds or assets in the business are in Hong Kong or a Hong Kong entity, funds or assets may not be available to fund operations or for other use outside of Hong Kong, due to possible interventions in, or the imposition of restrictions and limitations on, our ability or our Operating Subsidiary by the PRC government to transfer cash or assets. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.” on page 34 of this prospectus. The Company currently has no express cash management policies that dictate how such funds are transferred. We conduct substantially all of our operations in Hong Kong and we are not a Chinese Mainland operating company. Nor do we intend to set up any subsidiary in Chinese Mainland or enter into any contractual arrangements to establish a VIE structure in Chinese Mainland. Furthermore, none of our suppliers are in Chinese Mainland.

The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China and Hong Kong-based issuers, which could result in a material change in our operations and/or the value of the securities you are registering for sale. See “Prospectus Summary — Recent Regulatory Development in the PRC” and “Risk Factors — Risks Related to Doing Business in the Jurisdictions in

which We Operate — Our Operating Subsidiary is incorporated in Hong Kong, which is a special administrative region of the PRC, and our main customers are Chinese Mainland companies, we are subject to certain legal and operational risks associated with our Operating Subsidiaries being based in Hong Kong, and the legal and operational risks associated with operating in Chinese Mainland may also apply to our operations in Hong Kong. Moreover, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China and Hong Kong-based issuers, which could result in a material change in our operations and/or the value of the securities you are registering for sale. Our Operating Subsidiary in Hong Kong may be subject to laws and regulations of Chinese Mainland, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.” Because the Basic Law, which is a national law of the PRC and a constitutional document for Hong Kong, provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems,” we do not believe we or our subsidiary Mengxun HK are subject to most of the laws or regulations relating to overseas securities offerings. However, there may be prominent risks associated with our operations being in Hong Kong. There are also risks that the Chinese government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas, and/or foreign investment in Chinese Mainland and Hong Kong-based issuers, which could result in a material change in our operations or the value of the securities you are registering for sale.

If there is a significant change to current political arrangements between Chinese Mainland and Hong Kong, companies operating in Hong Kong may face similar regulatory risks as those operating in Chinese Mainland, including material changes in the company’s operations or the value of the securities being registered for sale or could significantly limit or completely hinder the Company’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in China and Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which We Operate — Our Operating Subsidiary is incorporated in Hong Kong, which is a special administrative region of the PRC, and our main customers are Chinese Mainland companies, we are subject to certain legal and operational risks associated with our Operating Subsidiaries being based in Hong Kong, and the legal and operational risks associated with operating in Chinese Mainland may also apply to our operations in Hong Kong. Moreover, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China and Hong Kong-based issuers, which could result in a material change in our operations and/or the value of the securities you are registering for sale. Our Operating Subsidiary in Hong Kong may be subject to laws and regulations of Chinese Mainland, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.”

Any changes in the political and economic policies of the PRC government or relations between China and the United States may materially and adversely affect our business, financial condition, and results of operations or could result in our inability to sustain our growth and expansion strategies. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which We Operate — Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.” on page 17 of the prospectus.

Our PRC counsel, Guangdong Shengdian Law Firm (the “PRC counsel”), has rendered its opinion that, as of the date of this prospectus, the Company and its Hong Kong operating subsidiary are not required to obtain permissions or approvals for this offering from the China Securities Regulatory Commission (the “CSRC”), including under the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) effected on March 31, 2023, or any other PRC national authorities. Specifically, under the currently effective PRC laws and regulations, we are not required to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing plan, nor have we received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. This conclusion is based on the fact that as of the date of this prospectus: (1) our Company’s operating subsidiary is located in Hong Kong, and (2) pursuant to the Basic Law, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). However, in light of the recent statements and regulatory actions by the PRC government, such as those related to the extension of China’s oversight and control into Hong Kong, the promulgation of regulations prohibiting foreign ownership of Chinese companies operating in certain industries, which are constantly evolving, and anti-monopoly concerns, we may be subject to the risks of the uncertainty of any future actions of the PRC government in this regard. If it is determined in the future, however, that the approval of the CSRC, the Cyberspace Administration of China (the “CAC”), or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our ability to pay dividends, limit our operations, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which We Operate — There remain uncertainties as to whether we will be required to obtain permissions from the PRC government in connection with this offering. If we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we would not be able to list on U.S. exchanges and the value of our Ordinary Shares may significantly decline or be worthless, which would materially affect the interest of the investors.”

Our Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act, as amended in 2022, which reduced the consecutive non-inspection period to two years, if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. The Holding Foreign Companies Accountable Act (“HFCAA”) enacted in December 2020, together with a recent joint statement by the United States Securities and Exchange Commission (“SEC”) and the PCAOB call for additional stringent criteria to be applied to emerging market companies by assessing the qualification of non-U.S. auditors who are not inspected by the PCAOB. The HFCAA provided that if the PCAOB cannot fully inspect or investigate an auditor for two consecutive years, securities of such companies will be prohibited from trading on any national securities exchange and in the over-the-counter market in the United States. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 (the “December 2021 Report”) which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) Chinese Mainland of the People’s Republic of China because of a position taken by one or more authorities in Chinese Mainland; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. Our registered public accounting firm, Assentsure PAC is not headquartered in Chinese Mainland or Hong Kong and was not identified in the 2021 Determination Report as a firm subject to the PCAOB’s determination. Assentsure PAC is headquartered in Singapore, is registered with the PCAOB, and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Assentsure PAC’s compliance with applicable professional standards.

On August 26, 2022, the CSRC, the Ministry of Finance of China, and the PCAOB signed a protocol governing inspections and investigations of audit firms based in China and Hong Kong, which could prevent China-based, U.S.-listed firms from being delisted pursuant to the HFCAA. On December 15, 2022, the PCAOB issued a new Determination Report (the “2022 Determination Report”) which: (1) vacated the 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. Although the 2022 Determination Report reversed the conclusion of the 2021 Determination Report with respect to PCAOB’s ability to conduct inspections and investigations completely of the registered public accounting firms headquartered in Chinese Mainland and Hong Kong, Assentsure PAC has been subject to PCAOB inspection and was not identified in the PCAOB’s determination reports. The 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completed. If in the future the PCAOB determines that it no longer can inspect or investigate our auditor completely because of a position taken by authorities in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which We Operate — Although the audit report included in this prospectus is issued by U.S. auditors who are currently subject to inspected by the PCAOB, there is no guarantee that future audit reports will be issued by auditors who are subject to inspection by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our Ordinary Shares may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which became law on December 29, 2022 and amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduces the time before our Ordinary Shares may be prohibited from trading or delisted.”

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to AHFCAA and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from initial listing or trading on any U.S. stock exchanges or OTC Markets if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. The delisting, or the cessation of trading of our Ordinary Shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. See “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which We Operate — Although the audit report included in this prospectus is issued by U.S. auditors who are currently subject to inspection inspected by the PCAOB, there is no guarantee that future audit reports will be issued by auditors who are to inspection by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our Ordinary Shares may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which became law on December 29, 2022 and amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduces the time before our Ordinary Shares may be prohibited from trading or delisted.”

HK taxation and PRC impacts

As Pacipic Nexus IntelliTech Group is a holding company with no business operation and its principal Operating Subsidiary is MENG XUN MACHINERY (HONG KONG) LIMITED which operates in Hong Kong, payments of dividends from our Hong Kong subsidiary to us are not subject to any withholding tax in Hong Kong. See “Dividend Policy” for further details on our dividend policy. As of the date of this prospectus, the Company does not have any operations in the PRC. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions. See “Corporate History and Structure” on page 41 and “Risks Related to Doing Business in Hong Kong” on page [*] for additional details.

Pacipic Nexus IntelliTech Group is permitted under the laws of the Cayman Islands to provide funding to our subsidiary MENG XUN MACHINERY (HONG KONG) LIMITED through loans or capital contributions without restrictions on the amount of the funds. There are no restrictions or limitations under the laws of the Cayman on Pacipic Nexus IntelliTech Group’s ability to distribute profits from its businesses, including subsidiaries, to U.S. investors, provided that Pacipic Nexus IntelliTech Group is solvent. Pacipic Nexus IntelliTech Group is permitted under the laws of Hong Kong to provide funding to MENG XUN MACHINERY (HONG KONG) LIMITED through dividend distribution without restrictions on the amount of the funds. Both Pacipic Nexus IntelliTech Group and MENG XUN MACHINERY (HONG KONG) LIMITED currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Neither Pacipic Nexus IntelliTech Group nor its subsidiary has any dividend payout policy, and each entity needs to comply with applicable laws or regulations with respect to transfer of funds, dividends and distributions with other entities. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Please see “Risk Factors” beginning on page 14 of this prospectus for additional information.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 33 of this prospectus for more information.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 14 of this prospectus to read about factors you should consider before buying our Ordinary Shares.

	PER SHARE	TOTAL
Initial public offering price(1)	$4.00	$20,000,000
Underwriting discounts(2)	$0.28	$1,400,000
Proceeds, before expenses, to us(3)	$3.72	$18,600,000

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(1)      Determined based on the proposed minimum offering price per Ordinary Share. Assumes that the underwriters do not exercise their over-allotment option. For more information, see “Underwriting” in this prospectus.

(2)      We have agreed to pay the underwriters a discount equal to seven percent (7%) of the gross proceeds of this offering.

(3)      Does not include a non-accountable expense allowance equal to one percent (1%) of the gross proceeds of this offering, payable to the underwriters, or the reimbursement of certain expenses of the underwriters. For a description of other terms of compensation to be received by the underwriters, see “Underwriting” beginning on page 96.

We expect our total cash expenses for this Offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $1,230,250, exclusive of the above discounts. These payments will reduce proceeds available to us before expenses. See “Underwriting.”

This Offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Ordinary Shares if any such Ordinary Shares are taken. We have granted the underwriters an option, exercisable one or more times in whole or in part, for a period of forty-five (45) days after the closing of this Offering to purchase up to fifteen percent (15%) of the total number of our Ordinary Shares to be offered by us pursuant to this Offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts. If we complete this Offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Ordinary Shares against payment in U.S. Dollars to purchasers on or about [*], 2026.

Prospectus dated [*], 2026

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares.

For investors outside the United States: neither we nor the underwriters have done anything that would permit this Offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

Neither we nor the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we have prepared, and neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither we nor the underwriters are making an offer to sell, or seeking offers to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date on the cover page of this prospectus, regardless of the time of delivery of this prospectus or the sale of shares. Our business, financial condition, results of operations and prospects may have changed since the date on the cover page of this prospectus.

Until [*], 2026 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

i

Conventions Which Apply to this Prospectus

Throughout this prospectus, we use a number of key terms and provide a number of key performance indicators used by management. Unless the context otherwise requires, the following definitions apply throughout where the context so admits:

•        “BVI” refers to British Virgin Islands;

•        “CAGR” refers to compound annual growth rate;

•        “China” or “PRC”, in each case, refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan region;

•        “Cayman Companies Act” refers to Companies Act (Revised) of the Cayman Islands, as amended;

•        “Exchange Act” refers to Securities Exchange Act of 1934, as amended;

•        “Hong Kong” refers to The Hong Kong Special Administrative Region of the People’s Republic of China;

•        “Macau” refers to The Macao Special Administrative Region of the People’s Republic of China.

•        “Chinese Mainland” refers to the mainland of the People’s Republic of China; excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•        “Nasdaq” refers to Nasdaq Capital Market;

•        “PCAOB” refers to Public Company Accounting Oversight Board;

•        “Post-offering memorandum and articles of association” refers to amended and restated memorandum and articles of association to be adopted by the Company with effect from the effective date of this registration statement;

•        “HK$,” “HKD” or “Hong Kong dollar” refers to the legal currency of Hong Kong;

•        “RMB” refers to the legal currency of the PRC;

•        “SEC” refers to the United States Securities and Exchange Commission;

•        “Securities Act” refers to The Securities Act of 1933, as amended;

•        “Shares” or “Ordinary Shares” refer to the Ordinary Shares of our Company, par value $0.0001 per share;

•        “US”, “U.S.” or “USA” refers to The United States of America;

•        “U.S. dollars,” “dollars,” “USD” or “$” refers to the legal currency of the United States;

•        “We,” “us,” “our,” “Pacipic Nexus IntelliTech Group,” and the “Company” refer to Pacipic Nexus IntelliTech Group Limited, an exempted company incorporated with limited liability under the laws of Cayman Islands, and its subsidiaries; and

•        “FY2024” and “FY2025” refer to fiscal years ended August 31, 2024 and August 31, 2025, respectively;

All information in this prospectus assumes no exercise by the underwriters of their over-allotment option unless the context indicates otherwise.

Our business is conducted through our subsidiary in Hong Kong and we do not operate in Chinese Mainland, Macau, or Taiwan. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of HKD to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

Given the substantial operations of our Operating Subsidiary in Hong Kong and the fact that the PRC government may exercise significant oversight over the conduct of business in Hong Kong, in the event that we or our Hong Kong operating subsidiary were to become subject to the laws and regulations of Chinese Mainland, the legal and operational risks associated with Chinese Mainland may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in Chinese Mainland, complex and evolving Chinese Mainland laws and regulations, and as to whether and how the recent PRC government statements and regulatory actions by China’s government, such as those relating to the use of variable interest entities and data and cyberspace security and anti-monopoly concerns, have or may impact the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other foreign exchange. These risks could result in a material change in the Company’s operations and/or the value of the securities of the Company is registering for sale or could significantly limit or completely hinder the Company’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Any discrepancies in tables included herein between the total sum of amounts listed and the totals thereof are due to rounding. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Certain of our customers and suppliers are referred to in this prospectus by their trade names. Our contracts with these customers and suppliers are typically with an entity or entities in the relevant customer or supplier’s group of companies.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “expect,” “anticipate,” “aim,” “estimate,” “potential,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

•        changes in political, social and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

•        the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

•        changes in the availability and cost of professional staff which we require to operate our business;

•        changes in customers’ preferences and needs;

•        changes in competitive conditions and our ability to compete under such conditions;

•        changes in our future capital needs and the availability of financing and capital to fund such needs;

•        changes in currency exchange rates or interest rates;

•        projections of revenue, profits, earnings, capital structure and other financial items;

•        changes in our plan to enter into certain new business sectors; and

•        other factors beyond our control.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

This prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable.

Market and Industry Data

This prospectus contains estimates and information concerning our industry, including our market position and the size and growth rates of the markets in which we participate, that are based on industry publications and reports. This prospectus contains statistical data and estimates issued by Migo Corporation Limited, a research firm, in connection with this Offering, for which we paid a fee. This information involves a number of assumptions and limitations, and you are cautioned not to place undue reliance on these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry reports. While we believe that the information from these industry publications, surveys and studies are reliable, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Presentation of Financial and Other Information

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with U.S. GAAP.

All references in this prospectus to “U.S. dollars,” “US$,” “USD$,” “$” and “USD” refer to the currency of the United States of America. Unless otherwise indicated, all references to currency amounts in this prospectus are in USD.

We have made rounding adjustments to some of the figures contained in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be exact arithmetic aggregations of the figures that preceded them.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Shares. For a more complete understanding of us and this Offering, you should read and carefully consider the entire prospectus, including the more detailed information set forth under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes. Some of the statements in this prospectus are forward-looking statements. See the section titled “Special Note Regarding Forward-Looking Statements.”

Business Overview

We are a technology-driven provider of customized intelligent manufacturing solutions, primarily serving customers in the automotive, 3C (Computer, Communication, and Consumer Electronics) appliances, and automation industries. Our mission is to empower our clients to enhance their production efficiency and market competitiveness in the era of intelligent manufacturing by providing comprehensive, end-to-end services, and integrating advanced technological solutions.

Our Solutions

Our principal revenue stream is derived from the trading of industrial machineries, where we act as a provider of high-precision Computer Numerical Control (CNC) machine tools and processing equipment from world-renowned manufacturers such as FANUC, Makino, and Kapp. Crucially, the equipment we supply is delivered within the framework of Intelligent Manufacturing Solutions. We leverage our technical expertise to provide end-to-end services, including customized solution design, seamless system integration, and the deployment of our proprietary software platforms, such as our Manufacturing Execution System (MES). This approach ensures the machinery is configured as a fully optimized, intelligent production unit, maximizing efficiency for our high-precision end-users in the automotive, 3C appliances, and automation industries.

Competitive Strengths

Solution-Oriented Model and Technology Integration:    We deliver value-added, end-to-end solutions by integrating world-renowned high-precision machinery with our proprietary technological systems, primarily our self-developed “Mengxun Smart Cloud Intelligent Manufacturing Platform V1.0,” which integrates functionalities including our Manufacturing Execution System (MES) and Material Parts Retrieval System (MPRS). This combination allows us to offer bespoke solutions that significantly enhance our clients’ operational efficiency, differentiating us from simple equipment distributors.

Deep Industry Expertise and End-to-End Service:    Our extensive experience in the high-precision manufacturing sector has allowed us to develop a deep understanding of the needs and challenges faced by our clients in the automotive, 3C appliances, and automation industries. We provide a full spectrum of services that cover the entire project lifecycle, from the initial consultation and solution design to equipment procurement, on-site installation, technical commissioning, and ongoing after-sales support.

Robust Global Supply Chain and Strategic R&D Partnerships:    We maintain a broad global supply network, ensuring access to high-quality equipment from manufacturers like FANUC, Makino, and Kapp. We further enhance our offerings through strategic collaborations with leading global research institutions, which provide us with access to cutting-edge R&D and help us maintain a technological edge.

Experienced Management and Technical Team:    Our management team possesses critical dual expertise in international trade and intelligent manufacturing, which successfully drove our 2021 business transformation from a trading company to a solutions provider. This vision, combined with the technical proficiency of our engineering teams in complex system integration, is crucial to executing sophisticated projects and delivering high-quality results.

Growth Strategies

Strategic R&D and Technological Innovation:    We plan to strengthen our market position through targeted R&D in four key areas: developing intelligent predictive maintenance and adaptive machining control systems to boost client efficiency; building a modular and customizable design platform to accelerate solution delivery; and advancing green manufacturing and energy-saving technologies to promote sustainability. These initiatives are designed to yield more sophisticated and efficient solutions, reinforcing our status as an industry innovator.

Expansion into International Markets:    To mitigate market concentration risks and establish a global presence, we are committed to expanding our operations into key international markets, specifically targeting the dynamic manufacturing sectors of Southeast Asia and Europe. This expansion will be supported by a dedicated direct sales team focused on building new client relationships and penetrating these markets.

Diversification of Customer Acquisition Channels:    We are diversifying our client outreach by actively participating in major industry exhibitions and forums, such as China International Machine Tool Exhibition (CIMT) and Hannover Messe. Simultaneously, we are intensifying our online marketing efforts (via our website, LinkedIn, and WeChat) to build brand awareness, and leveraging strategic recommendations from industry associations and integrators, all while expanding our professional direct sales team for targeted client development.

Corporate Information

Our principal executive office is located at Unit 802, Level 8, Admiralty Center Tower II, 18 Harcourt Road, Admiralty, Hong Kong. Our telephone number is 852-67486886. Our registered office in the Cayman Islands is located at the offices of Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 — 1205 Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Our principal website is https://www.mengxunhk.com/. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

Corporate History and Structure

The Reorganization

Pacipic Nexus carried out a series of transactions to reorganize the corporate structure. Pursuant to the reorganization, on September 22, 2025, the Company acquired the entire issued share capital of BOLE VENTURES LIMITED (“Mengxun BVI”) from its then sole shareholder Mr. Meng WAN in consideration of the Company issuing 15,999,999 Ordinary Shares of par value of US$0.0001 each to Mr. Meng WAN’s designee, STAR WINGS VENTURES LIMITED. As a result, Mengxun BVI became a wholly owned subsidiary of the Company and STAR WINGS VENTURES LIMITED increased its shareholding in the Company to 16,000,000 Ordinary Shares.

On February 20, 2026, the Company effected a proportional share cancellation. Except as otherwise indicated, all share numbers and per share amounts presented in this prospectus have been retrospectively adjusted to reflect the proportional share cancellation. After giving effect to the proportional share cancellation, STAR WINGS VENTURES LIMITED holds 8,000,000 Ordinary Shares.

On September 22, 2025, the Company allotted and issued an aggregate of 4,000,000 Ordinary Shares to five shareholders at par value of US$0.0001 each. Upon completion of the share allotment, Ms. Haiyuan TANG, Ms. Dingrong ZHOU, Ms. Birong LIN, Ms. Siu Ching KWOK and Ms. Qiwen LU held 900,000 Ordinary Shares, 900,000 Ordinary Shares, 800,000 Ordinary Shares, 800,000 Ordinary Shares and 600,000 Ordinary Shares, respectively.

After giving effect to the proportional share cancellation described above, Ms. Haiyuan TANG, Ms. Dingrong ZHOU, Ms. Birong LIN, Ms. Siu Ching KWOK and Ms. Qiwen LU hold 450,000 Ordinary Shares, 450,000 Ordinary Shares, 400,000 Ordinary Shares, 400,000 Ordinary Shares and 300,000 Ordinary Shares, respectively.

Corporate Structure

The following diagrams illustrate our corporate structure as of the date of this prospectus and upon completion of this offering, assuming no exercise of the over-allotment option.

As of the date of this prospectus

Upon completion of this offering

Pacipic Nexus is a holding company and is not actively engaged in any business other than through its Hong Kong subsidiary, Mengxun HK. This is an offering of the Ordinary Shares of the Cayman Islands holding company. You may never hold equity interests in the Operating Subsidiary, Mengxun HK. Further, Pacipic Nexus receives the economic benefits of its Operating Subsidiary’s business operations through equity ownership. We do not use a Variable Interest Entities or VIE structure.

Mengxun BVI was incorporated under the laws of the British Virgin Islands on July 9, 2025, with Mengxun HK as its sole and wholly owned subsidiary. Pacipic Nexus holds 100% ownership of Mengxun BVI.

Mengxun HK was incorporated under the laws and regulations of Hong Kong on March 25, 2015 and is a wholly owned subsidiary of Mengxun BVI.

Cash Flows through Our Organization

Our Company, Pacipic Nexus IntelliTech Group, is permitted under the laws of the Cayman Islands to provide funding to BOLE VENTURES LIMITED, our wholly-owned BVI subsidiary, through loans and/or capital contributions without restrictions on the amount of the funds. BOLE VENTURES LIMITED, in turn, may provide funding to MENG XUN MACHINERY (HONG KONG) LIMITED, our wholly-owned Hong Kong operating subsidiary. Conversely, MENG XUN MACHINERY (HONG KONG) LIMITED is permitted under the laws of Hong Kong to provide funding to BOLE VENTURES LIMITED, its sole shareholder, through dividend distributions or payments, without restrictions on the amount of the funds. BOLE VENTURES LIMITED is also permitted under BVI law to provide funding to our Company, Pacipic Nexus IntelliTech Group, through dividend distributions or other permitted means, provided that it satisfies the solvency test required by BVI law for such distributions.

There are no restrictions or limitations on our ability to distribute earnings by dividends from our subsidiaries (including BOLE VENTURES LIMITED and MENG XUN MACHINERY (HONG KONG) LIMITED) to our Company and our shareholders and U.S. investors, provided that the distributing entity remains solvent after such distribution. Our board of directors may, by resolution, authorize and declare a dividend to shareholders at such time and in such amount as they think fit if they are satisfied, on reasonable grounds, that immediately following our Company will be able to pay our debts as they become due in the ordinary course of business. According to the Companies Ordinance of Hong Kong (Chapter 622 of the Laws of Hong Kong), a Hong Kong company may only make a distribution out of profits available for distribution. There is no further Cayman Islands, BVI, or Hong Kong statutory restriction on the amount of funds which may be distributed by us by dividend beyond the respective solvency requirements. Under the current practice of the Inland Revenue Department of Hong Kong, no withholding tax is payable in Hong Kong in respect of dividends paid by our Hong Kong subsidiaries to us.

Our Company is a Cayman Islands company, BOLE VENTURES LIMITED is a BVI company, and our operating subsidiary is a Hong Kong company. There are no restrictions on foreign exchange and there are no limitations on the abilities of our Company to transfer cash to or from our operating subsidiary, or to investors under Hong Kong law. Similarly, under BVI law, there are no restrictions on foreign exchange and no limitations on BOLE VENTURES LIMITED’s ability to transfer cash. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between our Company and our subsidiary, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries to our Company and U.S. investors and amounts owed. As of the date of this prospectus, there was no cash transfer between the holding company and its subsidiary. No dividends or distribution have been made to date between the holding company and the subsidiary. Further, no transfers, dividends, or distributions have been made to investors.

As a smaller business, the Company does not have specific cash management policies and procedures that dictate how funds are transferred throughout the organization. The Company’s general policy, however, has been to keep funds within the entities where they are raised or generated in order to support the local entity’s operations. For example, if the funds are generated in a Hong Kong subsidiary, then the Company’s general approach will be to use those funds to support the Hong Kong entity’s operations, with the exception of required funding for capital investments.

Summary of Risk Factors

Risks Related to Doing Business in the Jurisdictions in which We Operate (for a more detailed discussion, see “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which We Operate” beginning on page 14 of this prospectus)

•        There remain uncertainties as to whether we will be required to obtain permissions from the PRC government in connection with this offering. If we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we would not be able to list on U.S. exchanges and the value of our Ordinary Shares may significantly decline or be worthless, which would materially affect the interest of the investors.

•        We may become subject to a variety of PRC laws and other obligations regarding M&A Rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

•        Our operating subsidiary is incorporated in Hong Kong, which is a special administrative region of the PRC, and our main customers are Chinese Mainland companies, we are subject to certain legal and operational risks associated with our Operating Subsidiaries being based in Hong Kong, and the legal and operational risks associated with operating in Chinese Mainland may also apply to our operations in Hong Kong. Moreover, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China and Hong Kong-based issuers, which could result in a material change in our operations and/or the value of the securities you are registering for sale. Our Operating Subsidiary in Hong Kong may be subject to laws and regulations of Chinese Mainland, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

•        Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

•        Interpretation of PRC laws and the implementation of National Security Law in Hong Kong involve uncertainty.

•        U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in Hong Kong.

•        Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations conducted in Hong Kong by its subsidiary.

•        Although the audit report included in this prospectus is issued by U.S. auditors who are currently subject to inspection inspected by the PCAOB, there is no guarantee that future audit reports will be issued by auditors who are subject to inspection by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our Ordinary Shares may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which became law on December 29, 2022 and amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduces the time before our Ordinary Shares may be prohibited from trading or delisted.

Risks Relating to Our Business and Industry (for a more detailed discussion, see “Risk Factors — Risks Relating to Our Business and Industry” beginning on page 21 of this prospectus)

•        We are subject to risks and uncertainties associated with operating in a rapidly developing and evolving industry.

•        Our business and operations may be adversely affected by disruptions, cost increases, or uncertainties in our global supply chain and international procurement due to the reliance on specific suppliers.

•        We are exposed to concentration risk of heavy reliance on our major suppliers for the supply of our products, and any shortage of, or delay in, the supply may significantly impact on our business and results of operation.

•        Any actual or perceived quality issues in our customized machinery solutions may result in the loss of customers, cancellation of orders, or product liability claims.

•        Our facilities, technology platforms, and operations may require significant investment and periodic upgrades.

•        Our business may be affected if we fail to keep pace with rapid technological advancements in the machine tool and intelligent manufacturing industry.

•        Our significant research and development requirements may increase our costs, and the return on such investments may be uncertain or delayed.

•        Our business depends on our ability to attract, retain, and motivate highly skilled technical personnel, and we face significant competition and costs in doing so.

•        A significant portion of our revenues is concentrated in customers located in Chinese Mainland, and any loss of major customers may materially and adversely affect our business.

•        Our business is subject to risks associated with global macroeconomic conditions and cyclical fluctuations in our key industries.

•        Our gross margins may fluctuate significantly due to the customized nature of our products and volatility in raw material prices.

•        Our accounts receivable and cash flow may be adversely affected by delayed payments or customer defaults.

•        We are exposed to foreign exchange risks due to our reliance on international suppliers and cross-border transactions.

•        We may incur losses or experience business disruptions as a result of natural disasters, pandemics, geopolitical conflicts, or other unforeseen catastrophic events.

•        The Operating Subsidiary’ businesses are geographically concentrated, which subjects it to greater risks from changes in local or regional conditions.

•        We have limited insurance coverage, and any claims beyond our insurance coverage may result in our incurring substantial costs and a diversion of resources.

•        We are dependent on our senior management team and other key employees, and the loss of any such personnel could materially and adversely affect our business, operating results and financial conditions.

•        We may not be able to ensure the successful implementation of our future plans and strategies, which could adversely affect our business and financial performance.

Risks Related to our Ordinary Shares and this Offering (for a more detailed discussion, see “Risk Factors — Risks Related to our Ordinary Shares and this Offering” beginning on page 27 of this prospectus)

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Shares and this offering, including but not limited to the following:

•        There has been no public market for our Ordinary Shares prior to this offering; if an active trading market does not develop, you may not be able to resell our Ordinary Shares at any reasonable price.

•        An active trading market for our Ordinary Shares may not be maintained and the trading price for our Ordinary Shares may fluctuate significantly.

•        The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors.

•        Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

•        If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our shares, the market price for our shares and trading volume could decline.

•        The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

•        Short selling may drive down the market price of our Ordinary Shares.

•        Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of the Ordinary Shares for return on your investment.

•        We may need additional capital and may sell additional Ordinary Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations.

•        You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

•        If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

•        As a company incorporated in the Cayman Islands, which meets the requirements of “foreign private issuer”, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

•        You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

•        Because we are a Cayman Islands company and most of our management and employees are based in Hong Kong and Chinese Mainland, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.

•        We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

•        We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

Risks Related to Our Corporate Structure (for a more detailed discussion, see “Risk Factors — Risks Related to Our Corporate Structure” beginning on page 34 of this prospectus)

•        We will rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements. In the future, to the extent funds or assets in the business are in Hong Kong or a Hong Kong entity, funds or assets may not be available to fund operations or for other use outside of Hong Kong, due to possible interventions in, or the imposition of restrictions and limitations on, our ability or our operating subsidiary by the PRC government to transfer cash or assets. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

•        Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

•        Anti-takeover provisions in our post-offering memorandum and articles of association may discourage, delay or prevent a change in control.

•        You may be unable to present proposals before annual general meetings or extraordinary general meetings.

•        Any deficit in the effectiveness of our internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of our Ordinary Shares.

•        Cayman Islands economic substance requirements may have an effect on our business and operations.

Permissions Required for Our Operations and This Offering

Based on management’s internal assessment that the Company and its subsidiaries currently have no material operations in the PRC. Our PRC counsel, Guangdong Shengdian Law Firm, has rendered its opinion that, as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the China Securities Regulatory Commission (the “CSRC”) or any other governmental agency because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company operates in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or any other governmental agency. We also understand that our Hong Kong subsidiary is not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. For nature of these uncertainties, see “Risk Factors — Risks Related to Doing Business in the Jurisdictions in which We Operate — There remain uncertainties as to whether we will be required to obtain permissions from the PRC government in connection with this offering. If we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we would not be able to list on U.S. exchanges and the value of our Ordinary Shares may significantly decline or be worthless, which would materially affect the interest of the investors.” on page 14 of this prospectus.

We understand that as of the date of this prospectus, the Company is not required to complete filing procedures with the CSRC pursuant to the requirements of the Overseas Listing Trial Measures. Our PRC counsel, Guangdong Shengdian Law Firm, has rendered its opinion that, should we have any future operations in China and or if applicable laws, regulations or interpretations change and our subsidiary is required to obtain such permissions or approvals, and should we (i) do not receive or maintain such permissions or approvals have been denied, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may face sanctions by the CSRC or other PRC regulatory agencies. Should we have any future operations in China these regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other governmental agency also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC or other governmental agency later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Our Operating Subsidiary is incorporated in Hong Kong and our operations are substantially based in Hong Kong. However, as some of our customers are located in Chinese Mainland, our business is also subject to certain regulations in Chinese Mainland. See Risk Factors — Risks Relating to Our Business and Industry — Failure to comply with cybersecurity, data privacy, data protection, or other applicable regulations may materially and adversely affect our business, financial condition, and results of operations, for details on regulations that may be applicable to our activities in Chinese Mainland.

Recent Regulatory Development in the PRC

We are aware that, in recent years, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market and enhancing supervision over China-based companies listed overseas using a variable interest entity structure.

For example, on June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Overseas Listing Trial Measures, and five supporting guidelines, effective as of March 31, 2023. Pursuant to the Overseas Listing Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Overseas Listing Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in Chinese Mainland, or its main place(s) of business are located in Chinese Mainland, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in Chinese Mainland. In such circumstances, where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

Based on the above mentioned, we believe that, given that (1) our Operating Subsidiary is located in Hong Kong, (2) we currently do not have, nor do we currently intend to establish, any subsidiary nor plan to enter into any contractual arrangements to establish a variable interest entity (“VIE”) structure with any entity in Chinese Mainland, and (3) pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), we do not presently foresee material changes to our Operating Subsidiary’s operations or the value of our Ordinary Shares resulting from the legal and operational risks relating to the PRC regulations which, in the event such regulatory actions are found to apply, could significantly limit or completely hinder our ability to complete this Offering or cause the value of our Ordinary Shares to significantly decline or become worthless.

Under the Overseas Listing Trial Measures promulgated by the CSRC and effective March 31, 2023, domestic enterprises conducting direct or indirect overseas offerings are required to complete filing procedures with the CSRC. The determination of whether a company constitutes a “domestic enterprise” conducting an indirect overseas offering involves considerations including, among other factors, the location of principal business operations, major assets, management personnel, and whether the primary operating activities are conducted in Chinese Mainland. We are incorporated in Hong Kong and do not have any subsidiaries or variable interest entities in Chinese Mainland. We maintain a representative office in Chinese Mainland, which does not engage in profit-generating activities. Our contracts with customers are entered into by our Hong Kong entity, our revenue is recognized outside Chinese Mainland, and our senior management and board-level decision-making functions are located in Hong Kong. As of the date of this prospectus, we believe that we are not considered a domestic enterprise under the Overseas Listing Trial Measures and the Overseas Listing Trial Measures do not apply to us, and our listing on Nasdaq Capital Market does not require fulfilling the filing procedure required by the CSRC. However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this Offering. In the event that we inadvertently concluded that relevant permissions or approvals were not required or that applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, any failure by us to maintain or obtain such permissions or approvals could result in enforcement and other action by the PRC government, including investigations, penalties, fines and orders, which action could significantly limit or completely hinder our ability to operate and offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Additionally, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. We are also subject to the risks of uncertainty about any future actions the PRC government or authorities in Hong Kong may take in this regard.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

•        could result in a material change in our operations;

•        could hinder our ability to continue to offer securities to investors; and

•        may cause the value of our Ordinary Shares to significantly decline or be worthless.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•        may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•        will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of the IPO.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (“Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (“Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•        we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•        for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•        we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•        we are exempt from provisions of Regulation Fair Disclosure aimed at preventing issuers from making selective disclosures of material information;

•        we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•        we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is the Cayman Islands, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nomination committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Although we do not currently intend to take advantage of these exceptions to the Nasdaq corporate governance rules, we may in the future take advantage of one or more of these exemptions. See “Risk Factors — Risks Related to our Ordinary Shares and this Offering — As a company incorporated in the Cayman Islands, which meets the requirements of “foreign private issuer”, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.”

THE OFFERING

Securities offered by us

5,000,000 Ordinary Shares. The underwriters have been granted a 45-day option to purchase up to an additional 750,000 Ordinary Shares, representing 15% of the Ordinary Shares offered in this offering, solely to cover over-allotments, if any.

Price per Ordinary Share	We currently estimate that the initial public offering price will be in the range of $4.00 to $5.00 per share.
Ordinary Shares outstanding prior to completion of this Offering	10,000,000 Ordinary Shares. See “Description of Shares” for more information.
Ordinary Shares outstanding immediately after this Offering

15,000,000 Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option. If the underwriters exercise their over-allotment option in full, 15,750,000 Ordinary Shares will be outstanding immediately after this Offering.

Listing

We will submit an application to have our Ordinary Shares listed on Nasdaq. The Ordinary Shares will not be listed on any other stock exchange or traded on any automated quotation system. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares. The approval of such listing on the Nasdaq is a condition to closing this offering.

Ticker symbol	PNIG
Transfer Agent	VStock Transfer, LLC
Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $17.4 million, assuming an initial public offering price of $4.00 per share and no exercise of the underwriters’ over-allotment option, after deducting underwriting discounts and estimated offering expenses payable by us.

The principal purposes of this offering are to increase our capitalization and financial flexibility, create a public market for our Ordinary Shares and facilitate our future access to the capital markets. Plan to use the net proceeds we receive from this offering for the following purposes and in the proportions set out below:

(i)     approximately 40% for payment of deposits to be used for purchasing our inventories;

(ii)    approximately 25% for research and development and upgrade of our self-developed software platform, such as Manufacturing Execution System (MES) and Material Parts Retrieval System (MPRS);

(iii)   approximately 25% for expansion of our sales team by recruiting additional personnel; and

(iv)   approximately 10% for general working capital needs.

See “Use of Proceeds” for additional information.

Lock-up

Our directors, executive officers, and all holders of our securities have agreed, subject to certain customary exceptions, for a period of twelve (12) months after the pricing date of this offering, not to offer, pledge, sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Ordinary Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares.

In addition, the Company and any successors of the Company has agreed not to file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company for a period of six (6) months from the closing date of this offering. See “Underwriting — Lock-Up Agreements.”

Payment and settlement	The underwriters expect to deliver the ordinary shares against payment on [*], 2026.
Taxation	For Cayman, Hong Kong and U.S. federal income tax considerations with respect to the ownership and disposition of our ordinary shares, see “Taxation.”
Risk factors

The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 14 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

RISK FACTORS

Before you decide to purchase our Ordinary Shares, you should understand the high degree of risk involved. You should consider carefully the following risks and other information in this prospectus, including our consolidated financial statements and related notes. If any of the following risks actually occur, the business, financial condition and operating results could be adversely affected. As a result, the trading price of our Ordinary Shares could decline, perhaps significantly. We believe that an investment in our Ordinary Shares involves certain risks, some of which are beyond our control. These risks can be categorized into (i) risks related to doing business in the jurisdictions in which we operate; (ii) risks related to our business and industry; and (iii) risks related to our Ordinary Shares and this offering; (iv) risks related to our corporate structure. Prospective investors in our Shares should consider carefully all the information set forth in this prospectus.

Risks Related to Doing Business in the Jurisdictions in which We Operate

There remain uncertainties as to whether we will be required to obtain permissions from the PRC government in connection with this offering. If we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we would not be able to list on U.S. exchanges and the value of our Ordinary Shares may significantly decline or be worthless, which would materially affect the interest of the investors.

On December 24, 2021, the CSRC released the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Draft Overseas Listing Regulations”), both of which had a comment period that expired on January 23, 2022. The Draft Overseas Listing Regulations regulate the administrative system, record-filing management, and other related rules in respect of the direct or indirect overseas issuance of listed and traded securities by “domestic enterprises”, which specify that the CSRC has regulatory authority over the “overseas securities offering and listing by domestic enterprises”, and requires “domestic enterprises” to complete filing procedures with the CSRC if they wish to list overseas.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines (the “Overseas Listing Trial Measures”), which came into effect on March 31, 2023. Pursuant to the Overseas Listing Trial Measures, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedure and report relevant information to the CSRC; (2) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in Chinese Mainland or its main places of business are located in Chinese Mainland, or the senior managers in charge of operation and management of the issuer are mostly Chinese citizens or are domiciled in Chinese Mainland; and (3) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for initial public offering and listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted. Any failure to comply with such filing procedures may result in administrative penalties. On February 24, 2023, the CSRC published Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises. In the overseas listing activities of domestic companies, as well as securities companies and securities service institutions providing relevant securities services thereof, should establish a sound system of confidentiality and archival work, shall not disclose state secrets, or harm the state and public interests.

As of the date of this prospectus, we have been advised by SH Wong & Co, our Hong Kong counsel, that based on their understanding of the current Hong Kong laws, the Company and its subsidiaries, are not required to obtain any permissions or approvals from Hong Kong authorities for the continued listing of our Ordinary Shares in the U.S. and issuing our Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiary or denied by any relevant authorities. As of the date of this prospectus, our Operating Subsidiary has received all requisite permissions or approvals from the Hong Kong authorities to operate its businesses in Hong Kong, including but not limited to its business registration certificates. However, we have been advised by our Hong Kong counsel that uncertainties still exist, due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future.

Concurrently, Pacipic Nexus is incorporated in the Cayman Island but has an operating subsidiary, Mengxun HK, that is incorporated under the laws of Hong Kong. In the opinion of our PRC counsel, Guangdong Shengdian Law Firm, as of the date of this prospectus, we are not required to complete filing procedures with the CSRC pursuant to the requirements of the Overseas Listing Trial Measures because (i) we are headquartered in Hong Kong; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in Chinese Mainland, nor are us controlled by any Chinese Mainland company or individual directly or indirectly; (iii) we operate in Hong Kong and none of our business activities are conducted in Chinese Mainland, and we have not generated revenues or profits from Chinese Mainland in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the fiscal years ended August 31, 2024 and 2025; (iv) we currently do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a VIE structure with any entity in Chinese Mainland; (v) pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Although, we are incorporated in Hong Kong and do not have subsidiaries or VIEs in Chinese Mainland, a significant majority of our customers are located in Chinese Mainland, and we maintain a representative office which is not constituted a defined “domestic enterprise” under the Overseas Listing Trial Measures in Chinese Mainland. The PRC regulatory authorities may take the position that our operations are substantially conducted in Chinese Mainland and that we constitute a domestic enterprise conducting an indirect overseas offering under the Overseas Listing Trial Measures. If the CSRC or other PRC authorities determine that we are required to complete filing procedures or obtain additional approvals, we may be subject to fines, administrative penalties, delays in this offering, or other regulatory actions. Any such development could materially and adversely affect our business, financial condition, and the value of our securities.

We are not subject to the cybersecurity review by the CAC over data security and our offering because our only subsidiary is a Hong Kong company, and we do not have operations in Chinese Mainland. Should we have any future operations in Chinese Mainland and should we (i) fail to receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. Should we have any future operations in China these regulatory agencies may also impose fines and penalties on our operations in China, as well as limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Ordinary Shares. We may be required to restructure our operations to comply with Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC. As a result, our Ordinary Shares may decline in value dramatically or even become worthless should we become subject to new requirements to obtain permission from the PRC government to issue our Ordinary Shares in the future.

We may become subject to a variety of PRC laws and other obligations regarding M&A Rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors (“M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of domestic companies in Chinese Mainland and controlled by companies or individuals of Chinese Mainland to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange.

As of the date of this prospectus, we have no subsidiary, VIE structure or any direct operations in Chinese Mainland, nor do we intend to have any subsidiary or VIE structure or to acquire any equity interests in any domestic companies in Chinese Mainland. Further, we are headquartered in Hong Kong, and all of our revenues and profits are generated by us in Hong Kong. Moreover, pursuant to the Basic Law, PRC laws and regulations shall not be applied in

Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, based on our understanding of the PRC laws and regulations currently in effect, as of the date of this prospectus, the CSRC’s approval is not required for the listing and trading of our Ordinary Shares in the U.S. exchange as provided under the M&A Rules, and we would not be subject to filing requirements with the CSRC as provided under the Overseas Listing Trial Measures.

Our PRC counsel, Guangdong Shengdian Law Firm, has rendered its opinion that, as of the date of this prospectus, the Company and its Hong Kong operating subsidiary are not required to obtain permissions or approvals for this offering from the China Securities Regulatory Commission (the “CSRC”), including under the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Overseas Listing Trial Measures”) effected on March 31, 2023 or any other PRC national authorities. Specifically, under the currently effective PRC laws and regulations, we are not required to seek approval from the CSRC or any other PRC governmental authorities for our overseas listing plan, nor have we received any inquiry, notice, warning, or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. This conclusion is based on the fact that as of the date of this prospectus: (1) our Company’s operating subsidiary is located in Hong Kong, and (2) pursuant to the Basic Law, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). However, in light of the recent statements and regulatory actions by the PRC government, such as those related to the extension of China’s oversight and control into Hong Kong, the promulgation of regulations prohibiting foreign ownership of Chinese companies operating in certain industries, which are constantly evolving, and anti-monopoly concerns, we may be subject to the risks of the uncertainty of any future actions of the PRC government in this regard. If it is determined in the future, however, that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, the offering will be delayed until we have obtained the relevant approvals. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If the approval was required while we inadvertently concluded that such approval was not required or if applicable laws and regulations or the interpretation of such were modified to require us to obtain the CSRC approval in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations, limit our ability to pay dividends, limit our operations, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

Our Operating Subsidiary is incorporated in Hong Kong, which is a special administrative region of the PRC, and our main customers are Chinese Mainland companies, we are subject to certain legal and operational risks associated with our Operating Subsidiaries being based in Hong Kong, and the legal and operational risks associated with operating in Chinese Mainland may also apply to our operations in Hong Kong. Moreover, conducts business in both PRC and Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China and Hong Kong-based issuers, which could result in a material change in our operations and/or the value of the securities you are registering for sale. Our Operating Subsidiary in Hong Kong may be subject to laws and regulations of Chinese Mainland, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Ordinary Shares. Furthermore, the changes in the policies, regulations, rules, and the enforcement of laws of the PRC may also occur quickly and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Our Operating Subsidiary is incorporated in Hong Kong and conducts business in both PRC and Hong Kong, as our main customers are located in Chinese Mainland. As such, our business is subject to extensive regulations and government oversight in Chinese Mainland. Currently, our operations are primarily regulated by local laws and regulations applicable to the manufacturing industry, including those relating to product quality, workplace safety, environmental protection, data security and intellectual property protection. However, the regulatory environment in Chinese Mainland is rapidly evolving, and new or revised laws and regulations may be introduced quickly. These include but are not limited to laws relating to smart manufacturing, industrial digitalization, cybersecurity, data protection, anti-monopoly, and environmental sustainability.

Due to the PRC government’s broad discretion in regulating and intervening in business operations, we cannot guarantee that we will not be subject to new requirements, stricter licensing or approval processes, enhanced regulatory supervision, or unexpected policy shifts in the future. For instance, if the PRC government imposes additional restrictions on the manufacturing or export of smart machinery and automation equipment, or introduces more stringent rules on data usage and cross-border information transfer, our business operations and customer relationships may be materially and adversely affected. Given the substantial operations of our Operating Subsidiary in Hong Kong and the PRC government may exercise significant oversight over the conduct of business in Hong Kong, in the event that we or our Hong Kong operating subsidiary were to become subject to the laws and regulations of Chinese Mainland, the legal and operational risks associated with Chinese Mainland may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in Chinese Mainland, complex and evolving Chinese Mainland laws and regulations, and as to whether and how the recent PRC government statements and regulatory actions by China’s government, such as those relating to the use of variable interest entities and data and cyberspace security and anti-monopoly concerns, have or may impact the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or other foreign exchange. These risks could result in a material change in the Company’s operations and/or the value of the securities of the Company is registering for sale or could significantly limit or completely hinder the Company’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The laws and regulations in Chinese Mainland are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve certain uncertainties, and may change quickly, along with the risk that the PRC government may exert more control over offerings conducted overseas and/or foreign investment in China and Hong Kong-based issuers, which could result in a material change in our operations and/or the value of the securities you are registering for sale.

Furthermore, any significant change in government policies of Chinese Mainland relating to industrial upgrading, digital transformation, green manufacturing, or financial incentives in support of smart manufacturing could affect the demand for our products and solutions, as our business model is closely aligned with these national strategic initiatives. If our Operating Subsidiary becomes subject to unexpected regulatory measures or increased government intervention, we may face substantial compliance costs, operational delays, and business uncertainties, which could materially and adversely impact our business, financial condition and results of operations.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Our operations are conducted in Hong Kong and a majority of our clients are located in Chinese Mainland. Hong Kong is a Special Administrative Region of the PRC, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. Accordingly, our business, financial condition, results of operations, and prospects may be influenced to a significant degree by political, economic, and social conditions in the PRC generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, development, growth rate, control of foreign exchange, and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies.

While the Chinese economy has experienced significant growth over the past decades, any adverse changes in economic conditions in the PRC, in the policies of the Chinese government, or in the laws and regulations in the PRC could have a material adverse effect on the overall economic growth of the PRC. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our services, and adversely affect our competitive position.

Interpretation of PRC laws and the implementation of National Security Law in Hong Kong involve uncertainty.

Since 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The PRC legal system is a civil law system based on written statutes. Prior court decisions are encouraged to be used for reference, but it remains unclear to what extent the prior court decisions may impact the current court ruling as the encouragement policy is new and there is limited judicial practice in this regard. Since a large number of laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, and regulations and rules are not always uniform and the enforcement of these laws, regulations and rules involves uncertainties. The same concerns apply to the National Security Law in Hong Kong. The Hong Kong authorities have announced their intention to enact further national security legislations in 2024. The details of these laws are yet unknown. They may have a further impact on foreign organizations operating in Hong Kong.

Depending on the government agency or how an application or case is presented to such agency, we may receive less favorable interpretations of laws and regulations than our competitors, particularly if a competitor has long been established in the locality of and has developed a relationship with such agency. In addition, any litigation may be protracted and result in substantial costs and a diversion of resources and management attention. All of these uncertainties may cause difficulties in the enforcement of our rights, entitlements under our permits and other statutory and contractual rights and interests.

On March 8, 2024, the Hong Kong Special Administrative Region Government issued the Safeguarding National Security Bill (the “Bill”). The Bill as amended was then approved and passed at a full Legislative Council meeting on March 19, 2024. The Safeguarding National Security Ordinance (the “Ordinance”) became law and took effect from March 23, 2024. According to the Chief Executive of the Hong Kong Special Administrative Region, the Ordinance demonstrates three key objectives: (1) to resolutely, fully and faithfully implement the policy of “one country, two systems” under which the people of Hong Kong administer Hong Kong with a high degree of autonomy; (2) to establish and improve the legal system and enforcement mechanisms for the Hong Kong Special Administrative Region to safeguard national security; and (3) to prevent, suppress and punish acts and activities endangering national security in accordance with the law, to protect the lawful rights and interests of the residents of the Hong Kong Special Administrative Region and other people in the Hong Kong Special Administrative Region, to ensure the property and investment in the Hong Kong Special Administrative Region are protected by the law, to maintain prosperity and stability of the Hong Kong Special Administrative Region. The Ordinance introduces significant uncertainty for businesses operating in Hong Kong. This law grants authorities broad powers to address perceived threats to national security, but its implementation and interpretation remain fluid. The Ordinance applies not only within Hong Kong but also to activities conducted outside its borders. Businesses with international operations may face legal risks if their actions are perceived as undermining national security, even if those actions occur elsewhere. Companies may inadvertently violate the law due to its complexity and evolving interpretation. Compliance costs, legal challenges, and reputational damage could result from inadvertent non-compliance. The uncertainty surrounding the Ordinance may deter foreign investment, impact investor confidence, and affect Hong Kong’s status as a global financial hub. All of these may adversely affect our operations in Hong Kong.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in Hong Kong.

Any disclosure of documents or information located in Hong Kong or PRC by foreign agencies may be subject to jurisdiction constraints and must comply with PRC’s state secrecy laws, which broadly define the scope of “state secrets” to include matters involving economic interests and technologies. There is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect our operations will be honored by us, by entities that provide services to us or with whom we associate, without violating PRC legal requirements, especially as those entities are located in Hong Kong or PRC. Furthermore, under the current PRC laws, an on-site inspection of our facilities by any of these regulators may be limited or prohibited.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations conducted in Hong Kong by its subsidiary.

Pacipic Nexus is a holding company incorporated in the Cayman Islands with no material operations of its own. As a holding company with no material operations of its own, Pacipic Nexus conducts its operations in Hong Kong through its subsidiary, Mengxun HK, our Operating Subsidiary incorporated in Hong Kong. The Ordinary Shares offered in this offering are shares of Pacipic Nexus, the Cayman Islands holding company, instead of shares of our Hong Kong subsidiary. Investors in this offering will not directly hold equity interests in the Hong Kong subsidiary.

Although the audit report included in this prospectus is issued by U.S. auditors who are currently subject to inspection inspected by the PCAOB, there is no guarantee that future audit reports will be issued by auditors who are to inspection by the PCAOB and, as such, in the future investors may be deprived of the benefits of such inspection. Furthermore, trading in our Ordinary Shares may be prohibited under the HFCAA if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which became law on December 29, 2022 and amends the HFCAA and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus, reduces the time before our Ordinary Shares may be prohibited from trading or delisted.

The HFCAA was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two years.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB HFCAA determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in the PRC and dependency of the PRC, because of a position taken by one or more authorities in the PRC. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCAA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to Chinese Mainland Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, Wei, Wei & Co., LLP is headquartered in New York, and is subject to the PCAOB inspection.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the CSRC and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in the PRC, as required under U.S. law. The Agreement remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. According to the PCAOB, its December 2021 determinations under the HFCAA remain in effect. The PCAOB is required to reassess these determinations by the end of 2022. Under the PCAOB’s rules, a reassessment of a determination under the HFCAA may result in the PCAOB reaffirming, modifying or vacating the determination.

On December 15, 2022, PCAOB announced that it was able to secure complete access to inspect and investigate audit firms in the PRC for the first time in history, and released the 2022 HFCAA Determination Report (the “Report”). The Report states that PCAOB (1) is able to select engagements, audit areas, and potential violations to be reviewed or investigated; (2) has timely access to, and the ability to retain and use, any document or information that PCAOB considers relevant to an inspection or investigation; and (3) is able to conduct inspections and investigations in a manner consistent with the provisions of HFCAA and the rules of PCAOB, as interpreted and applied by PCAOB. The Report concludes that, consistent with the HFCAA, PCAOB is able to inspect and investigate completely firms headquartered in the PRC and Hong Kong. However, the PCAOB didn’t exclude the possibility of losing complete access again and made clear that, if in the future it determines it no longer can inspect or investigate completely because of a position taken by any PRC authorities, it will act expeditiously according to the HFCAA.

Our auditor, Assentsure PAC, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as a firm headquartered in Singapore, and registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Assentsure PAC’s triannual inspection by the PCAOB was completed in September 2024. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the PCAOB determinations. However, the recent developments would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would not apply additional and/or more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, the adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets (the “PWG”), issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is also actively assessing how best to implement other requirements of the HFCAA, including the identification process and the trading prohibition requirements, and is preparing a consolidated proposal for the rules regarding the implementation of the HFCAA and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation, in addition to the requirements of the HFCAA, are uncertain. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the U.S. national securities exchange earlier than would be required by the HFCAA. If it were determined that the PCAOB is unable to inspect or investigate our auditor completely, the trading in our Ordinary Shares would be prohibited, and as a result, Nasdaq might determine to delist our Ordinary Shares. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

Risks Relating to Our Business and Industry

We are subject to risks and uncertainties associated with operating in a rapidly developing and evolving industry. Our historical growth rate may not be indicative of our future performance.

While we have operated a machinery trading business in Hong Kong since 2015, our historical growth rate may not be indicative of our future performance. Many of the factors discussed below could adversely affect our business and prospects and future performance.

You should consider our business and prospects in light of the risks and uncertainties we face as a fast-growing company operating in a rapidly developing and evolving market. We may not be successful in addressing the risks and uncertainties listed above, among others, which may materially and adversely affect our business and prospects and future performance.

Our business and operations may be adversely affected by disruptions, cost increases, or uncertainties in our global supply chain and international procurement due to the reliance on specific suppliers.

We rely on a global network of suppliers across more than 30 countries in Asia, Europe, and the Americas for the procurement of critical components and production equipment. While such a diversified supply chain provides us with procurement flexibility, it also exposes us to risks associated with international trade and geopolitical uncertainties. In recent years, trade frictions, tariff disputes, and export control measures among China, the United States, and the European Union have occurred frequently. Any future imposition of new trade restrictions, increases in import tariffs, tightening of export licensing requirements, or foreign exchange settlement limitations could adversely affect our direct relationships with overseas suppliers, materially increase our procurement costs.

In addition, the global logistics system is inherently vulnerable. Disruptions or delays caused by pandemics, armed conflicts, natural disasters, transportation bottlenecks, or significant increases in freight costs could impair our delivery commitments. We rely on external suppliers to provide key technical components, such as high-precision servo motors and numerical control systems. Insufficient technical support from suppliers, interruptions in supply, or price fluctuations could all potentially affect our ability to deliver customized projects, forcing us to rely on alternative suppliers that may be more expensive or of less reliable quality. Prolonged or severe supply chain risks could materially and adversely affect our delivery capabilities, and overall competitiveness in the global market.

We are exposed to concentration risk of heavy reliance on our major suppliers for the supply of our products, and any shortage of, or delay in, the supply may significantly impact on our business and results of operation.

We cooperate with various suppliers when conducting our business. We have three and two suppliers who accounted for more than 10% of the Company’s purchase in the years ended August 31, 2024 and 2025, respectively. If we are not able to retain our existing suppliers, the quality of our products and services may decline, which will hinder our business growth.

The occurrence of any of these circumstances may significantly hinder our ability to carry out our business operations and increase the customer base we can reach, and may significantly increase our expense and thus our business, financial condition, results of operation, and prospects may be materially and adversely affected.

Furthermore, our machinery business relies on qualified manufacturers to assemble the equipment. However, we may not have sufficient controls over the quality of the final products assembled by the qualified manufacturers. In the event that the qualified vehicles manufacturers cannot meet our requirements or standards, our clients may not purchase our products and our reputation will suffer.

Any actual or perceived quality issues in our customized machinery solutions may result in the loss of customers, cancellation of orders, or product liability claims.

Our business success depends heavily on our ability to consistently deliver reliable, high-precision customized machinery and intelligent manufacturing solutions that meet the stringent requirements of industries such as automotive, 3C electronics, and automation. We cannot assure you that our quality control systems will always be effective, particularly as our solutions often involve complex integration of equipment from multiple international suppliers and the adoption of advanced technologies such as predictive maintenance.

If the quality of our products or systems deteriorates for any reason, or if our customers perceive that our machinery does not deliver the expected performance or precision, we may face product returns, order cancellations, delays in acceptance, or damage to long-term customer relationships. In addition, defective products or system failures could cause significant production downtime for our customers, which may result in customer claims for damages or even product liability lawsuits.

Furthermore, because many of our solutions are tailor-made for large-scale production processes, even isolated quality issues can have a magnified impact on customer operations. We may be required to recall defective products or provide costly replacements or additional technical support, all of which would increase our operating expenses and divert management resources. Even if we ultimately prevail in defending against liability claims, we could incur substantial costs in legal proceedings, and our reputation for quality and reliability could be harmed. Accordingly, any actual or perceived quality problems associated with our customized machinery solutions could materially and adversely affect our business, financial condition, results of operations, and growth prospects.

Our facilities, technology platforms, and operations may require significant investment and periodic upgrades.

As a provider of customized high-precision machinery and intelligent manufacturing solutions, our business depends on the reliability and sophistication of our production, integration, and testing facilities, as well as our proprietary modular design platforms. These facilities and systems may require significant investment and periodic upgrades due to depreciation, rapid technological change, or business growth. As a result, our costs may increase, and if we are not successful in recovering such costs through increased revenues or efficiency gains, our profitability could decline. The timely completion of facility expansions or system upgrades depends on a number of factors, including our ability to secure adequate funding, the availability of advanced components and equipment from our global supply chain, and the technical capability of our engineering teams. Delays or cost overruns in such projects may temporarily limit our production capacity, hinder our ability to deliver customized solutions on schedule, and disrupt ongoing customer projects.

As we continue to integrate advanced technologies such as industrial IoT and predictive maintenance into our solutions, we may be required to make substantial additional investments in research and development infrastructure, specialized testing equipment, and talent recruitment. If we fail to execute these investments effectively, our competitiveness may weaken, and our business, financial condition, results of operations, and prospects may be materially and adversely affected.

Our business may be affected if we fail to keep pace with rapid technological advancements in the machine tool and intelligent manufacturing industry.

The machine tool and intelligent manufacturing industry is characterized by rapid technological innovation and continuous upgrades in automation, digitalization, and smart manufacturing capabilities. Our customers, particularly in the automotive, 3C electronics, and automation industries, increasingly demand advanced solutions that integrate artificial intelligence, industrial IoT, predictive maintenance, adaptive process control, and real-time data analytics. We cannot assure you that our research and development efforts will always be successful or that we will be able to anticipate technological trends in a timely manner. If we fail to develop and introduce new products or solutions that meet evolving customer expectations, our existing offerings may quickly become outdated, and our ability to maintain or expand our market position could be materially and adversely affected.

Moreover, continuous investment is required to upgrade our modular design platforms, enhance system integration capabilities, and collaborate with leading international research institutions. If we are unable to commit sufficient financial, technical, and human resources to such initiatives, or if our innovation cycle lags behind that of our competitors, we may lose key customers to alternative providers offering more advanced or cost-efficient solutions. Accordingly, our failure to keep pace with industry innovation and to respond effectively to shifting market demands could have a material adverse effect on our business, financial condition, results of operations, and long-term growth prospects.

Our significant research and development requirements may increase our costs, and the return on such investments may be uncertain or delayed.

As a technology-driven enterprise, our competitiveness depends heavily on our ability to invest in and advance research and development (“R&D”). We currently focus on four major R&D directions: (i) intelligent diagnostics and predictive maintenance technologies, (ii) adaptive machining control systems, (iii) modular customized design platforms, and (iv) green manufacturing and energy-saving technologies. Each of these initiatives requires substantial and continuous investments in both financial resources and highly skilled technical personnel.

The costs associated with our R&D activities may increase over time as technology becomes more sophisticated, customer requirements become more demanding, and competition intensifies. Moreover, the payback period for R&D investments in the machine tool and intelligent manufacturing industry can be lengthy and uncertain. There is no assurance that our R&D efforts will result in commercially viable products or generate sufficient customer adoption to offset the costs incurred. If we are unable to effectively manage our R&D expenditures, secure and retain the necessary talent, or achieve expected returns on our technology investments, our profitability may be adversely affected. In addition, any delays or failures in developing innovative solutions in our targeted R&D areas could erode our competitive position, negatively impacting our business, financial condition, results of operations, and long-term growth prospects.

Our business depends on our ability to attract, retain, and motivate highly skilled technical personnel, and we face significant competition and costs in doing so.

As a technology-driven enterprise, our success relies heavily on the expertise and commitment of highly skilled engineers, researchers, and industry experts. We have established a technical team led by three senior experts with deep experience in industrial equipment manufacturing, production systems, and smart manufacturing technologies. To sustain our competitive advantage and ensure the continuity of our research and development (“R&D”) initiatives, we must continue to attract, retain, and motivate top-tier technical talent.

To remain competitive in the labor market, we are required to provide attractive compensation packages, comprehensive employee benefits, and clear career development and promotion opportunities. These measures, while necessary, result in significant human resource costs and may place pressure on our operating margins. Furthermore, the market demand for high-tech talent is intense, particularly in fields such as artificial intelligence, industrial IoT, and smart manufacturing. We face significant competition from both domestic and international companies for such talent, and there is no assurance that we will be able to retain our existing personnel or recruit new talent at the pace required for our growth. Any loss of key technical staff or inability to attract qualified personnel could disrupt our ongoing R&D projects, delay product development, and adversely affect our operational efficiency and long-term growth prospects.

A significant portion of our revenues is concentrated in customers located in Chinese Mainland, and any loss of major customers may materially and adversely affect our business.

A substantial majority of our revenues are derived from customers in Chinese Mainland. While this concentration reflects our strong market position in the region, it also exposes us to heightened risks if there are disruptions in demand from this market. We are heavily dependent on our top customers, who are automobile manufacturers. For the year ended August 31, 2024 and 2025, our top five customers collectively contributed approximately 80% and 90% to our revenue, respectively. We do not maintain long-term agreements with the top customers and the services agreements with the top customers are made on a per-project basis. Therefore, we cannot be certain that our revenues from the top customers will continue. Our customer base is relatively concentrated, and the loss of, or material reduction in purchases by, a small number of significant customers could have a disproportionately large adverse impact on our revenues and operating results. Such risks may arise if our customers experience financial difficulties, undergo restructuring, or adjust their procurement strategies.

In addition, our reliance on customers in Chinese Mainland increases our exposure to regional economic, regulatory, and competitive conditions. Any deterioration in local market demand, changes in government policies, or increased competition from domestic suppliers may directly affect our revenues. We cannot assure you that we will be able to diversify our customer base geographically or across industries in a timely manner. Accordingly, the reduction, delay, or termination of orders by any of our key customers could materially and adversely affect our business, financial condition, and prospects.

Our business is subject to risks associated with global macroeconomic conditions and cyclical fluctuations in our key industries.

Our customers operate in industries such as automotive, 3C electronics, and automation, which are highly cyclical and heavily influenced by global macroeconomic conditions. During periods of economic downturn, consumer demand weakens, capital expenditures decline, and customers may reduce or postpone their investments in production equipment and automation systems. Such cyclical slowdowns could materially reduce demand for our products and services.

In particular, the automotive industry is undergoing a significant transformation driven by electrification and intelligent manufacturing trends. These shifts are heavily dependent on government incentives, subsidies, and regulatory frameworks. If government support weakens or policies change unfavorably, investment in these areas could slow significantly. Similarly, macroeconomic factors such as inflation, rising interest rates, or geopolitical instability could constrain customers’ investment budgets and lead to delays in new projects. Any prolonged economic slowdown or unfavorable policy change could materially and adversely affect our revenues, profitability, and long-term growth prospects.

Our gross margins may fluctuate significantly due to the customized nature of our products and volatility in raw material prices.

Our products and solutions are highly customized to meet the specific requirements of each customer. As a result, our gross margins vary from project to project, depending on the scale, complexity, and scope of the equipment or solution provided. Large, highly complex projects may require significant upfront engineering and production costs, which may reduce profitability, particularly if we face delays, scope changes, or cost overruns.

Furthermore, our margins are vulnerable to fluctuations in the costs of raw materials and components, many of which are procured from overseas suppliers. Increases in the prices of steel, electronic components, or precision parts may not be fully passed on to customers due to contractual constraints or competitive pressures. In such cases, our gross margins could decline significantly. Additionally, as we continue to integrate advanced technologies such as predictive maintenance and adaptive control systems into our solutions, the costs of innovation may further pressure profitability. Any failure to effectively manage these risks could materially and adversely impact our financial performance.

Our accounts receivable and cash flow may be adversely affected by delayed payments or customer defaults.

Many of our projects involve large-scale customized equipment and solutions, which typically require long design, production, and installation cycles. These projects often involve extended payment terms, resulting in a significant portion of our revenues being tied up in accounts receivable. This creates exposure to payment delays and credit risks from our customers. If customers delay payments due to financial difficulties, operational issues, or changes in their investment priorities, our working capital and liquidity may be negatively impacted. In more severe cases, customer defaults could result in the complete loss of receivables and potentially lead to legal disputes, which would further increase costs and consume management resources. Our reliance on a limited number of large projects exacerbates this risk, as payment delays from even a single customer could materially impact our cash flow.

Furthermore, strained cash flow may limit our ability to fund R&D initiatives, expand production capacity, or meet our own financial obligations to suppliers and employees. Accordingly, any sustained delays or defaults in customer payments could materially and adversely affect our business operations, financial condition, and growth prospects.

We are exposed to foreign exchange risks due to our reliance on international suppliers and cross-border transactions.

While the majority of our revenues are generated from customers in Chinese Mainland, we source a significant portion of our raw materials, components, and precision parts from overseas suppliers. As a result, we are exposed to foreign exchange risks arising from fluctuations in currency exchange rates, particularly among the Renminbi, U.S. dollar, euro, and Japanese yen.

Adverse currency movements could increase our procurement costs and reduce our margins, particularly if exchange rate volatility is sudden or severe. While we may seek to manage these risks through pricing adjustments or, in some cases, financial instruments, we cannot assure you that such measures will be effective or sufficient. Additionally, exchange rate fluctuations may also impact the competitiveness of our products in international markets, as currency appreciation may increase the relative cost of our solutions compared to those of global competitors.

Prolonged or significant foreign exchange volatility could materially affect our operating expenses, profitability, and overall financial condition. Given our reliance on a global supply chain, these risks are an inherent part of our business and may continue to adversely impact our results of operations.

We may incur losses or experience business disruptions as a result of natural disasters, pandemics, geopolitical conflicts, or other unforeseen catastrophic events.

Our business, financial condition, and results of operations may be materially and adversely affected by catastrophic events or other business continuity problems, including natural disasters, pandemics, power outages, transportation disruptions, telecommunications failures, fire, floods, earthquakes, typhoons, terrorist attacks, acts of war, riots, political unrest, or other unforeseen events. Such incidents could disrupt our ability to deliver customized machinery and intelligent manufacturing solutions, impair communications with customers, delay project implementation, or cause damage to our facilities and technology systems. In addition, breakdowns of supply chain logistics or global transportation networks could further hinder our capacity to meet contractual obligations.

Our Operating Subsidiary is located in Hong Kong, and most of our management and employees are based in Hong Kong and Chinese Mainland. Consequently, we are particularly vulnerable to risks affecting the Greater China region, including public health crises, infrastructure disruptions, and government-imposed restrictions. A disaster or disruption directly affecting our headquarters, our regional operating sites, or critical suppliers could have a material adverse impact on our ability to continue operations without interruption.

Additionally, the ongoing armed conflicts, such as the Russia — Ukraine war in Europe and the Israel — Hamas conflict in the Middle East, have created global uncertainty, market volatility, and disruptions to energy prices, trade routes, and financial markets. Although we do not have direct operations or suppliers in these regions, such conflicts and the resulting sanctions and geopolitical instability could negatively impact global demand, logistics costs, and capital markets, which may indirectly affect our customers’ investment activities and our overall business performance.

Furthermore, broader turbulence in international financial markets — including fluctuations in exchange rates, inflationary pressures, interest rate hikes, or restrictions on access to capital — could limit our ability to finance operations or expand our R&D initiatives. Political and economic uncertainties, including the outcome of Sino — U.S. trade disputes or changes in PRC industrial and fiscal policy, could also create additional risks. The timing, scale, and severity of such events are unpredictable, and our inability to successfully mitigate or recover from them could result in material financial losses, reputational damage, regulatory scrutiny, or legal liability.

The Operating Subsidiary’ businesses are geographically concentrated, which subjects it to greater risks from changes in local or regional conditions.

The Operating Subsidiary’ current operations are substantially located in Hong Kong. Due to this geographic concentration, our financial condition and operating results are subject to greater risks from changes in general economic and other conditions in Hong Kong, than the operations of more geographically diversified competitors. These risks include:

•        changes in economic conditions and unemployment rates;

•        changes in laws and regulations;

•        changes in the competitive environment; and

•        adverse weather conditions and natural disasters.

As a result of the geographic concentration of the Operating Subsidiary’ businesses, we face a greater risk of a negative impact on our business, financial condition, results of operations, and prospects in the event that Hong Kong is more severely impacted by any such adverse condition, as compared to other countries or regions.

We have limited insurance coverage, and any claims beyond our insurance coverage may result in our incurring substantial costs and a diversion of resources.

We maintain insurance policies that are required under applicable laws and regulations as well as insurance based on our assessment of our operational needs and industry practice. However, our insurance coverage may be insufficient to cover any claim for product liability, damage to our fixed assets or employee injuries. Any liability or damage to, or caused by, our facilities or our personnel beyond our insurance coverage may result in our incurring substantial costs and a diversion of resources.

We also expect that operating as a public company will make it more expensive for us to obtain director and officer liability insurance, since we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified people to serve on our Board of Directors, our board committees or as our executive officers. We do not know, however, if we will be able to maintain existing insurance with adequate levels of coverage. Any significant uninsured liability may result in a substantial amount of payments, which would adversely affect our cash position and results of operations.

We are dependent on our senior management team and other key employees, and the loss of any such personnel could materially and adversely affect our business, operating results and financial conditions.

We believe that our performance and success are, to a certain extent, attributable to the extensive industry knowledge and experience of our key executives and personnel. Our continued success is dependent, to a large extent, on the ability to attract and retain the services of the key management team. However, competition for key personnel in our industry is intense. We may not be able to retain the services of our directors or other key personnel, or attract and retain high-quality personnel in the future. If any of our key personnel departs from us, and we are not able to recruit a suitable replacement with comparable experience to join us on a timely basis, our business, operations and financial conditions may be materially and adversely affected.

We may not be able to ensure the successful implementation of our future plans and strategies, which could adversely affect our business and financial performance.

We are a leading provider of customized high-end machine tools and intelligent manufacturing solutions, serving primarily the automotive, 3C electronics, and automation industries. Our ability to successfully implement these plans and strategies is subject to numerous uncertainties and challenges. For example, achieving growth in subscription and service revenues requires us to continue investing heavily in R&D to develop advanced systems in areas such as predictive maintenance, adaptive machining control, modular design platforms, and energy-efficient manufacturing. These investments are costly and may take a long time to generate meaningful returns. Moreover, market acceptance of new service models, including subscription-based digital solutions, is uncertain, and customers may be reluctant to adopt them.

In addition, our expansion strategies depend on various external factors, including macroeconomic conditions, demand cycles in the automotive and 3C electronics industries, the stability of our global supply chain, and evolving regulatory policies in China and abroad. Any adverse development in these areas could delay or prevent us from executing our strategic objectives. Failure to successfully implement our future plans, whether due to insufficient funding, lack of market adoption, cost overruns, or unforeseen operational difficulties, may materially and adversely affect our revenues, cash flow, and long-term growth prospects. If we cannot effectively transition from a model heavily reliant on equipment sales to one with a broader mix of services and recurring revenues, our business resilience may weaken, resulting in reduced financial performance and limited capacity to respond to market or industry changes.

Failure to comply with cybersecurity, data privacy, data protection, or other applicable regulations may materially and adversely affect our business, financial condition, and results of operations.

In the course of providing customized intelligent manufacturing solutions, we collect, process, and analyze substantial amounts of operational and production data on behalf of our customers, including data related to material traceability, production processes, and real-time manufacturing execution. In addition, our systems may involve the storage and transmission of confidential business information of our customers, as well as sensitive information relating to our employees, suppliers, contractors, and other counterparties. As a result, we are subject to a variety of evolving and increasingly stringent laws and regulations regarding cybersecurity, data privacy, and data protection, both in China and globally.

Regulations such as China’s Cybersecurity Law, the Data Security Law, and the Personal Information Protection Law, as well as international frameworks governing cross-border data transfers, may impose significant obligations on our business activities. Compliance with these requirements may require substantial investments in technology, personnel, and compliance programs, which could increase our operating costs. Moreover, given that we operate across multiple jurisdictions through our global supplier and customer network, we may also be subject to data protection rules outside of China, including in Hong Kong, the European Union, and the United States.

Any failure, actual or perceived, to comply with these cybersecurity, data privacy, or data protection requirements could result in regulatory investigations, administrative penalties, litigation, or contractual liabilities. A data breach, security incident, or misuse of information could harm our reputation, damage customer trust, and disrupt our ability to deliver intelligent manufacturing solutions. Even if we are ultimately not found liable, the costs of responding to regulatory inquiries or defending legal claims could be significant. Accordingly, any such incidents could materially and adversely affect our business, financial condition, results of operations, and prospects.

We are exposed to risks of infringement of our intellectual property rights and the unauthorized use of our patents by competitors.

We have registered our intellectual properties to protect our rights in Hong Kong. Should our patents be violated or infringed, there may be confusion by potential customers who have not previously worked with us.

Given our limited resources, we may not be able to effectively prevent third parties from violating our Company’s intellectual property rights. There is also no assurance that we will be able to obtain adequate remedies in the event of a violation of our intellectual property rights by our competitors or other third parties. If we fail to protect our intellectual property rights adequately, there may be an adverse impact on our Company’s reputation, goodwill and financial performance.

As of the date of this prospectus, whilst we have not experienced any claims for intellectual property rights infringement, there is no assurance that the products, services, technologies and advertising we use in our business do not or will not infringe valid intellectual property rights held by third parties in the future.

In the event of any claims or litigation by third parties involving infringement of their intellectual property rights, whether with or without merit, our operations and financial performance may be adversely affected. The process of seeking patent protection can be lengthy and expensive, and our existing and future patents may be insufficient to provide us with meaningful protection or commercial advantage. Our patents and patent applications may also be challenged, invalidated or circumvented.

Risks Related to our Ordinary Shares and this Offering

There has been no public market for our Ordinary Shares prior to this offering; if an active trading market does not develop, you may not be able to resell our Ordinary Shares at any reasonable price.

The offering under this prospectus is an offering of our Ordinary Shares. Prior to the closing of the offering, there was no public market for our Ordinary Shares. While we plan to list our Ordinary Shares on the Nasdaq Capital Market, our listing application may not be approved. If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the Ordinary Shares on the Nasdaq Capital Market, we will not complete the offering. In addition, an active trading market may not develop following the closing or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your Ordinary Shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling Ordinary Shares and may impair our ability to acquire other companies by using our Ordinary Shares as consideration.

An active trading market for our Ordinary Shares may not be maintained and the trading price for our Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Ordinary Shares will be maintained. If an active public market for our Ordinary Shares is not maintained, the market price and liquidity of our Ordinary Shares may be materially and adversely affected. The public offering price for our Ordinary Shares in the public offering was determined based upon several factors, and we can provide no assurance that the trading price of our Ordinary Shares after the public offering will not decline below the public offering price. As a result, investors in our Ordinary Shares may experience a significant decrease in the value of their shares.

The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in the PRC or Hong Kong that may have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Ordinary Shares may be highly volatile for factors specific to our Operating Subsidiary’ operations, including the following:

•        fluctuations in our Operating Subsidiary’ revenues, earnings and cash flow;

•        changes in financial estimates by securities analysts;

•        additions or departures of key personnel;

•        release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

•        potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suits, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

In addition to the risks addressed above in “The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase shares of our Ordinary Shares prior to any price decline.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our shares, the market price for our shares and trading volume could decline.

The trading market for our shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our shares, the market price for our shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our shares to decline.

The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus, we have 10,000,000 issued and Ordinary Shares outstanding. The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and Ordinary Shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and applicable lock-up agreements. There will be [*] Ordinary Shares issued and outstanding immediately after this offering, without taking into account of the Ordinary Shares. We cannot predict what effect, if any, market sales of securities held by our controlling shareholder or any other shareholder or the availability of these securities for future sale will have on the market price of our shares.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of the Ordinary Shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

Our board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium; provided that in no circumstances may a dividend be paid if, following the date on which the dividend is proposed to be paid, our company would be unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares.

We may need additional capital and may sell additional Ordinary Shares or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations.

We may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or equity-linked debt securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or terms acceptable to us, if at all.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

The allocation of net proceeds of the offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding the industry and general economic conditions, and our future revenues and expenditures. We currently intend to use the net proceeds from this offering to (i) 40% for payment of deposits to be used for purchasing our inventories; (ii) approximately 25% for research and development and upgrade of our self-developed software platform, such as Manufacturing Execution System and Material Parts Retrieval System; (iii) approximately 25% for expansion of our sales team by recruiting additional personnel; and (iv) approximately 10% for general working capital needs. However, the amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and rate of growth. Management has broad discretion over the use of proceeds of this offering and we may find it necessary or advisable to use all or portions of the proceeds from this offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds.” You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other shareholders may not agree with our decisions. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or preserve value. See “Use of Proceeds” for additional information.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves may be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

•        At least 75% of our gross income for the year is passive income; or

•        The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our affiliated entity as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entity but also because we are entitled to substantially all of its economic benefits, and, as a result, we consolidate its operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material United States Federal Income Tax Considerations-Passive Foreign Investment Company Rules.”

As a company incorporated in the Cayman Islands, which meets the requirements of “foreign private issuer”, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer that has applied to list our Ordinary Shares on the Nasdaq, we rely on a provision in the Nasdaq corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq.

For example, we are exempt from Nasdaq regulations that require a listed U.S. company to:

•        have a majority of the board of directors consist of independent directors;

•        require non-management directors to meet on a regular basis without management present;

•        have an independent compensation committee;

•        have an independent nominating committee; and

•        seek shareholder approval for the implementation of certain equity compensation plans and dilutive issuances of Ordinary Shares, such as transactions, other than a public offering, involving the sale of 20% or more of our Ordinary Shares for less than the greater of book or market value of the shares.

As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. Our audit committee is required to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the Nasdaq. Therefore, we have a fully independent audit committee, in accordance with Rule 10A-3 of the Exchange Act. However, because we are a foreign private issuer, our audit committee is not subject to additional Nasdaq corporate governance requirements applicable to listed U.S. companies, including the requirements to have a minimum of three members and to affirmatively determine that all members are “independent,” using more stringent criteria than those applicable to us as a foreign private issuer.

Further, because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•        the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the selective disclosure rules by issuers of material non-public information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Post-offering memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the English common law, the decisions of those courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws than the United States and provide significantly less protection to investors. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our post-offering memorandum and articles of association that will become effective upon the effective date of this registration statement to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the Board of Directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Cayman Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Shares — Differences in Corporate Law.”

Because we are a Cayman Islands company and most of our management and employees are based in Hong Kong and Chinese Mainland, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, a majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. There is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Judgments rendered by United States courts face similar uncertainties regarding their enforceability in Chinese Mainland. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforcement of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have early adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

We have incurred significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the Nasdaq Capital Market.

We intend to apply for listing on the Nasdaq Stock Market. Upon our listing and for the foreseeable future, we expect to incur additional legal, accounting, and other expenses, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and Nasdaq rules, including applicable corporate governance practices. Compliance with these requirements is expected to increase our legal and financial compliance costs and make some activities more time-consuming and costly. In addition, our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

You will experience immediate and substantial dilution.

The public offering price of our shares is substantially higher than the pro forma net tangible book value per share of our Ordinary Shares. Assuming the completion of the firm commitment offering and no exercise of the over-allotment option by the underwriter, if you purchase shares in this offering, you will incur immediate dilution of approximately $2.79 or approximately 69.75% in the pro forma net tangible book value per share from the price per Ordinary Share that you pay for the shares. Accordingly, if you purchase shares in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution.”

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file annual reports with the U.S. Securities and Exchange Commission. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. The competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that the competitors, which are mostly private companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases the competitiveness against such companies, our public listing could affect our results of operations.

Risks Related to Our Corporate Structure

We will rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements. In the future, to the extent funds or assets in the business are in Hong Kong or a Hong Kong entity, funds or assets may not be available to fund operations or for other use outside of Hong Kong, due to possible interventions in, or the imposition of restrictions and limitations on, our ability or our Operating Subsidiary by the PRC government to transfer cash or assets. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Ordinary Shares or cause them to be worthless.

Pacipic Nexus is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

There are no statutory prohibitions in the Cayman Islands on the granting of financial assistance by a company to another person for the purchase of, or subscription for, its own, its holding company’s or a subsidiary’s shares. Therefore, a company may provide financial assistance provided the directors of the company, when proposing to grant such financial assistance, discharge their duties of care and act in good faith, for a proper purpose and in the interests of the company. Such assistance should be on an arm’s-length basis. Subject to a solvency test, as prescribed in the Cayman Companies Act, and the provisions, if any, of the company’s memorandum and articles of association, a company may pay dividends and distributions out of its share premium account. In addition, based upon English case law which is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The PRC laws and regulations do not currently have any material impact on transfers of cash from us to our subsidiaries or from our subsidiaries to our shareholders and U.S. investors. However, the Chinese government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Ordinary Shares, potentially rendering them worthless.

Any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Our controlling shareholder has substantial influence over the Company. Its interests may not be aligned with the interests of our other shareholders, and it could prevent or cause a change of control or other transactions.

As of the date of this prospectus, STAR WINGS VENTURES LIMITED owns 80% of our Ordinary Shares before this offering. Upon the completion of this offering, STAR WINGS VENTURES LIMITED, beneficially own [*]% of our then issued and outstanding Ordinary Shares.

Accordingly, our controlling shareholder could control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions, including the power to prevent or cause a change in control. Without the consent of our controlling shareholder, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, our directors and officers could violate their fiduciary duties by diverting business opportunities from us to themselves or others. The interests of our largest shareholder may differ from the interests of our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

Anti-takeover provisions in our post-offering memorandum and articles of association may discourage, delay or prevent a change in control.

Some provisions of our post-offering memorandum and articles of association, to be effective upon the effective date of this registration statement, may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable, including, among other things, the provisions that authorize our board of directors to issue authorized by unissued shares to such persons, in such manner, at such times and on such terms and having such rights and being subject to such restrictions as they may from time to time determine.

You may be unable to present proposals before annual general meetings or extraordinary general meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Advance notice of at least five (5) clear days is required for the convening of our general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of the outstanding shares carrying the right to vote at such general meeting present.

Any deficit in the effectiveness of our internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of our Ordinary Shares.

Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of our internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations, and prospects, as well as the market for and trading price of our Ordinary Shares, may be materially and adversely affected if we do not have effective internal controls. We may not discover any problems in a timely manner, and in such an event, our shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Ordinary Shares. Any deficiency in our internal controls over financial reporting may inhibit investors from purchasing our Ordinary Shares and may make it more difficult for us to raise funds in debt or equity financing. Material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our share price may decline, and we may be unable to maintain compliance with the Nasdaq Listing Rules. The material weakness identified related to (i) inadequate segregation of duties for certain key functions due to limited staff and resources; (ii) a lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to formalize key controls over financial reporting and to prepare consolidated financial statements and related disclosures; (iii) a lack of independent directors and an audit committee to establish formal risk assessment process and internal control framework; and (iv) a lack of documented policies and controls which enable management and other personnel to understand and carry out their internal control responsibilities.

To address the identified material weaknesses in our internal controls, we have initiated a comprehensive remediation plan. This plan is structured around four key actions: First, we will hire additional finance personnel to establish proper segregation of duties. Second, we will ensure our financial team is equipped with personnel possessing sufficient knowledge and experience to handle US. GAAP and SEC requirements. Third, we will appoint independent directors to our board and form a formal audit committee to oversee our financial reporting and control environment upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part. Finally, we will develop and implement detailed, documented accounting policies and control procedures to provide clear guidance to our management and staff. We believe these measures will significantly strengthen our internal control over financial reporting.

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act (Revised), of the Cayman Islands, or the ES Act, that came into force on January 1, 2019, a “relevant entity” that carries on a “relevant activity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is our Company. There are nine designated “relevant activities” under the ES Act, and for so long as our Company is carrying on activities which falls within any of the designated relevant activities, it shall comply with all applicable requirements under the ES Act. If the only business activity that the Company carries on is to hold equity participation in other entities and only earns dividends and capital gains, then based on the current interpretation of the ES Act, our Company is a “pure equity holding company” and will therefore only be subject to the minimum substance requirements, which require us to (i) comply with all applicable requirements under the Companies Act and (ii) have adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this Offering of approximately $17.4 million, based upon an assumed initial public offering price of $4.00 per share and after deducting underwriting discounts and estimated offering expenses payable by us.

We plan to use the net proceeds of this Offering for the following purposes and in the proportions set out below:

(i)     approximately 40% for payment of deposits to be used for purchasing our inventories;

(ii)    approximately 25% for research and development and upgrade of our self-developed software platform, such as Manufacturing Execution System (MES) and Material Parts Retrieval System (MPRS);

(iii)   approximately 25% for expansion of our sales team by recruiting additional personnel; and

(iv)   approximately 10% for general working capital needs.

To the extent that our actual net proceeds are not sufficient to fund all of the proposed purposes, we will decrease our allocation of the net proceeds for the purposes set out above on a pro rata basis. We would anticipate raising additional capital through equity or debt financing sufficient to fund our proposed uses above.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management will have significant flexibility in applying and discretion to apply the net proceeds of the offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus.

Pending deployment of the net proceeds for the uses described above, the funds may be placed in short-term deposits with financial institutions or used to invest in short-term money market instruments.

DIVIDEND POLICY

We have no present plans to distribute any cash dividends on our ordinary shares in the foreseeable future following this offering. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business and to repay indebtedness and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. Additionally, our ability to pay dividends on our Shares is limited by various factors such as our future financial performance and bank covenants. Any future determination to pay dividends will be at the discretion of our Board of Directors, subject to compliance with covenants in current and future agreements governing our and our subsidiaries’ indebtedness, and will depend on our results of operations, financial condition, capital requirements and other factors that our Board of Directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization as of August 31, 2025:

•        on an actual basis; and

•        on a pro forma as adjusted basis to reflect the issuance and sale of 5,000,000 Ordinary Shares at an assumed initial public offering price of $4.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, assuming no exercise of the underwriters’ over-allotment option.

	Actual	Pro Forma As Adjusted
	US$	US$
Cash	1,940,730	19,310,480
Shareholders’ Equity:
Ordinary Shares, par value US$0.0001, 500,000,000 shares authorized, 10,000,000 shares issued and outstanding on an actual basis (after giving effect to the share cancellation); and 15,000,000 shares issued and outstanding on an as adjusted basis	1,000	1,500
Additional paid-in capital(1)	1,000	17,370,250
Merger reserve	(718)	(718)
Retained earnings	784,988	784,988
Total Shareholders’ Equity	786,270	18,156,020
Total Capitalization(1)	786,270	18,156,020

____________

(1)      Each US$1.00 increase (decrease) in the assumed initial public offering price per Ordinary Share, the lower end of the estimated range of the initial public offering price shown on the front cover of this prospectus, would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by approximately US$4.6 million, assuming the number of Ordinary Shares offered by us, as set forth on the front cover of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

(2)      No effect has been given in the pro forma as adjusted amounts to any exercise of the underwriters’ over-allotment option, as the underwriters are not obligated to purchase any additional Ordinary Shares unless and until such option is exercised.

DILUTION

If you invest in our Shares, your interest will be diluted to the extent of the difference between the initial public offer price per share and our net tangible book value per share after this Offering. Dilution results from the fact that the initial public offer price per Share is substantially in excess of the book value per Share attributable to the existing shareholders for our outstanding shares.

Net tangible book value represents the amount of our total assets, excluding intangible assets, right-of-use assets, deferred tax assets and deferred offering costs, less our total liabilities. Our net tangible book value as of August 31, 2025 was US$135,583 or US$0.01 per Ordinary Share.

After giving effect to the issuance and sale of 5,000,000 Ordinary Shares in this Offering at an assumed initial public offering price of US$4.00 per Ordinary Share and after deducting underwriting discounts and commissions, Estimated offering expenses payable by us have been reflected in the pro forma as adjusted net tangible book value and will be paid from the net proceeds of this offering, our pro forma as adjusted net tangible book value as of August 31, 2025 would have been US$17,505,333, or US$1.17 per Ordinary Share. This represents an immediate increase in net tangible book value of US$1.16 to existing shareholders and an immediate dilution in net tangible book value of US$2.83 per ordinary share to investors purchasing shares in this Offering. The following table illustrates such dilution:

Per Ordinary Share
Assumed initial public offering price	$4.00
Net tangible book value as of August 31, 2025	$0.01
Pro forma net tangible book value after giving effect to this Offering	$1.17
Amount of dilution in net tangible book value to investors in this Offering	$2.83

The following table summarizes, on a pro forma as adjusted basis as of August 31, 2025, the total number of Shares purchased from us, the total cash consideration paid to us, and the average price per share paid by existing shareholders and by investors in this Offering. The table below reflects an assumed initial public offering price of US$4.00 per Ordinary Share for shares purchased in this Offering and after underwriting discounts and commissions and estimated Offering expenses payable by us.

	Shares Purchased		Total Consideration		Average Price per Share
	Number	%	US$	%	US$
Existing Shareholders	10,000,000	66.70
Investors in this Offering	5,000,000	33.30	20,000,000	100	4.00
Total	15,000,000	100	20,000,000	100	1.33

The dilution information in this section is presented for illustrative purposes only. Our as adjusted net tangible book value following the consummation of this Offering is subject to adjustment based on the actual initial public offering Price of our Shares and other terms of this Offering determined at pricing.

CORPORATE HISTORY AND STRUCTURE

Pacipic Nexus IntelliTech Group was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on August 25, 2025 that conducts its operations in Hong Kong through is indirect wholly owned Operating Subsidiary. Upon incorporation, one Ordinary Share was allotted and issued to Vistra (Cayman) Limited and was subsequently transferred to Ms. Xinmei SHI, and later transferred to STAR WINGS VENTURES LIMITED on September 22, 2025. STAR WINGS VENTURES LIMITED is owned as to 55% by Ms. Xinmei SHI and 45% by Mr. Meng WAN.

The Reorganization

Pacipic Nexus carried out a series of transactions to reorganize the corporate structure. Pursuant to the reorganization, on September 22, 2025, the Company acquired the entire issued share capital of BOLE VENTURES LIMITED (“Mengxun BVI”) from its then sole shareholder Mr. Meng WAN in consideration of the Company issuing 15,999,999 Ordinary Shares of par value of US$0.0001 each to Mr. Meng WAN’s designee, STAR WINGS VENTURES LIMITED. As a result, Mengxun BVI became a wholly owned subsidiary of the Company and STAR WINGS VENTURES LIMITED increased its shareholding in the Company to 16,000,000 Ordinary Shares.

On February 20, 2026, the Company effected a proportional share cancellation. All share numbers and per share amounts presented in this prospectus have been retrospectively adjusted to reflect the proportional share cancellation. After giving effect to the proportional share cancellation, STAR WINGS VENTURES LIMITED holds 8,000,000 Ordinary Shares.

On September 22, 2025, the Company allotted and issued an aggregate of 4,000,000 Ordinary Shares to five shareholders at par value of US$0.0001 each. Upon completion of the share allotment, Ms. Haiyuan TANG, Ms. Dingrong ZHOU, Ms. Birong LIN, Ms. Siu Ching KWOK and Ms. Qiwen LU held 900,000 Ordinary Shares, 900,000 Ordinary Shares, 800,000 Ordinary Shares, 800,000 Ordinary Shares and 600,000 Ordinary Shares, respectively.

After giving effect to the proportional share cancellation described above, Ms. Haiyuan TANG, Ms. Dingrong ZHOU, Ms. Birong LIN, Ms. Siu Ching KWOK and Ms. Qiwen LU hold 450,000 Ordinary Shares, 450,000 Ordinary Shares, 400,000 Ordinary Shares, 400,000 Ordinary Shares and 300,000 Ordinary Shares, respectively.

Corporate Structure

The following diagrams illustrate our corporate structure as of the date of this prospectus and upon completion of this offering, assuming no exercise of the over-allotment option.

As of the date of this prospectus

Upon completion of this offering

Pacipic Nexus is a holding company and is not actively engaged in any business other than through its Hong Kong subsidiary, Mengxun HK. This is an offering of the Ordinary Shares of the Cayman Islands holding company. You may never hold equity interests in the Operating Subsidiary, Mengxun HK. Further, Pacipic Nexus receives the economic benefits of its Operating Subsidiary’s business operations through equity ownership. We do not use a Variable Interest Entities or VIE structure.

Mengxun BVI was incorporated under the laws of the British Virgin Islands on July 9, 2025, with Mengxun HK as its sole and wholly owned subsidiary. Pacipic Nexus holds 100% ownership of Mengxun BVI.

Mengxun HK was incorporated under the laws and regulations of Hong Kong on March 25, 2015 and is a wholly owned subsidiary of Mengxun BVI.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed in the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” included elsewhere in this prospectus.

Overview

We are a technology-driven provider of customized intelligent manufacturing solutions, primarily serving customers in the automotive, 3C appliances, and automation industries. Our business model has evolved from a traditional machinery trading operation to an integrated solutions provider, combining high-precision equipment with proprietary software systems and comprehensive after-sales support. Our revenue is primarily derived from the sale of customized machinery and intelligent manufacturing systems, supported by service and maintenance offerings.

We have experienced a substantial growth in financial performance recently. Our revenue increased by 66.8% from HK$74.2 million for the year ended August 31, 2024 to HK$123.7 million (US$15.87 million) for the year ended August 31, 2025.

Key Factors that Affect Results of Operations

Our business performance is influenced by a number of factors, including:

•        Global Supply Chain Conditions:    Our reliance on international suppliers for high-precision components and machinery exposes us to risks related to logistics, tariffs, and geopolitical tensions.

•        Customer Concentration:    A significant portion of our revenue is derived from a limited number of customers in the automotive and 3C electronics sectors.

•        Technological Innovation:    Our ability to continuously invest in R&D and integrate advanced technologies such as AI, IoT, and predictive maintenance is critical to maintaining our competitive edge.

•        Regulatory Environment:    Our operations in Hong Kong and business dealings with Chinese Mainland subjects us to evolving legal and regulatory requirements, including those related to trade, data security, and environmental standards.

•        Economic Cycles:    Demand for our products is closely tied to capital expenditure cycles in the manufacturing sector, which can be affected by macroeconomic conditions.

The above does not list all the material risk factors that may affect our financial condition and results of operations. The above-mentioned risks and others are discussed in more detail in the section titled “Risk Factors.”

Key Performance Metrics

In accordance with Item 303(a)(3) of Regulation S-K, we disclose the following key performance metrics used by management to evaluate our business performance, identify trends, and make operational and strategic decisions. These metrics are derived directly from our financial results and are not non-GAAP financial measures.

1. Gross Profit Margin

•        Purpose: This is our primary metric for evaluating the profitability of our core trading operations. It is used to assess pricing strategy effectiveness, product mix, and cost control. Management reviews this metric to identify trends in customer and supplier negotiations and to establish pricing guidelines.

•        Calculation: Gross Profit/Revenue

•        Quantified Discussion:

	For the year ended August 31,
	2024	2025
Gross Profit (HK$)	6,998,135	12,991,489
Revenue (HK$)	74,167,473	123,743,446
Gross Profit Margin	9.4%	10.5%

The increase in gross margin from 9.4% to 10.5% for the year ended August 31, 2025, reflected a more favorable product and customer mix, including significant sales to new customers during the period.

2. Operating Income Margin

•        Purpose: This metric measures the overall profitability of our business after accounting for core operating expenses. Management uses it to assess the efficiency of our operating model, control over selling and administrative costs, and the scalability of the business.

•        Calculation: Operating Income / Revenue

•        Quantified Discussion:

	For the year ended August 31,
	2024	2025
Operating Income (HK$)	3,081,358	7,404,590
Revenue (HK$)	74,167,473	123,743,446
Operating Income Margin	4.2%	6.0%

The significant improvement in operating income margin from 4.2% to 6.0% was driven by the 85.6% growth in gross profit, which outpaced the 42.6% increase in operating expenses, demonstrating improved operational leverage.

Gross Profit Margin and Operating Income Margin are the key metrics integral to how management runs the business, allocates resources, and measures performance. They provide a direct link between our operational activities and financial results, offering clear insight into the primary drivers of profitability.

Years ended August 31, 2024 and 2025

Results of Operations

The following table sets forth a summary of our consolidated results of operations for the years indicated, both in absolute amount.

	Year ended August 31,
	2024	2025		Variance	% Change
	HK$	HK$	US$	HK$
Revenues	74,167,473	123,743,446	15,864,544	49,575,973	66.8
Cost of revenues	(67,169,338)	(110,751,957)	(14,198,969)	(43,582,619)	64.9
Gross profit	6,998,135	12,991,489	1,665,575	5,993,354	85.6

Operating expenses
Selling and marketing expenses	(209,280)	(1,043,872)	(133,830)	(834,592)	398.8
General and administrative expenses	(3,707,497)	(4,543,027)	(582,439)	(835,530)	22.5
Total operating expenses	(3,916,777)	(5,586,899)	(716,269)	(1,670,122)	42.6
Operating income	3,081,358	7,404,590	949,306	4,323,232	140.3
Interest income, net	21,365	2,805	360	(18,560)	(86.9)
Other income, net	376,614	—	—	(376,614)	(100)
Income before tax	3,479,337	7,407,395	949,666	3,928,058	112.9
Income tax expenses	(537,497)	(1,060,606)	(135,975)	(523,109)	97.3
Net income	2,941,840	6,346,789	813,691	3,404,949	115.7

Earnings per share attributable to ordinary shareholders of the shareholders
Basic and diluted	0.29	0.63	0.08	—	—
Weighted average shares used in calculating basic and diluted net income per share	10,000,000	10,000,000	10,000,000	—	—

Revenues

We derive 98.6% and 100% of our revenue from the trading of industrial machineries and all our end-user customers are in Chinese Mainland for the years ended August 31, 2024 and August 31, 2025 respectively. Revenue is recognized at a point in time, specifically when control of the machinery is transferred to the customer upon their formal acceptance, as evidenced by a signed acceptance certificate.

Revenue increased by HK$49.6 million, or 66.8%, to HK$123.7 million for the year ended August 31, 2025, from HK$74.2 million for the prior year. This significant growth was primarily driven by substantial orders from two new customers.

Cost of revenues and gross profit

Cost of revenue increased by HK$43.6 million, or 64.9%, to HK$110.8 million for the year ended August 31, 2025, from HK$67.2 million for the prior year. The increase was in line with the increase in sales volume. Gross profit increased by HK$6.0 million, or 85.6%, to HK$13.0 million for the year ended August 31, 2025, from HK$7.0 million for the prior year. Our gross margin improved from 9.4% to 10.5%, reflecting a favorable product and customer mix during the year, including the contribution from the new customers.

Selling and marketing expenses

Selling and marketing expenses consisted primarily of (i) marketing and exhibition expenses paid to the third party; and (ii) staff costs relevant to the sales function.

Our major selling and marketing expenses were comprised of the following items during the years indicated:

	Year ended August 31,
	2024		2025			Change
	HK$	%	HK$	US$	%	%
Marketing and exhibition expenses	—	—	425,872	54,599	40.8	100.0
Staff costs	209,280	100.0	618,000	79,231	59.2	195.3
Total	209,280	100.0	1,043,872	133,830	100.0	398.8

Selling and marketing expenses increased by HK$0.8 million or 398.8% from HK$0.2 million for the year ended August 31, 2024 to HK$1.0 million (US$0.13 million) for the year ended August 31, 2025 mainly due to higher marketing and exhibition expenses and staff costs associated with business expansion.

General and administrative expenses

General and administrative expenses primarily consist of salaries, bonuses, and benefits for employees involved in general corporate functions, such as finance, human resources, legal, and executive management. These expenses also include amortization related to assets used in corporate activities, consultancy fees, office rental expenses and other administrative expenses.

Our major general and administrative expenses were comprised of the following items during the years indicated:

	Year ended August 31,
	2024		2025			Change
	HK$	%	HK$	US$	%	%
Staff costs	2,020,680	54.5	2,526,060	323,854	55.6	25.0
Amortization of intangible asset	—	—	101,733	13,043	2.2	100
Office rental expenses	418,560	11.3	442,560	56,738	9.8	5.7
Consultancy fees	784,000	21.1	985,133	126,299	21.7	25.7
Others	484,257	13.1	487,541	62,505	10.7	0.7
Total	3,707,497	100.0	4,543,027	582,439	100.0	22.5

General and administrative expenses increased by HK$0.8 million or 22.5% from HK$3.7 million for the year ended August 31, 2024 to HK$4.5 million (US$0.6 million) for the year ended August 31, 2025. This increase was mainly driven by:

(i)     Staff costs, which increased by HK$0.5 million, primarily due to headcount growth and higher average monthly compensation;

(ii)    Consultancy fees, which increased by HK$0.2 million, related to specialized technical services in robotics, smart manufacturing systems, and materials science, including technical support, system upgrades and training, also strategic advisory services, including business model optimization and financing strategy planning.; and

(iii)   The recognition of amortization of intangible asset of HK$0.1 million related to the Smart Cloud Intelligent Manufacturing System, which was not applicable in the prior period.

Interest income

Interest income represented the interest income derived from bank saving deposits. For the years ended August 31, 2024 and 2025, we recorded interest income of HK$21,365 and HK$2,805 (US$360), respectively.

Other income

For the year ended August 31, 2024, the Company recorded other income of HK$0.4 million. This amount primarily consisted of non-core service revenue, including fees for equipment upgrade and repair services provided to a customer, and the sale of ancillary supplies such as spindle oil and machine tool grease.

Income tax expenses

Income tax expense increased to HK$1.1 million for the year ended August 31, 2025, from HK$0.5 million in the prior year. This increase of HK$0.5 million was in line with the significant growth in income before tax, which rose from HK$3.5 million to HK$7.4 million. The effective tax rate for the years ended August 31, 2024 and 2025 was approximately 15.4% and 14.3%, respectively. The rates are lower than the Hong Kong statutory income tax rate of 16.5% primarily due to the application of the two-tiered profits tax rates in Hong Kong, where the first HK$2,000,000 of profits are taxed at a preferential rate of 8.25%. The stability of the effective tax rate between periods confirms that the increase in tax expense was a direct result of higher taxable profits.

Net income

As a result of the above discussed, we recorded a net income of HK$6.3 million (US$0.8 million) for the year ended August 31, 2025, representing an increase of HK$3.4 million or 115.7% from a net income of HK$2.9 million for the year ended August 31, 2024.

Liquidity and Capital Resources

Our primary sources of liquidity are our cash and cash equivalents and cash generated from operations. Our primary uses of cash are funding working capital requirements, particularly inventories in transit and advances to suppliers.

The following table set forth a summary of our cash flows for the years indicated:

	Year ended August 31,
	2024	2025	2025
	HK$	HK$	US$
Net cash provided by/(used in) operating activities	19,727,408	(5,874,037)	(753,082)
Cash used in investing activities	(3,052,000)	—	—
Cash used in financing activities	(5,078,407)	(3,164,718)	(405,733)

Cash Flow Activities for the Years Ended August 31, 2024 and 2025

Cash Provided by Operating Activities:

For the year ended August 31, 2024, we generated HK$19.7 million in cash from operations. This strong generation was primarily driven by:

—     A net income of HK$2.9 million.

—     A significant increase in deferred revenue (contract liabilities) of HK$46.1 million, representing billings to customers in advance of revenue recognition, which provided a substantial cash inflow, but part of this effect was set-off by the increase in inventories in transit of HK$40.2 million.

—     A decrease in notes receivable, net of HK$10.8 million, indicating the successful collection of bills receivable from the prior period.

—     A decrease in prepayments, net of HK$14.8 million, which also provided a source of cash during the period.

In contrast, for the year ended August 31, 2025, net cash used in operating activities was HK$5.9 million. This shift was primarily due to the following working capital movements, despite a higher net income of HK$6.3 million:

—     A substantial decrease in deferred revenue of HK$79.1 million as we satisfied the performance obligations related to the advanced billings from the previous year and recognized the revenue.

—     This outflow was partially offset by a significant reduction in inventories in transit of HK$57.3 million.

Cash Used in Investing Activities:

Cash used in investing activities for the year ended August 31, 2024 was HK$3.1 million, relating entirely to a prepayment for the development of our intangible asset (Smart Cloud Intelligent Manufacturing System). There was no material investing activities during the year ended August 31, 2025.

Cash Used in Financing Activities:

During the periods presented, certain amounts due to our Chief Executive Officer arose from historical advances and reimbursements made on behalf of the Company in the ordinary course of business. Such arrangements were not made pursuant to any formal or informal loan arrangements and did not represent the extension of credit by the Company to its Chief Executive Officer. We intend to settle or otherwise eliminate any outstanding balances prior to or in connection with the completion of this offering. Following the completion of this offering, we will not extend or maintain any personal loans, advances, or similar credit arrangements to or for any of our directors or executive officers, in compliance with Section 13(k) of the Securities Exchange Act of 1934.

Cash used in financing activities primarily related to net movements with a related party, our Chief Executive Officer, Mr. Meng Wan. In both years, such movements reflected the repayment of amounts due to the related party and payments made on his behalf, including for certain personal expenses, resulting in a net cash outflow. During the year ended August 31, 2025, we also capitalized HK$1.3 million of deferred offering costs for our planned initial public offering project, contributing to the cash used.

The following table set forth a summary of our working capital as of the dates indicated:

	As of August 31,
	2024	2025
	HK$	HK$	US$
Current assets	131,734,723	56,160,909	7,200,117
Current liabilities	(131,866,802)	(52,879,743)	(6,779,454)
Working capital	132,079	3,281,166	420,663

Current assets as of August 31, 2024, were HK$131.7 million. Out of this balance, we had cash and cash equivalents in an amount of HK$24.2 million. The entire cash balance was deposited in financial institutions in Hong Kong Special Administrative Region. The current asset balance also included accounts receivable, net of HK$6.7 million, notes receivable, net of HK$2.2 million, inventories in transit of HK$90.0 million and prepayments, net of HK$8.7 million.

Current assets as of August 31, 2025, were HK$56.2 million (US$7.2 million). Out of this balance, we had cash and cash equivalents in an amount of HK$15.1 million (US$1.9 million). The entire cash balance was deposited in financial institutions in Hong Kong Special Administrative Region. The current asset balance also included accounts receivable, net of HK$5.8 million (US$0.7 million), inventories in transit of HK$32.7 million (US$4.2 million), prepayments, net of HK$1.2 million (US$0.2 million) and deferred offering costs of HK$1.3 million (US$0.2 million).

Current liabilities as of August 31, 2024, were HK$131.9 million. This amount was mainly composed of accounts payable of HK$4.0 million, amount due to a related party of HK$31.2 million, and deferred revenue (contract liabilities) of HK$96.1 million.

Current liabilities as of August 31, 2025, were HK$52.9 million (US$6.8 million). This amount was mainly composed of accounts payable of HK$1.8 million (US$0.2 million), amount due to a related party of HK$32.4 million (US$4.2 million), tax payable of HK$1.1 million (US$0.1 million), and deferred revenue (contract liabilities) of HK$17.0 million (US$2.2 million).

We will have sufficient working capital to meet our present requirements and for the next 12 months from the date of this prospectus.

Contractual Obligations

The following table summarized our contractual obligations as of August 31, 2025:

	Payments Due by Period
	Less Than 1 Year	1 to 3 Years	3 to 5 Years	More Than 5 Years	Total
	HK$	HK$	HK$	HK$	HK$
Contractual Obligations:
Operating lease obligation	418,560	418,560	—	—	837,120
Total contractual obligations	418,560	418,560	—	—	837,120
	Payments Due by Period
	Less Than 1 Year	1 to 3 Years	3 to 5 Years	More Than 5 Years	Total
	US$	US$	US$	US$	US$
Contractual Obligations:
Operating lease obligation	53,662	53,662	—	—	107,324
Total contractual obligations	53,662	53,662	—	—	107,324

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support, and credit risk support or other benefits.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), which requires us to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the amounts of revenues and expenses during the fiscal years. Significant accounting estimates reflected in our consolidated financial statements mainly include the incremental borrowing rate used in the recognition of right-of-use assets and lease liabilities and allowance for the expected credit losses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

We follow the guidance in ASC 606, Revenue from Contracts with Customers, to recognize revenue from contracts with customers. The core principle of ASC 606 requires us to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. We apply the following five steps to achieve that core principle:

1.      Identification of the contract(s) with the customer;

2.      Identification of the performance obligations in the contract;

3.      Determination of the transaction price, including any variable consideration;

4.      Allocation of the transaction price to the performance obligations in the contract based on their relative standalone selling prices; and

5.      Recognition of revenue when, or as, the Company satisfies a performance obligation.

Our principal revenue stream is derived from the trading of industrial machineries to end-users in Chinese Mainland. We operate through two types of contractual arrangements: (1) tripartite agreements involving us, end-users, and import agents; and (2) bilateral agreements directly between us and end-users.

We identify each distinct sales transaction as a single performance obligation, representing the transfer of specified machinery to the customer. The transaction price is the fixed consideration stated in the contracts, which reflects our pricing discretion as evidenced by profit margins ranging from approximately 1.0% to 21.0% across different transactions for the years ended August 31, 2024, and 2025.

Principal versus Agent Assessment

We follow the guidance in ASC 606 when determining whether it is acting as a principal or an agent. We have determined it acts as a principal in all transactions based on the following assessment:

We control the specified machinery before it is transferred to the customer, as evidenced by:

•        We bear primary responsibility for handling quality, performance, and after-sales issues

•        We have full discretion in setting prices and determining commercial terms

•        We control the selection of suppliers and manages the entire transaction process

•        We bear inventory risk during the transit period from shipment until customer acceptance

As the principal in the contract, we recognize revenue at the gross amount to which it is entitled from its customers.

Timing of Revenue Recognition

Revenue is recognized at a point in time when control of the machinery transfers to the customer. Control transfers upon the customer’s formal acceptance of the goods, as evidenced by the joint signing of the Acceptance Certificate by the customer and us. At this point, the customer has obtained the ability to direct the use of and obtain substantially all of the remaining benefits from the machinery.

Warranty

We provide assurance-type warranties on the machinery sold. However, the primary warranty services are fulfilled directly by the equipment manufacturers. We act as an intermediary to facilitate warranty services between customers and manufacturers but does not assume primary warranty obligations. These warranty arrangements do not constitute separate performance obligations and do not impact the timing or amount of revenue recognition. No material warranty reserves were established for the years ended August 31, 2024 and 2025, as historical claim experience has been immaterial.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2(y) to the financial statements, “Summary of Significant Accounting Policies.”

Concentration of Risks

Political, Social and Economic Risks

Our main operations are located in Hong Kong. Accordingly, our business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Hong Kong, as well as by the general state of the economy in Hong Kong. Our results may be adversely affected by changes in the political, regulatory and social conditions in Hong Kong. Although we have not experienced losses from these situations and believe that we are in compliance with existing laws and regulations including our organization and structure disclosed in Note 1 to the consolidated financial statements, such experience may not be indicative of future results.

Our business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt our operations.

Interest Rate Risk

We are exposed to interest rate risk on our interest-bearing assets and liabilities. As part of our asset and liability risk management, we review and take appropriate steps to manage our interest rate exposure on our interest-bearing assets and liabilities. We have not been exposed to material risks due to changes in market interest rates, and have not used any derivative financial instruments to manage the interest risk exposure during the years presented.

Credit Risk

Financial instruments that potentially subject us to significant concentrations of credit risk consist primarily of cash, accounts receivable, amounts due from related parties and prepayment and other current assets. As of the years ended August 31, 2024 and 2025, approximately HK$24,176,454 and HK$15,137,699 (US$1,940,730) were deposited with financial institutions located in Hong Kong, respectively. In accordance with the relevant regulations in Hong Kong, the maximum insured bank deposit amount is HK$800,000 (year ended August 31, 2024: HK$500,000) for each financial institution. While we believe that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

We are also exposed to risk from our accounts receivable, amounts due from related companies and prepayment and other current assets. These assets are subjected to credit evaluations. An allowance has been made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Concentration Risk

There were three and two customers from whom revenues individually represent greater than 10% of the total revenues of the Company for the fiscal years ended August 31, 2024 and 2025, respectively. The total sales to these customers accounted for approximately 67.6% and 71.1% of total revenues for the fiscal years ended August 31, 2024 and 2025, respectively. There were four and three customers individually represent greater than 10% of the total gross accounts receivable of the Company as of August 31, 2024 and 2025 respectively. The total receivables from these customers accounted for approximately 98.0% and 92.7% of the Company’s accounts receivable as of August 31, 2024 and 2025 respectively.

Future Financings

We may sell our Ordinary Shares in order to fund our business growth. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that we will achieve sales of our equity securities or arrange for debt or other financing to fund our growth in case it is necessary, or if we are able to do so, there is no guarantee that existing shareholders will not be substantially diluted.

INDUSTRY OVERVIEW

The information contained in this section and elsewhere in the prospectus have been derived from various official government and other publications generally believed to be reliable and the market research report (“MIGO Report”) prepared by Migo Corporation Limited (“MIGO”) and commissioned by MENG XUN MACHINERY (HONG KONG) LIMITED. All information and data presented in this section is derived from MIGO’s industry report, unless otherwise noted. This information involves a number of assumptions and limitations, and you are cautioned not to place undue reliance on these estimates. We have not independently verified the accuracy or completeness of the data contained in the MIGO Report and the other relevant publications. The following discussion includes projections for future growth, which may not occur at the rates that are projected or at all. These forecasts and forward-looking information are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” section.

Overview of the Precision Machine Industry

According to MIGO, a precision machine is equipment designed to manufacture or measure parts within strict tolerances, commonly used in industries such as general manufacturing where micron-level accuracy — typically in the range of ±10 µm to ±50 µm (0.01mm–0.05 mm) — is sufficient. A high-precision machine, by contrast, represents the upper tier of this category, engineered for applications that demand sub-micron or even nanometer accuracy, with tolerances of ±1 µm to ±5 µm (0.001mm–0.005 mm). Such machines are critical in sectors including aerospace, semiconductors, and medical devices. While all high-precision machines fall under the broader category of precision machines, the distinction lies in their ability to achieve extreme tolerances with superior stability and advanced technological sophistication, enabling them to meet the most demanding industry standards.

The industry is shaped by regional and international standards that establish benchmarks for quality and precision. In Japan, JIS (Japanese Industrial Standards) emphasize comprehensive testing protocols with a focus on precision; in Germany, DIN (German Institute for Standardization) reflects the country’s reputation for engineering excellence and system integration; and in the United Kingdom, BS (British Standards) emphasizes the importance of precise grading and detailed recording, particularly when dealing with innovative materials. In the United States, ANSI (American National Standards Institute), ASME (American Society of Mechanical Engineers), and ASTM (American Society for Testing and Materials) form the backbone of precision manufacturing requirements. Collectively, these certifications and standards not only safeguard product quality but also serve as gateways to global supply chains, where compliance is both a mark of credibility and a decisive factor in competitiveness.

Value Chain Analysis of the Trading Business of Precision Machines

The trading business for high-precision machines in China operates within a value chain that can be broadly divided into three stages: upstream, midstream, and downstream. While upstream activities are dominated by global machine tool manufacturers, the midstream role of trading companies is pivotal in creating value through market access, integration, and comprehensive support services. Each stage is highly interdependent, and operational efficiency across the chain is essential to meet the stringent quality and performance standards demanded by China’s advanced manufacturing sectors.

The upstream segment is led by international manufacturers of precision Computer Numerical Control (CNC) machines and Electrical Discharge Machining (EDM) tools, and laser cutting technologies. Companies from Japan, Germany, Switzerland, and the United States dominate this stage, driving innovation in research, design, and production. Their product portfolios include CNC machining centers, ultra-precision grinders, and additive manufacturing systems, all incorporating cutting-edge advancements. These manufacturers invest heavily in automation, robotics, AI-driven control systems, and digital connectivity to maintain technological leadership. Trading companies rely on these global suppliers as strategic partners, sourcing advanced machinery that enables them to deliver state-of-the-art solutions to local markets.

The midstream segment, where trading companies play a central role, is the primary value creation point in the chain. Acting as industrial solution providers, these firms bridge international suppliers with Chinese end-users by offering a comprehensive suite of services. Their responsibilities extend beyond equipment procurement to include importation, regulatory compliance, and localization of advanced machines for domestic production environments. Additionally, trading companies provide system integration, customization, and financing solutions, while ensuring seamless installation, operator training, and long-term after-sales support. Positioned as trusted advisors, they assist clients in adopting automation, optimizing processes, and aligning with international standards — ultimately enhancing operational efficiency and competitiveness across multiple industries.

The downstream segment comprises Chinese original equipment manufacturers (OEMs) and a broad spectrum of end-use industries, including automotive, aerospace, electronics and semiconductors, medical devices, and industrial equipment production. These sectors depend on high-precision machines to produce complex components and assemblies with micron-level accuracy, ensuring performance and compliance with stringent quality standards. OEMs often mandate that their suppliers utilize certified equipment from reputable global brands, creating strong opportunities for trading companies that represent these manufacturers. Beyond equipment supply, downstream customers increasingly seek partners capable of delivering comprehensive solutions — encompassing process automation, digital integration, and regulatory compliance support. This shift reflects a growing emphasis on operational efficiency, smart manufacturing, and alignment with international benchmarks, positioning trading companies as strategic enablers in the modernization of China’s industrial base.

Role of Trading Business of the Precision Machine for the China Market

Trading companies serve as critical intermediaries and solution providers in China’s precision machine market. Their primary function is to source advanced CNC and high-precision equipment from leading international manufacturers and deliver these technologies to Chinese industrial customers. However, their role extends far beyond simple equipment distribution.

Modern trading firms position themselves as industrial total solution advisors, offering a comprehensive range of value-added services. These include consulting on technology selection, customizing equipment to meet local production requirements, and ensuring compliance with domestic regulations and international standards. They also facilitate financing solutions, manage installation and commissioning, and provide operator training and long-term after-sales support.

By integrating these capabilities, trading companies enable Chinese manufacturers to adopt cutting-edge automation technologies, optimize production processes, and enhance operational efficiency. This holistic approach not only strengthens customer relationships but also positions trading firms as strategic partners in China’s ongoing industrial upgrading and digital transformation.

Source: MIGO

Types of the Precision Machine

The high precision machine market is diverse and encompasses a wide range of categories, each catering to different vehicle types, technologies, and consumer preferences. Below is an overview of the main segments of the precision machine categories.

Category	Types	Description of Application
CNC	CNC Milling & Turning	Automotive engine parts, aerospace structural components, precision molds, and medical implants. CNC milling and turning are the backbone of precision machining for metals and composites.
	Grinding	Bearings, gears, turbine blades, and cutting tools. Achieves tight surface tolerances and superior surface finish.
	EDM (Electrical Discharge Machining)	Complex dies, aerospace turbine components, and micro-machining for medical devices. Cuts hard metals and intricate shapes that are difficult or impossible with conventional machining.
Robotics & Automation in Precision Manufacturing	Robotic Arms	Used for micro-assembly, electronics, and semiconductor handling.
	Automated Optical Inspection (AOI)	PCB inspection, defect detection in electronics.
	Nano-Positioning Systems	For photonics, optics, and nanotechnology laboratory; enables sub-nanometer precision.

Source: MIGO

Key Trade Shows in China and the Asia-Pacific Related to Precision Machine Tools

China’s dense calendar of flagship and regional trade shows and numerous specialty events in metrology, bearings, and semiconductors — underscores its central role in the global high-precision machine market. The breadth of exhibitors, from top-tier OEMs to multi-brand distributors and systems integrators, and the steady flow of application demos, turnkey solutions, and technology launches reflect both the scale of domestic demand and China’s position as a hub for advanced manufacturing. This sustained exhibition activity signals deep buyer engagement, mature service ecosystems, and continuous investment, making China a critical market for precision machinery.

Exhibition	City	Frequency	Focus Area
China CNC Machine Tool Fair (CCMT)	Shanghai	Biennial (even years)	CNC machine tools, grinding, EDM, tooling, CMM, controls, software.
China International Machine Tool Show (CIMT)	Beijing	Biennial (odd years)	One of the two flagship machine tool shows in China.
China International Industry Fair – Metalworking and CNC Machine Tool Show (CIIF – MWCS)	Shanghai	Annual	Machine tools, robotics, industrial automation, digitalization.
TES/Shenzhen International Industrial Manufacturing Technology and Equipment Exhibition (SIMM/ITES)	Shenzhen	Annual	5-axis, Swiss-type lathes, grinding, EDM, metrology, automation.
China CNC Machine Tool Fair (CCMT)	Shanghai	Biennial (even years)	CNC machine tools, grinding, EDM, tooling, CMM, controls, software.

Exhibition	City	Frequency	Focus Area
JIMTOF (Japan International Machine Tool Fair)	Tokyo	Biennial	High-precision machinery, automation, and advanced manufacturing solutions.
TIMTOS (Taipei International Machine Tool Show)	Taipei	Annual	Showcasing precision machining, smart manufacturing, and automation technologies.
SIMTOS (Seoul International Machine Tool Show)	Seoul	Annual	Featuring precision machining, robotics, and smart factory solutions.
IMTEX (Indian Machine Tool Exhibition)	Bangalore	Annual	Emphasis on precision machining, automation, and additive manufacturing.

Source: MIGO

Market Size

According to the German Machine Tool Builders’ Association, the global precision machine market was estimated at US$78 billion in 2024 and is projected to reach US$150 billion by 2030, reflecting a compound annual growth rate (CAGR) of 7.5% over the 2021 – 2030 analysis period. China represents one of the largest import markets for precision machinery, valued at approximately USD 32 billion in 2024. The country accounts for nearly one-third of global demand but continues to rely heavily on imports for high-end equipment such as 5-axis CNC machining centers, ultra-precision grinders, lithography machines, and advanced metrology systems. Key suppliers include Japan, Germany, Switzerland, and the United States, with Japan and Germany leading in CNC and grinding technologies, while the U.S. remains dominant in semiconductor fabrication tools — though recent export restrictions have limited access. Market growth is driven by expanding sectors such as aerospace, new energy vehicles (NEVs), semiconductors, renewable energy, and medical devices. While China’s domestic machine tool industry is improving, it still falls short of matching the precision and reliability of imported systems in critical applications. Consequently, imports remain essential for ensuring high-quality production and technological competitiveness, even as China accelerates investment in advanced manufacturing capabilities. The following chart illustrates the global and China precision machine sales from 2020 to the 2030 forecast.

Source: MIGO

Market Drivers

Upgrading and Smart Manufacturing

China’s manufacturing sector is transitioning from labor-intensive, low-cost production toward high-value, technology-driven manufacturing. Initiatives such as “Made in China 2025” and Industry 4.0 adoption emphasize automation, precision, and efficiency. This shift requires advanced machines with micron-level accuracy, which often must be imported due to technological gaps in some domestic offerings.

Rising Quality Standards and Export Competitiveness

As Chinese manufacturers seek to strengthen their position in global supply chains, meeting international quality and compliance standards has become a strategic priority. Certifications such as ASME, BS, DIN, and JIS are increasingly required to participate in high-value export markets. These standards ensure that components meet rigorous benchmarks for safety, durability, and performance — critical in industries where failure is not an option. For many enterprises, achieving and maintaining such certifications necessitates investment in advanced equipment capable of delivering consistent precision, repeatability, and traceability. Chinese manufacturers can improve process stability, reduce defect rates, and enhance throughput efficiency, which in turn strengthens their competitiveness in export markets. Over time, this alignment with global quality expectations positions Chinese firms as trusted suppliers to multinational corporations, enabling them to move up the value chain and capture greater market share internationally.

Government Policies and Incentives

The Chinese government has made advanced manufacturing a national priority, introducing a wide range of supportive measures designed to accelerate industrial upgrading. Through subsidies, preferential tax policies, and targeted R&D funding, authorities encourage enterprises to adopt next-generation equipment and digital manufacturing solutions. Programs such as Made in China 2025 and the 14th Five-Year Plan emphasize automation, precision engineering, and smart factory development, creating strong demand for high-performance machinery. The imported high-precision machines are eligible for these incentives, which enhances their attractiveness despite higher upfront costs.

Infrastructure and Mega Projects

China’s ongoing investments in infrastructure and strategic mega projects are creating strong demand for high-precision manufacturing. Sectors such as high-speed rail, renewable energy, aerospace, and urban development all require components produced with extremely tight tolerances, which in turn drives the adoption of advanced machine tools. The country’s high-speed rail network — the largest in the world — continues to expand through projects railway and new lines across central and western regions. Producing critical parts such as railcars, bogies, and braking systems depends on CNC machining capable of achieving micron-level accuracy.

In aerospace, flagship initiatives such as the COMAC C919 aircraft program highlight the need for ultra-precision machining. The development of aerospace hubs in Shanghai and Xian further amplifies demand for advanced equipment to produce turbine blades, structural components, and avionics systems that must meet international safety and performance standards. Together, these large-scale projects underscore how national infrastructure priorities directly translate into rising requirements for high-end machine tools and precision engineering capabilities.

Competitive Landscape

According to MIGO, CNC precision machine tool market is expanding rapidly, with imports from Japan and Germany accounting for over 60% of sales volume in China, underscoring strong domestic demand. Growth is fueled by China’s economic restructuring and the rise of downstream industries such as aerospace, automotive, electronics, and defense. However, Chinese manufacturers still face challenges, including a technological gap in numerical systems and limited R&D capacity in key components, leaving them dependent on overseas suppliers that often impose restrictions on critical parts.

Looking ahead, market development is shaped by five key trends: high speed, intelligentization, precision orientation, technology integration, and product diversification. Rising labor costs and sustainability goals are driving a shift toward technology-intensive production, while advances in AI and CNC system innovation are improving performance and efficiency. At the same time, the integration of advanced technologies is accelerating production cycles, and the expansion of high-growth sectors such as IT, medical devices, and new energy vehicles continues to fuel demand for high-precision CNC machine tools.

The trading business of precision machines market in China is highly competitive. According to MIGO, the table below provides information as of June 30, 2025, concerning the top five key players in China’s precision machinery trading sector.

Competitors	Service provider
Company A	One of the oldest and largest CNC machine import/export companies in China, representing multiple international brands (Germany, Japan, Switzerland).
Company B	A Taiwan-based industrial group with a strong presence in China, distributing multiple global CNC brands and offering comprehensive after-sales service.
Company C	Established for over 90 years, specializing in the import and distribution of CNC machining centers and related equipment.
Company D	Imports high-precision mold machining and aerospace equipment from Japan.
Company E	Imports advanced 5-axis machining centers and mill-turn machines from Germany and Japan.

Source: Major international CNC machine tool brands and their authorized agents in China, MIGO

Entry Barriers

Advanced Technology and Design Capacity

A primary barrier to entering the China market for high-precision CNC machine tools is the requirement for advanced technology and design expertise. Producing complex CNC equipment demands precision engineering and the ability to customize solutions for diverse customer needs. Firms without strong R&D capabilities or proprietary technologies struggle to compete with established global players that lead in innovation, software integration, and overall system performance.

Financial Capacity and Equipment

Trading companies must demonstrate robust financial strength to handle large-scale procurement, warehousing, and logistics for high-value CNC machines. They also need to invest in service infrastructure — local technical support teams, training programs, and after-sales maintenance partnerships — to reassure clients of long-term reliability. Limited capital or weak service networks pose significant barriers to entry.

Branding and Market Reputation

Industrial clients place a premium on trust and a proven track record when choosing solution providers. A trading company must build its brand as a dependable advisor capable of delivering not only equipment but also process optimization, compliance guidance, and risk management. Establishing this reputation takes time, as customers are often hesitant to switch from incumbent partners without compelling evidence of quality and reliability.

Management and Organizational Skills

Unlike manufacturers, trading companies compete on management efficiency and advisory strength. They must coordinate complex supply chains, manage vendor relationships, and deliver tailored industrial solutions that span equipment, financing, and compliance. This demands strong organizational capabilities and multidisciplinary expertise. Companies lacking these strengths will struggle to differentiate themselves in a crowded market.

BUSINESS

Overview

We are a provider of industrial machinery and related equipment, primarily serving customers in the automotive, 3C appliances, and automation industries.

Since our establishment in 2015, we initially focused on the international trade of machine tools and automation equipment. In addition to our core trading operations, we have begun exploring opportunities to provide certain value-added services and technology-enabled solutions to support our customers’ procurement and operational needs.

Our vision is to empower our clients to enhance their production efficiency and market competitiveness in the era of intelligent manufacturing by providing comprehensive, end-to-end services, and integrating advanced technological solutions.

Our business model is centered on the sale of machinery. But we plan to offer a full-service solution beyond the mere sale of machinery. We integrate world-renowned brands of machine tools, such as FANUC, Makino, and Kapp, with our proprietary software systems, primarily our unified intelligent manufacturing platform (branded as “Mengxun Smart Cloud Intelligent Manufacturing Platform V1.0”), which integrates functionalities comprising a Manufacturing Execution System (MES) and Material Parts Retrieval System (MPRS), as well as remote monitoring and data analytics platforms. This integration allows us to deliver a complete, customized package that addresses the specific needs of our clients.

Our services cover the entire project lifecycle, from initial needs assessment and solution design to equipment procurement, installation, and long-term after-sales support and technical consultation. Our customers are primarily high-precision manufacturing clients located in the PRC.

The Company generate revenue primarily from sales of industrial machineries. For the fiscal years ended August 31, 2024 and August 31, 2025, we had total revenue of approximately HK$74.2 million and approximately HK$123.7 million (US$15.87 million) respectively and net income of approximately HK$2.9 million and approximately HK$6.4 (US$0.82 million) million respectively.

For the fiscal years ended August 31, 2024 and August 31, 2025, we had total revenue of approximately HK$74.2 million and HK$123.7 million (US$15.87 million) representing an increase by approximately 66.8%.

Our Solutions

Our principal revenue stream is derived from the trading of industrial machineries, which forms the core component of the comprehensive intelligent manufacturing solutions we deliver to high-precision end-users in sectors such as automotive, 3C appliances, and automation. We specialize in the sourcing, procurement, and supply of high-quality Computer Numerical Control machine tools and precision processing equipment essential for complex manufacturing processes, including milling, turning, and grinding.

Leveraging our robust and established global supply chain, we strategically partner with world-renowned manufacturers, including FANUC, Makino, Kapp, to provide our clients with a broad portfolio of cutting-edge equipment. Our expertise is utilized to act as a technical procurement consultant, carefully selecting and validating the specific models and configurations that precisely meet the exacting performance and precision specifications required by our clients’ applications.

FANUC

KX 300

KAPP NILES

KAPP NILES

KX 500

KAPP NILES
KNG 350 expert

KAPP NILES

Our business is primarily focused on the trading of industrial machinery and related equipment. In connection with our machinery trading activities, we may provide certain ancillary services to support the delivery, installation, and commissioning of the equipment, as well as limited technical coordination services. These services are intended to facilitate the effective implementation of the machinery sold to our customers and are generally provided as part of the overall equipment sale rather than as standalone offerings.

While we have developed and may utilize certain internal software tools and technology solutions to support project coordination and customer operations, these tools are currently used on a limited basis and are not offered as independent products or material revenue-generating services. We do not separately charge customers for these ancillary services or internal software tools, and the related costs are included in our cost of revenues or operating expenses, as applicable. Our ancillary services and technology-related initiatives are at an early stage and are intended to complement, rather than replace, our core industrial machinery trading business.

Competitive Strengths

Technology-Driven Transformation and Solution-Oriented Business Model

Our business is primarily focused on the trading of industrial machinery and related equipment. In addition to our core trading operations, we have begun exploring opportunities to provide certain value-added services and technology-enabled solutions to support our customers’ procurement and operational needs. These initiatives are currently at an early stage of development and are intended to complement, rather than replace, our existing machinery trading business. There can be no assurance that these initiatives will be successfully developed, widely adopted by customers, or generate meaningful revenue in the future.

Deep Industry Expertise and End-to-End Service Capability

Our extensive experience in the high-precision manufacturing sector has allowed us to develop a deep understanding of the needs and challenges faced by our clients in the automotive, 3C appliances, and automation industries. We provide a full spectrum of services that cover the entire project lifecycle, from the initial consultation and solution design to equipment procurement, on-site installation, technical commissioning, and ongoing after-sales support. This comprehensive service model fosters long-term client relationships and creates significant barriers to entry for competitors. Our ability to manage complex, multi-stage projects and provide continuous technical support ensures a high degree of customer satisfaction and loyalty, which are critical for our sustained growth.

Global Supply Chain and Strategic Partnerships

We have established a robust and extensive global supply chain network that gives us access to a wide portfolio of high-quality machinery from world-renowned manufacturers, including FANUC, Makino, Kapp. This network allows us to source the most suitable and advanced equipment for our clients’ unique requirements. Furthermore, we have established collaborations with industry leaders, which enables us to stay at the forefront of technological innovation and continuously refine our solutions. These partnerships provide us with access to cutting-edge research and development (“R&D”), helping us to build and maintain a competitive advantage by constantly upgrading our offerings.

Experienced and Visionary Management Team

Our management team possesses a wealth of experience in both the international trade and intelligent manufacturing sectors. This dual expertise was instrumental in our successful strategic shift in 2021, which transformed us from a trading company to a solutions provider. The team’s deep understanding of market trends, coupled with a forward-looking vision, allows us to anticipate client needs and adapt our business model accordingly. Our technical and engineering teams are comprised of seasoned professionals with expertise in complex system integration and equipment application. This collective experience is a key driver of our ability to execute sophisticated projects and deliver high-quality outcomes for our clients.

Growth Strategies

Strategic R&D and Technological Innovation

We intend to strengthen our market position by investing in strategic research and development to enhance our solutions and expand our technological capabilities. Our R&D efforts are focused on four key areas: developing intelligent diagnostic and predictive maintenance technologies to reduce equipment downtime and maintenance costs for our clients; creating adaptive machining control systems that can automatically optimize processes for higher precision and efficiency; building a modular and customizable design platform to shorten development cycles and better meet unique customer specifications; and advancing green manufacturing and energy-saving technologies to help our clients reduce their environmental impact and operational costs. These initiatives will allow us to offer more sophisticated, efficient, and sustainable solutions, further cementing our reputation as an industry innovator.

Expansion into International Markets

While we have a solid foundation in our existing markets, a key part of our growth strategy is to expand our footprint in targeted international markets. We plan to actively seek new opportunities in the dynamic and rapidly developing manufacturing sectors of international markets, leveraging our experience in providing high-precision solutions. Our expansion will be supported by a direct sales team focused on market penetration and building relationships with key clients. This geographical diversification is designed to broaden our customer base, mitigate market concentration risks, and establish our brand on a global scale.

Diversification of Customer Acquisition Channels

To accelerate our growth, we will diversify and enhance our customer acquisition channels. We will continue to participate in and host industry-specific forums and conferences, such as the China International Machine Tool Exhibition (CIMT) and the Hannover Messe in Germany, to showcase our latest technologies and solutions. Our online marketing efforts will be strengthened through our company website and social media platforms like LinkedIn and WeChat, where we will share industry insights, technical case studies, and customer success stories to improve brand recognition. We will also actively seek strategic recommendations from industry associations, equipment integrators, and technical consulting firms. Finally, we will expand our professional direct sales team to conduct targeted outreach and provide customized solutions to key industries and regions.

Our Suppliers

Our Suppliers are industrial machinery suppliers around the world. We directly manage our engagements with the suppliers to facilitate the procurement of high-precision equipment.

Below are the lists of our top five suppliers in the fiscal years ended August 31, 2024 and 2025.

•        Fiscal year ended August 31, 2024

Supplier	Purchase amount
	HK$	%
Supplier A	32,286,605	48.1
Supplier B	24,139,832	35.9
Supplier C	9,886,500	14.7
Supplier D	716,311	1.1
Supplier E	140,090	0.2
Total Purchase Amount of Top Five Suppliers	67,169,338	100
Total Purchase Amount	67,169,338	100

•        Fiscal year ended August 31, 2025

Supplier	Purchase amount
	HK$	%
Supplier A	83,492,100	75.4
Supplier B	26,235,252	23.7
Supplier F	1,024,605	0.9
Total Purchase Amount of Top Three Suppliers	110,751,957	100
Total Purchase Amount	110,751,957	100

For the fiscal year ended August 31, 2025, our two largest suppliers were SHANGHAI FANUC ROBOMACHINE INTERNATIONAL TRADING CO., LTD. and KAPP NILES GMBH AND CO.KG, which accounted for approximately 75.4% and 23.7%, respectively, of our total purchase amount for the year. For the fiscal year ended August 31, 2024, our principal suppliers included SHANGHAI FANUC ROBOMACHINE INTERNATIONAL TRADING CO., LTD., KAPP NILES GMBH & CO.KG, and Danobat S. Coop.

We generally procure equipment from our suppliers on a project-by-project basis pursuant to individually negotiated purchase contracts or purchase orders. These agreements typically specify equipment models and specifications, total contract price, payment schedules, delivery terms, inspection and acceptance procedures, and warranty provisions. Payment structures generally include advance payments and/or letters of credit, with a substantial portion payable upon shipment and the remaining balance payable upon delivery or final acceptance.

Our supply arrangements typically include standard warranty periods and may provide for capped liquidated damages in the event of delayed delivery. We do not maintain long-term, exclusive, or minimum purchase supply agreements with any of our suppliers. None of the above suppliers are related parties of the Company.

Our Customers

Our customers primarily consist of manufacturing enterprises and industrial operators that purchase industrial machinery and related equipment for use in their production operations. For the fiscal year ended August 31, 2024, our top three customers accounted for approximately 36.7%, 15.5%, and 15.4% of our total sales amount, respectively. For the fiscal year ended August 31, 2025, our top two customers accounted for approximately 47.4% and 23.7% of our total sales amount, respectively. The significant increase in revenue for the fiscal year ended August 31, 2025 was primarily driven by substantial orders from two new customers.

Our arrangements with customers are generally conducted on a project-by-project or purchase order basis, rather than pursuant to long-term or exclusive contracts. We typically do not enter into long-term supply agreements that obligate customers to purchase a minimum volume of products, and our customers are generally not required to place repeat orders. Our sales arrangements generally permit either party to terminate the arrangement upon completion of the relevant project or delivery of the ordered equipment, or earlier upon the occurrence of specified events.

Although a limited number of customers accounted for a significant portion of our revenue in certain periods due to the size and timing of individual transactions, we believe that such customer concentration is not indicative of long-term dependency. We believe that the loss of any individual customer would not materially and adversely affect our business, as we are able to pursue alternative customers and projects in the ordinary course of business.

•        Fiscal year ended August 31, 2024

Customer	Sales amount
	HK$	%
Customer A	27,222,200	36.7
Customer B	11,492,000	15.5
Customer C	11,407,500	15.4
Customer F	5,787,058	7.8
Customer G	5,320,529	7.2
Total Sales Amount of Top Five Customers	61,229,287	82.6
Total Sales Amount	74,167,473	100

•        Fiscal year ended August 31, 2025

Customer	Sales amount
	HK$	%
Customer D	58,678,560	47.4
Customer E	29,339,280	23.7
Customer A	8,193,150	6.6
Customer H	6,845,534	5.5
Customer J	6,308,096	5.1
Total Sales Amount of Top Five Customers	109,364,620	88.4
Total Sales Amount	123,743,446	100

For the fiscal year ended August 31, 2025, our two largest customers were (i) the BYD group, including Xi’an BYD Auto Parts Co., Ltd. and Shenzhen BYD Auto Industry Co., Ltd., and (ii) Shaoneng Group Shaoguan Hongda Gear Co., Ltd., which accounted for approximately 47.4% and 23.7%, respectively, of our total revenue for the year.

We primarily enter into project-based equipment sales contracts with our customers. These agreements generally specify the scope of equipment to be delivered, technical specifications, total contract price, payment schedule, delivery terms, inspection and acceptance procedures, and warranty terms.

Payment terms typically include advance payments or letters of credit, with the remaining balance payable upon shipment or final acceptance of the equipment. Our contracts may provide for capped liquidated damages in the event of delayed delivery.

These agreements are generally entered into on a transaction-by-transaction basis and may be terminated in accordance with their contractual terms. They do not contain long-term, exclusive, or minimum purchase commitments. None of the above customers are related parties of the Company.

Sales and Marketing

We focus on serving customers with demanding requirements for precision machining, including automotive component manufacturers, 3C electronics producers, precision mold specialists, and automation equipment integrators. Our sales team consists of 4 full-time and part-time salespeople with college and higher degrees in business administration and marketing. They are all fluent in English, have professional sales knowledge, and have a good understanding of our products and customers. They are responsible for maintaining relationships with existing customers, identifying new sales opportunities, and providing excellent customer service. They are also constantly trained and coached to improve their skills and knowledge.

Multi-Channel Customer Acquisition

We utilize a diversified approach to reach potential clients through several key channels. Our participation in leading international industry exhibitions, such as the CIMT and Hannover Messe in Germany, enables us to demonstrate our integrated solutions and proprietary software systems, attract new prospects, and strengthen relationships with global equipment partners. We complement these efforts through digital marketing via our corporate website, LinkedIn, and WeChat platforms, where we share technical insights, customer success stories, and updates on technology advancements to build brand authority.

Additionally, we maintain collaborative partnerships with industry associations, equipment integrators, and consulting firms that refer high-quality customer opportunities. Our specialized direct sales team, comprised of engineers and industry experts with extensive experience, conducts targeted outreach and on-site visits to understand customer needs and present customized proposals.

Customer Loyalty Maintenance

We maintain long-term client relationships through a structured CRM system that tracks interactions, purchase history, and service needs to deliver personalized support. Our after-sales services include technical consultation, remote monitoring, maintenance, and software upgrades to ensure optimal equipment performance.

Brand Building

We establish industry leadership by publishing technical whitepapers, case studies, and reports that showcase our innovative solutions. Customer testimonials and reference projects help demonstrate real-world value and strengthen trust within precision manufacturing sectors.

Competition

We operate in a competitive and evolving market for customized intelligent manufacturing solutions, where we face several types of competitors across our core regions, including China and expanding Southeast Asian markets. Our main competitors include international equipment manufacturers with strong local presence such as FANUC, Makino, which benefit from established brands, proprietary technologies, and in-region production or service facilities.

We also compete with domestic high-end machine tool distributors and system integrators that often compete on price but may offer limited depth in technological integration and customization. In addition, automation and digital solution providers focusing on smart factory upgrades present competition in the areas of software and data integration.

Competition in this sector is multidimensional, focusing on technology integration capabilities, degree of customization, delivery speed, service responsiveness, and cost efficiency. While global manufacturers leverage their brand reputation and direct technical support, local suppliers tend to emphasize flexibility and cost advantages.

Research and Development

We consider R&D fundamental to maintaining our competitive advantage and executing our strategic vision of delivering intelligent, end-to-end manufacturing solutions. Our R&D efforts are strategically aligned with our transition from a traditional equipment trading company to a technology-enabled solutions provider.

We pursue a collaborative approach to innovation, working with technology partners and industry experts to augment our internal capabilities and accelerate development. They can help us enhance our technological strength, innovation and market competitiveness in the field of customized intelligent machine tool solutions. Our R&D strategy is centered on the following four key pillars:

Intelligent Predictive Maintenance:    We are currently developing advanced systems for intelligent predictive maintenance. We are committed to researching and building AI and Internet of Things (IoT)-based smart diagnostic systems that are designed to enable real-time equipment monitoring and predictive maintenance. By integrating sensors and machine learning algorithms, our systems are being designed to anticipate potential failures and provide proactive maintenance recommendations. This approach, once fully commercialized, is expected to significantly reduce unplanned downtime for our customers, thereby improving overall equipment effectiveness.

Adaptive Machining Control:    We are currently developing intelligent adaptive control systems capable of dynamically optimizing machining parameters based on real-time processing conditions. Our research involves leveraging AI algorithms and force feedback sensors. This technology, which is still under development, is designed to significantly reduce scrap rates, with a target reduction of 10% to 15%, thus addressing the stringent demands of high-precision sectors such as aerospace and medical device manufacturing. However, these systems are not yet commercially deployed, and the targeted results are projections based on our current research and testing phase.

Modular Customization Platform:    We dedicate efforts to building a modular design platform that support rapid assembly and adjustment. The development of digital design tools, including CAD plugins, enables engineers to quickly generate customized solutions. Through integration with simulation software such as SolidWorks, the platform validates performance of module combinations during the design phase. This comprehensive approach is designed to significantly shorten design cycles and enhance delivery efficiency, enabling rapid response to customized client requirements.

Green Manufacturing Technologies:    We aim to advance green manufacturing technologies focusing on optimizing motor and drive systems such as adopting high-efficiency servo motors to lower energy consumption, developing cutting fluid recycling systems to reduce liquid waste, and implementing energy recovery technologies that convert thermal or kinetic energy from machining processes into electricity. These technologies are designed to achieve a targeted reduction in machine tool energy consumption of 15% to 20%.

Environmental Protection

Due to the nature of our business, our operational activities do not directly generate industrial pollutants. As such, we have not directly incurred any cost of compliance with applicable environmental protection rules and regulations as of the date of this prospectus and do not expect that we will directly incur significant costs for such compliance in the future.

As of the date of this prospectus, we have not come across any material non-compliance issues in respect of any applicable laws and regulations on environmental protection. We have not been subject to any administrative sanctions or penalties that have a material and adverse effect on our financial condition or business operation.

Our Employees

We employed a total of 15 full-time employees. The following table sets forth the number of its full-time employees by function as of the date of this prospectus:

Function	Number of Employees as of the date of this prospectus
Finance & Management	4
Business & Sales	3
Technology & Operations	8

We enter into employment contracts and non-disclosure agreements with our full-time employees. We believe that we maintain a good working relationship with our employees, and we have not experienced material labor disputes in the past.

Insurance

We fully comply with all local statutory benefit requirements for our employees in both Hong Kong and Chinese Mainland. For our Hong Kong employees, we provide both Mandatory Provident Fund (MPF) contributions and statutory Employees’ Compensation Insurance, as required by law. For our employees in Chinese Mainland, we fully comply with local regulations by enrolling them in all mandatory social insurance schemes (including pension, medical, unemployment, work-related injury, and maternity insurance), as well as housing fund contributions. We believe that our current insurance policies are sufficient for our operations.

Licenses and Permits

Apart from the business registration certificate and other company establishment permits, we do not believe we are required to have any additional permits or licenses to conduct our current business in Hong Kong.

Corporate Property

Property

As of the date of this prospectus, the Company does not own any property. Accordingly, our operating entity relies on leased properties. The following table shows notable information for the properties the operating entity leases as of the date of this prospectus:

Location	Area (Square meter)	Current Use	Term of Use	Total Rental
Unit 802, Level 8, Admiralty Center Tower II	30	Office	From July 1, 2025 to June 30, 2026 (Automatic renewal clause)	24,000.HK$/Year
No. 3-191, 192, 193, Building 1, Yuren Rural Namejin Square, Futian District, Shenzhen City	278.1	For comprehensive use as both accommodation and office space	From September 1, 2022 to August 31, 2027	384,000 RMB/Year.

We believe the facilities the operating entities currently lease is adequate to meet their needs for the foreseeable future.

Intellectual Property

We regard our trademark, domain names and similar intellectual property as critical to our success. We rely on a combination of trademark law and confidentiality and non-disclosure agreements to protect our intellectual property rights. We also regularly monitor any infringement or misappropriation of our intellectual property rights.

As of the date of this prospectus, our registered intellectual property consists of one registered trademark and two website domain names. We have no registered patents or copyrights, and no pending patent applications.

The Company implements a set of comprehensive measures to protect its intellectual properties, in addition to making trademark and other IPs. Key measures include: (i) timely registration, filing, and application for ownership of its intellectual properties, (ii) actively tracking the registration and authorization status of intellectual properties and taking action in a timely manner if any potential conflicts with its intellectual properties are identified, and (iii) clearly stating all rights and obligations regarding the ownership and protection of intellectual properties in all employment contracts and commercial contracts it enters into.

As of the date of this prospectus, the Company has not been subject to any material disputes or claims for infringement upon third parties’ trademarks, licenses, and other intellectual property rights in Hong Kong.

Seasonality

During the past financial reporting periods, we did not experience any material seasonality in our business. However, our performance in a specific financial period may not necessarily represent the expected performance in other financial periods. Additionally, there are several factors that could contribute to fluctuations in our performance over certain periods, including overall demand for our products, timing of new product launches and quantity of new products, as well as our production capacity and utilization rate.

Legal Proceedings

We are currently not aware of any legal proceedings or claims that we believe will have a material adverse effect on our business or financial condition. However, we may be subject to various claims and legal actions arising in the ordinary course of business from time to time. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including management’s time and attention.

REGULATIONS

Our business operations are conducted in Hong Kong and are subject to Hong Kong laws and regulations. This section summarizes the most significant rules and regulations that affect our business activities in Hong Kong.

Sale of Goods

Under the Sale of Goods Ordinance (Cap. 26), certain warranties/conditions are implied in the contract with customers in a contract for sale of goods, such as warranties/conditions that (a) the products are of merchantable quality; (b) fit for the purpose for which they are commonly bought; (c) free from defects; and (d) safe, and durable as reasonably expected.

Under the Trade Descriptions Ordinance (Cap. 362), (a) use of false trade descriptions; (b) false, misleading or incomplete information, (c) false marks and misstatements in respect of products, and (d) false trade descriptions in respect of services supplied are prohibited. In addition, the ordinance makes certain trade practices criminal offence, namely: (a) misleading omission; (b) aggressive commercial practices; (c) bait advertising; (d) bait and switch; and (e) wrongful acceptance of payment. The ordinance also provides for offences relating to forged trade mark, and falsely applying of trade mark or resembling marks.

Under the Supply of Services (Implied Terms) Ordinance (Cap. 457), certain terms are implied in the contracts with customers for the supply of services, including: (a) that the supplier will carry out the service with reasonable care and skill; (b) that the supplier will carry out the service within a reasonable time (if the time of service is not fixed or fixed in a manner agreed); (c) that the party contracting with the supplier will pay a reasonable charge (if the consideration is not determined by the contract or left to be determined in a manner agreed or by course of dealing between the parties).

Under the Unconscionable Contracts Ordinance (Cap. 458), if the Hong Kong court finds that a contract for sale of goods or supply of services (in which one of the parties deals as consumer) to have been unconscionable in the circumstances relating to the contract at the time it was made, the court may: (a) refuse to enforce the contract; (b) enforce the remainder of the contract without the unconscionable part; (c) limit the application of, or revise or alter, any unconscionable part to avoid unconscionable result.

Employment Ordinance

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (the “EO”) provides for the protection of the wages of employees and regulates the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (the “ECO”) provides for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, an employer is required to take out an insurance policy to insure against the injury risk of his or her employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPF Schemes Ordinance”)

Employers are required to enroll their regular employees (except for certain exempt persons) aged between at least 18 but under 65 years of age and employed for 60 days or more in a Mandatory Provident Fund (“MPF”) scheme within the first 60 days of employment.

For both employees and employers, it is mandatory to make regular contributions into a MPF scheme. For an employee, subject to the maximum and minimum levels of income (set at HK$30,000 and HK$7,100 per month, respectively, as at the date of this prospectus), an employer will deduct 5% of the relevant income on behalf of an employee as mandatory contributions to a registered MPF scheme with a ceiling (set at HK$1,500 as at the date of this prospectus). Employer will also be required to contribute an amount equivalent to 5% of an employee’s relevant income to the MPF scheme, subject only to the maximum level of income (set at HK$30,000 as at the date of this prospectus).

Regulation on intellectual property

Pursuant to the Trade Marks Ordinance (Chapter 559 of the Laws of Hong Kong), trademarks must be registered with the Trade Marks Registry of the Intellectual Property Department under the Trade Marks Ordinance and the Trade Marks Rules (Chapter 559A of the Laws of Hong Kong) in order to enjoy protection by the laws of Hong Kong. Any use of the trade mark by third parties without the consent of the registered owner is an infringement of the trade mark.

Regulations on business registration

Under the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong), every person carrying on any business is required to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch. Mengxun HK has obtained valid business registration certificates and has not been refused by the Inland Revenue Department for their applications for renewal of their respective business registration certificates.

MANAGEMENT

The following table provides information regarding our Executive Officers and Directors as of the date hereof:

Name	Age	Position
Xinmei SHI	41	Director, Chairwoman of the Board of Directors*
Meng WAN	41	Chief Executive Officer*
Ximing HUANG	25	Director, Chief Financial Officer*
Alvin WANG	50	Independent Director Nominee*
Ngo Yin TSANG	52	Independent Director Nominee*
Pak Ching Dominic WONG	27	Independent Director Nominee*

____________

*        The appointment will become effective upon the effectiveness of our registration statement on Form F-1 of which this prospectus forms a part.

The business and working experience and areas of responsibility of our Directors and Executive Officers are set out below:

Xinmei SHI has been our director since August 25, 2025 and will serve as our Chairwoman of the Board of Directors from [*]. Since September 2021, she has been the Chairwoman of our Operating Subsidiary, MENG XUN MACHINERY (HONG KONG) LIMITED, responsible for the company’s corporate strategic planning and, leveraging her extensive experience in financial management, which has supported corporate decision-making in investment and risk management, while actively advancing the company’s listing process on Nasdaq. Prior to her current role, Ms. SHI held key positions at several listed companies. From July 2021 to June 2022, she served as a director of Integrated Media Technology Limited (NASDAQ: IMTE) and as Chair of the Compensation Committee, responsible for establishing and supervising executive compensation policies. From November 2020 to April 2022, she served as a director of Meiwu Technology Co. Ltd. (NASDAQ: WNW) and as Chair of the Compensation Committee, overseeing the formulation and supervision of executive compensation policies to ensure fairness and compliance. From 2016 to 2021, Ms. SHI worked at Shenzhen Shengxinyuan Investment Group Co., Ltd., serving as Vice President of Investments. In that capacity, she was responsible for formulating and executing the company’s investment strategies and successfully led multiple high-return investment projects.

Meng WAN will serve as our Chief Executive Officer from [*]. He has worked in the machinery equipment industry for over 20 years and in sales and management roles at several renowned multinational corporations. This has established him as a well-known entrepreneur within the sector. From 2015 till the present, he has served as Managing Director of our Operating Subsidiary, MENG XUN MACHINERY (HONG KONG) LIMITED. Prior to this job, he was a Regional Manager at Ningbo Hurco Trading Co., Ltd. from 2012 to 2014. From 2010 to 2012, Mr. WAN worked as an Account Manager at Makino Machine Tools (China) Co., Ltd. He worked as an Engineer at Beijing Xun Li Chuang Cheng Technology Co., Ltd. from 2008 to 2009. Prior to that, he served as an Engineer at Guangdong Provincial Machinery Research Institute from 2006 to 2008. From 2004 to 2005, Mr. WAN began his career as an Engineer at Jushi Mould Co., Ltd. in Guangdong.

Ximing HUANG has been our director since August 25, 2025 and will serve as our Chief Financial Officer from [*]. Ms. HUANG received Bachelor’s degree in Mathematics and Statistics from Hong Kong Baptist University in 2024. Since September 2024, she has been serving as Financial Manager of our Operating Subsidiary, Mengxun Machinery (Hong Kong) Limited, where she leads financial data governance, coordinates financial resources, and oversees Nasdaq listing-related matters. Previously, she was an Intern in the Global Banking Division at Hongkong and Shanghai Banking Corporation, Ltd. (HSBC) from January 2023 to June 2023, responsible for analyzing sales data for the Asia-Pacific GPS products and preparing monthly and quarterly sales reports. From August 2022 to January 2023, she worked as a Fintech Intern at Hang Seng Bank, Ltd., assisting in the analysis of monthly performance data for over 3,000 relationship managers and providing recommendations for sales optimization. From January 2022 to April 2022, she was an Audit Intern at PricewaterhouseCoopers (PwC), participating in the annual audit of Li & Fung Limited and analyzing key financial and operational data anomalies.

Alvin WANG, who is a citizen and resident of the United States, will serve as our independent director from [*]. Mr. Wang has over 20 years of experience in banking, capital markets, and technology investment. For over five years, he has served as the President of the U.S. subsidiary of Bank of China Group Investment, where he is responsible for leading strategic investment initiatives and cross-border business development in the United States.

Prior to this role, Mr. Wang held multiple executive positions in corporate banking and international finance at Bank of China, United States for over 10 years, where he managed cross-border financing and strategic investment projects. Notably, Mr. Wang possesses significant expertise in U.S. public company governance, having served as a sponsor and partner of a Special Purpose Acquisition Company (SPAC) listed on NASDAQ. Mr. Wang received his degree in Business Administration from Stony Brook University in New York. We believe Mr. Wang’s extensive experience in international finance and his familiarity with NASDAQ-listed company oversight qualify him to serve on our board.

Ngo Yin TSANG will serve as our independent director from [*]. She holds a Master of Laws from the University of Wolverhampton, a Bachelor of Laws from Tsinghua University, and a Bachelor of Business Administration from Simon Fraser University. Since 2023, she has served as Company Secretary and Chief Financial Officer of Hongguang Semiconductor Co., Ltd. (HKEx: 6862). Ms. TSANG concurrently serves as an independent director at multiple listed companies. Since 2024, she has served as an Independent Non-Executive Director of Fuxing China Group Limited (Nasdaq: FFFZ; SGX: AWK); and as an Independent Non-Executive Director of Sunway International Holdings Limited (HKEx: 0058). Since 2021, she has served as an Independent Non-Executive Director of Fu Shek Financial Holdings Limited (HKEx: 2263). Since 2020, she has served as an Independent Director of China Liberal Education Holdings Limited (Nasdaq: CLEU). Previously, Ms. TSANG held senior management and financial positions at listed companies. From 2016 to 2021, she served as an Independent Non-Executive Director of Standard Development Group Limited (HKEx: 1867). From 2020 to 2023, she served as Company Secretary and Chief Financial Officer of DTXS Silk Road Investment Holdings Limited. From 2017 to 2019, she served as Company Secretary and Chief Financial Officer of Zhuoxin International Holdings Limited. From 2012 to 2014, she served as Finance Manager for the Asia-Pacific region at Herbalife Asia Pacific Services Limited, a subsidiary of Herbalife Ltd. (NYSE: HLF). From 2007 to 2012, she served as Internal Audit Manager for the Asia-Pacific region at Herbalife Asia Pacific Services Limited. From 2005 to 2007, she served as Manager of Group Management Services (Internal Audit) at Cheung Kong (Holdings) Limited (HKEx: 0001). From 2003 to 2005, she served as Senior Auditor at PricewaterhouseCoopers. Ms. TSANG is a member of the American Institute of Certified Public Accountants and the Hong Kong Institute of Certified Public Accountants.

Pak Ching Dominic WONG, who is a citizen and resident of the United States, will serve as our independent director from [*]. Mr. WONG currently serves as an Attorney at Strategic Legal Practices, APC. Previously, he served as a Paralegal and Law Clerk at The Law Offices of Edward C. Ip and Associates, and as a Paralegal at WeWin Law Firm LLP. Prior to that, he served as a Mediator at the Los Angeles County Superior Court. His previous experience also includes serving as an Insurance Producer at New York Life and as a Business Analyst Intern at Edison Venture Capital Fund. Earlier in his career, he served as a Summer Associate at CFN Lawyers in Hong Kong. Mr. WONG received his Master of Law (LLM in Business Law) from the University of Southern California Gould School of Law in 2025, and his Bachelor of Law (Honors) from the University of Edinburgh School of Law in 2024. He is admitted to the California State Bar and the US Tax Court.

Family Relationships

None of the directors or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers. Each of our executive officers is employed for a specified time period, which can be renewed upon both parties’ agreement before the end of the current employment term. We may terminate an executive officer’s employment by giving a prior written notice or by paying certain compensation. All Named Directors and Officers serve under substantially similar appointment terms, with appointments continuing until terminated by either party giving not less than three months’ prior written notice or payment in lieu; we may terminate the employment of executive officers without cause at any time upon three months’ advance written notice.

Each executive officer has agreed to hold, unless expressly consented to by us, at all times during and after the termination of his or her employment agreement, in strict confidence and not to use, any of our confidential information or the confidential information of our consumers and suppliers.

We have also entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Compensation of Directors and Executive Officers

For the fiscal year ended August 31, 2024, we paid an aggregate of HKD699,600 (approximately US$89,692) in cash to our directors and executive officers. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our directors and executive officers.

For the fiscal year ended August 31, 2025, we paid an aggregate of HKD1,014,600 (approximately US$130,077) in cash to our directors and executive officers. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our directors and executive officers.

Insider Participation Concerning Executive Compensation

Our principal shareholder, STAR WINS VENTURES LIMITED is owned as to 55% by Ms. Xinmei SHI, she has made all determinations regarding executive officer compensation since the inception of our Company. When our Compensation Committee is set up, it will be making all determinations regarding executive officer compensation.

Election of Officers

Our executive officers are appointed by our board of directors, and serve at the discretion of, our board of directors.

Board of Directors

Composition of our Board of Directors

Our board of directors will consist of 5 directors upon the effectiveness of our registration statement on Form F-1 of which this prospectus is a part. A director is not required to hold any shares in our company to qualify to serve as a director. The Corporate Governance Rules of Nasdaq generally require that a majority of an issuer’s board of directors consist of independent directors.

Our board of directors currently consists of 2 executive directors. At the effectiveness of this registration statement, our board of directors will have 2 executive directors and 3 independent directors appointed. Our board of directors has determined that each of Alvin WANG, Ngo Yin TSANG, and Pak Ching Dominic WONG will be an “independent director” as defined under the Nasdaq rules. Our board of directors will be composed of a majority of independent directors at the effectiveness of this registration statement.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote, as a director in respect of any contract, proposed contract, arrangement, proposal or transaction notwithstanding that he may be interested therein provided such director discloses to his fellow directors the nature and extent of any material interests in respect of any contract or transaction or proposed contract or transaction and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated.

Committees of the Board of Directors

Upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part, we intend to establish an Audit Committee, a Compensation Committee and a Nomination Committee under our Board of Directors. We intend to adopt a charter for each of the three committees upon the SEC’s declaration of the effectiveness of our registration statement on Form F-1 of which this prospectus is a part. Each committee’s members and functions are described below.

Audit Committee.

Our Audit Committee will consist of our 3 independent directors and will be chaired by Ngo Yin TSANG. We have determined that each member of our Audit Committee will satisfy the requirements of Section 303A of the Corporate Governance Rules/Rule 5605(c)(2) of the Nasdaq listing rules and meet the independence standards under

Rule 10A-3 under the Exchange Act. We have determined that Ngo Yin TSANG qualifies as an “audit committee financial expert.” The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our Company. The Audit Committee is responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.

Our Compensation Committee will consist of our 3 independent directors and will be chaired by Pak Ching Dominic WONG. We have determined that each member of our Compensation Committee will satisfy the “independence” requirements of Rule 5605(c)(2) of the Nasdaq listing rules. Our Compensation Committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our Directors and Executive Officers. Our Chief Executive Officer may not be present at any committee meeting during which their compensation is deliberated upon. Our Compensation Committee is responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

•        selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nomination Committee.

Our Nomination Committee will consist of our 3 independent directors and will be chaired by Alvin WANG. We have determined that each member of our Nomination Committee will satisfy the “independence” requirements of Rule 5605(c)(2) of the Nasdaq listing rules. The Nomination Committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the Board and its committees. The Nomination Committee is responsible for, among other things:

•        selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•        reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

•        making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•        advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Code of Business Conduct and Ethics

In connection with this Offering, prior to the effectiveness of this registration statement, we will adopt a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company. These include, among others, a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances.

In fulfilling their duty of care to us, our directors must ensure compliance with our post-offering memorandum and articles of association as may be amended from time to time. Our company has a right to seek damages against any director who breaches a duty owed to us.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions; and

•        appointing officers and determining the term of office of the officers.

Board Oversight of Cybersecurity Risks

The management of the operation and the business affairs of a Cayman Islands company lies within the power of its board of directors. Directors of companies incorporated under the Cayman Companies Act are subject to both statutory obligations under the Cayman Companies Act as well as fiduciary duties under the common law to the extent applicable to Cayman Islands companies. In addition to the statutory duties which include duties such as reporting obligations, the maintenance of internal company registers, accounting requirements, etc., directors of Cayman Islands companies owe fiduciary duties including the duty to act in good faith and in the best interests of the company as well as a duty to act with care, skill and diligence under English common law principles. Maintaining sufficient protection against the increasing risks associated with cybercrime is clearly one of the key challenges to the commercial world and in our view, it is one of the duties of the Company’s board of directors to oversee cybersecurity risks.

Our board of directors places significant emphasis on cybersecurity risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on our operations. The Company has assigned the responsibility for monitoring cybersecurity risks to domestic operating entity MENG XUN MACHINERY (HONG KONG) LIMITED, with its board delegating the execution of this responsibility to MENG XUN MACHINERY (HONG KONG) LIMITED’s management. To prevent and control cybersecurity risks, MENG XUN MACHINERY (HONG KONG) LIMITED has enacted and implemented relevant policies including the Data Security Management Policy, Network Security Management Policy, and Data and Network Security Emergency Response Policy. The board of directors believes that assigning cybersecurity risk management to domestic operating entity MENG XUN MACHINERY (HONG KONG) LIMITED is the most effective approach for addressing our cybersecurity risks and that our management structure supports this approach.

Terms of Directors and Officers

Our officers are elected by the board of directors and will serve for a period of 1 year from the effective date of the registration statement. Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our post-offering memorandum and articles of association.

Under our post-offering memorandum and articles of association, a director’s office shall be terminated forthwith if: (i) the director is prohibited by the law of the Islands from acting as a director; or (ii) the director is made bankrupt or makes an arrangement or composition with his creditors generally; or (iii) the director resigns his office by notice to the Company; or (iv) the director only held office as a director for a fixed term and such term expires; or (v) in the opinion of a registered medical practitioner by whom the director is being treated the director becomes physically or mentally incapable of acting as a director; or (vi) the director is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director); or (vii) the director is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or (viii) without the consent of the other directors, the director is absent from meetings of directors for a continuous period of six months.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our Post-offering memorandum and articles of association, we may indemnify each existing or former director (including alternate director), secretary and other officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives, from and against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, fraud, willful default and willful neglect.

Qualification

Under our post-offering amended and restated articles of association, a director is not required to hold any shares in our Company by way of qualification. A director who is not a shareholder of our Company is nevertheless entitled to attend and speak at general meetings.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within or outside the Cayman Islands as the directors determine to be necessary or desirable. Every director shall be given notice, whether oral or written, of a meeting. A director who participates in a meeting of directors through the medium of conference telephone, video or any other form of communications equipment providing that all persons participating in the meeting are able to hear and speak to each other throughout the meeting, is deemed to be present in person at the meeting. If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is. The quorum for the transaction of business at a meeting of directors shall be two unless the directors fix some other number or unless the Company has only one director. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors. A question which arises at a board meeting shall be decided by a majority of votes, and if votes are equal the chairman may exercise a casting vote. Anything done at a meeting of directors is unaffected by the fact that it is later discovered that any person was not properly appointed, or had ceased to be a director, or was otherwise not entitled to vote. A director present at a meeting of directors is presumed to have assented to any action taken at that meeting unless: the director’s dissent is entered in the minutes of the meeting; or the director has filed with the meeting before it is concluded signed dissent from that action; or the director has forwarded to the Company as soon as practical following the conclusion of that meeting signed dissent. A director who votes in favor of an action is not entitled to record the director’s dissent to it.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Foreign Private Issuer Exemption

After the consummation of this Offering, we will qualify as a “foreign private issuer” under the SEC rules and Nasdaq rules. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Also, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we will submit to the SEC from time to time, on Form 6-K, reports of information that would likely be material to an investment decision in our Shares.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), except that we must comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), including having committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). The exemptions are subject to our disclosure of which requirements we are not following and the equivalent Cayman Islands requirements. Below are some of the exemptions afforded to foreign private issuers under the Nasdaq rules:

•        Exemption from the requirement that we disclose within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers.

•        Exemption from the requirement that our board of directors be composed of independent directors.

•        Exemption from the requirement that our audit committee have a minimum of three members.

•        Exemption from the requirement that we hold annual shareholders’ meetings.

•        Exemption from the requirement that our board of directors have a Compensation Committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•        Exemption from the requirement that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors and governed by a formal written charter or board resolution, as applicable, addressing the nomination process as adopted.

We intend to comply with all of the rules generally applicable to U.S. domestic companies listed on the Nasdaq. We may in the future decide to use the foreign private issuer exemption with respect to some or all of the other Nasdaq corporate governance rules. We also intend to comply with Cayman Islands corporate governance requirements under the Cayman Companies Act applicable to us at the same time. If we rely on our home country’s corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices.

Because we are a foreign private issuer, the members of our Board of Directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligation to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

We are eligible to utilize the “controlled company” exemptions under the Nasdaq corporate governance rules if more than 50% of our voting power is held by an individual, a group or another company. Pursuant to the Nasdaq corporate governance rules, in order for a group to exist, such shareholders must have publicly filed a notice that they are acting as a group (i.e., a Schedule 13D). We expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this Offering.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this Offering. In addition, the following table sets forth beneficial ownership prior to this Offering and after this Offering, assuming (i) no exercise and (ii) full exercise of the underwriters’ over-allotment option. Holders of our Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

Unless otherwise indicated, percentage ownership is based on 10,000,000 Ordinary Shares outstanding as of the date of this prospectus, after giving effect to the share cancellation, Percentage ownership after the completion of this Offering is based on 15,000,000 Ordinary Shares (no exercise) and 15,750,000 Ordinary Shares (full exercise), as applicable.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws(1).

	Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned No Exercise		Shares Beneficially Owned Full Exercise
Name of Beneficial Owners	Number	%	Number	%	Number	%
Directors and Executive Officers(2):
Xinmei SHI	4,400,000	44.00	4,400,000	29.33	4,400,000	27.94
Meng WAN	3,600,000	36.00	3,600,000	24.00	3,600,000	22.86
Ximing HUANG	0	0	0		0	0
Alvin WANG	0	0	0		0	0
Ngo Yin TSANG	0	0	0		0	0
Pak Ching Dominic WONG	0	0	0		0	0

All directors and executive officers as a group	8,000,000	80.00	8,000,000	53.33	50.79

5% shareholders:
STAR WINGS VENTURES LIMITED(3)	8,000,000	80.00	8,000,000	53.33	50.79

____________

(1)      Certain shareholders of the Company are individuals who may be deemed to hold their shares subject to community property laws in the jurisdictions in which they reside. Each of Meng WAN and Xinmei SHI is married. The shares held by Meng WAN may be deemed to be subject to the community property laws of Chinese Mainland, and the shares held by Xinmei SHI may be deemed to be subject to the community property laws of Hong Kong. Under such laws, a spouse may be deemed to have a beneficial interest in shares held by the shareholder. To the extent applicable, beneficial ownership information set forth herein includes shares that may be deemed beneficially owned by a shareholder and his or her spouse pursuant to applicable community property laws.

(2)      Except as otherwise indicated below, the business address for our directors and executive officers is at Unit 802, Level 8, Admiralty Center Tower II, 18 Harcourt Road, Admiralty, Hong Kong.

(3)      STAR WINGS VENTURES LIMITED, a business company incorporated under the laws of the British Virgin Islands, is owned as to 55% by Ms. Xinmei SHI, our Director and chairwoman of the board of directors and 45% by Mr. Meng WAN, our Chief Executive Officer, respectively. The registered address of STAR WINGS VENTURES LIMITED is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

RELATED PARTY TRANSACTIONS

The following is a summary of transactions for the three years ended August 31, 2025 to which we have been a party and in which any members of our Board of Directors, any Executive Officers, or Major Shareholder had, has or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this prospectus captioned “Management”.

Names of the related party	Relationship with the Company
Meng WAN	CEO and beneficial shareholder of the Company and director of Mengxun HK

(a)    Amount due to a related party

	As of August 31,
	2023	2024	2025
	HK$	HK$	HK$
Meng WAN	(36,325,682)	(31,247,275)	(32,411,707)
Total amount due to a related party – non trade	(36,325,682)	(31,247,275)	(32,411,707)

These balances are unsecured, interest-free, and without a fixed repayment term.

(b)    Related party transactions

	For the year ended August 31,
	2023	2024	2025
	HK$	HK$	HK$
Payment on behalf of the Company by Meng WAN	1,669,999	6,705,126	4,464,049
Payment on behalf of Meng WAN by the Company(i)	4,173,459	7,293,942	8,274,211
Loan advanced to the Company from Meng WAN	11,676,000	216,642	3,374,218
Loan advanced to Meng WAN from the Company	15,535	4,706,233	1,399,624
Dividend declared to Meng WAN(ii)	—	—	3,000,000

____________

(i)      During the periods presented, certain amounts due to our Chief Executive Officer arose from historical advances and reimbursements made on behalf of the Company in the ordinary course of business. We intend to settle or otherwise eliminate any outstanding balances prior to or in connection with the completion of this offering. Following the completion of this offering, we will not extend or maintain any personal loans, advances, or similar credit arrangements to or for any of our directors or executive officers, in compliance with Section 13(k) of the Securities Exchange Act of 1934.

(ii)     On June 29, 2025, Mengxun HK declared a dividend of HK$3,000,000 to Mr. Meng WAN. The transaction was fully authorized by the written resolution of the sole director of Mengxun HK. As of August 31, 2025, the amount of unpaid dividend to Mr. Meng WAN was HK$3,000,000. No dividend was declared during the year ended August 31, 2024.

Policies and Procedures for Related Party Transactions

Our board of directors has created an audit committee in connection with this offering which will be tasked with review and approval of all related party transactions.

DESCRIPTION OF SHARES

We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our memorandum and articles of association, as amended or restated from time to time, and the Companies Act (as revised) of the Cayman Islands, which is referred to as the “Cayman Companies Act below”, and the common law of the Cayman Islands. A Cayman Islands exempted company:

•        is a company that conducts its business mainly outside the Cayman Islands;

•        is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can affect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•        does not have to hold an annual general meeting;

•        does not have to make its register of members open to inspection by shareholders of that company;

•        may obtain an undertaking against the imposition of any future taxation;

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as an exempted limited duration company; and

•        may register as a segregated portfolio company.

As of the date of this prospectus, our company’s authorized share capital is US $50,000 divided into 500,000,000 Ordinary Shares of par value $0.0001 each. As of the date of this prospectus, 10,000,000 Ordinary Shares are issued and outstanding. Immediately upon the completion of this offering, assuming no exercise of the over-allotment option by the underwriters, there will be 15,000,000 Ordinary Shares issued and outstanding (or 15,750,000 Ordinary Shares if the underwriters exercise their over-allotment option in full).

Reference is made to our post-offering amended and restated memorandum and articles of association, which will become effective from the effective date of this registration statement, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “post-offering Memorandum” and “post-offering Articles”). The following description of our share capital and provisions of our post-offering Memorandum and Articles are summaries and do not purport to be complete.

Ordinary Shares

Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Cayman Companies Act and our post-offering Articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

At the completion of this offering, there will be [*] ordinary shares issued and outstanding. Shares sold in this offering will be delivered against payment from the underwriters upon the closing of the offering in New York, New York, on or about [*].

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Our post-offering Articles provide that dividends may be out of any funds of the

Company lawfully available for distribution. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose subject to the restrictions of the Cayman Companies Act, provided that in no circumstances may we pay a dividend out of share premium account if, following the date on which the dividend is proposed to be paid, our company would be unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called and quorate annual or extraordinary general meeting of the shareholders entitled to vote on such action, or in lieu of a general meeting, be effected by a resolution in writing. A resolution put to the vote of the meeting shall be decided on a poll. On a poll, each shareholder is entitled to one (1) vote for each Ordinary Share on all matters that require a shareholder’s vote.

A quorum required for a meeting of shareholders consists of one or more shareholders present and holding at least one-third of the outstanding Ordinary Shares of our Company that is entitled to vote and present in person or by proxy. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a written requisition by any one or more shareholder(s) entitled to attend and vote at general shareholders’ meetings of our company holding not less than 10% of the rights to vote at such meeting, deposited at the registered office of our company. Advance notice of at least five (5) clear days is required for the convening of our general shareholders’ meeting.

An ordinary resolution to be passed at a duly constituted general meeting of the Company shall be passed by a simple majority of the votes vast by, or on behalf of, the shareholders who (being entitled to do so) vote in person or by proxy at that meeting, while a special resolution requires the affirmative vote of not less than two-thirds of the votes attaching to the Ordinary Shares cast by or on behalf of, the shareholders who (being entitled to do so) vote in person or by proxy at a meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given. A special resolution will be required for important matters such as a change of company name or making amendments to our post-offering Memorandum or Articles. Holders of the Ordinary Shares may, among other things, subdivide or consolidate their shares by passing an ordinary resolution.

Election of directors

Directors may be appointed by an ordinary resolution of our shareholders or by a resolution of the directors of the Company.

Meetings of directors

At any meeting of directors, a quorum will be present if two directors are present, unless otherwise fixed by the directors. A director represented by an alternate director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Transfer of Ordinary Shares

Subject to our post-offering Articles relating to the transfer of Ordinary Shares and provided that such transfer complies with the applicable rules of the SEC, the Nasdaq and federal and state securities laws of the United States, our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in a common form or any other form prescribed by the Nasdaq or otherwise approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Shares which are not fully paid up or on which the Company has a lien.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

The registration of transfers may, on 14 clear days’ notice, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 clear days in any year as our board may determine.

Liquidation rights

If we are wound up, the shareholders may, subject to the Articles and any other sanction required by the Cayman Companies Act, pass an ordinary resolution allowing the liquidator to do either or both of the following:

(a)     to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to set such value to any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)    to vest the whole or any part of the assets in trustees upon such trusts for the benefit of contributories as the liquidator shall think fit.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares

The Cayman Companies Act and our post-offering Articles permit us to purchase, redeem or otherwise acquire our own shares, subject to certain restrictions and requirements under the Cayman Companies Act, our post-offering Memorandum and Articles and any applicable requirements imposed from time to time by the Nasdaq, the SEC. In accordance with our post-offering Articles, we may issue shares with rights which, with the sanction of a special resolution passed by the shareholders, be varied so as to provide that those shares are to be redeemed or liable to be redeemed at the option of our Company or the holder is liable, to be redeemed. Under the Cayman Companies Act, the repurchase of any share may be paid out of our company’s profits, out of our share premium account or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or, if authorized by the articles of association and subject to the Cayman Companies Act, out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Companies Act, no such share may be repurchased (1) unless it is fully paid up, (2) if such repurchase would result in there no longer be any issued shares of our Company (other than shares held as treasury shares), and (3) unless the manner of repurchase (if not so authorized under the Memorandum and Articles) has first been authorized by a resolution of our shareholders. Under the Articles, our Company may repurchase its own shares on the terms and in the manner which our directors determine at the time of such repurchase. In addition, under the Cayman Companies Act, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no longer any issued shares of our Company (other than shares held as treasury shares).

Variations of Rights of Shares

The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class or series present in person or by proxy and entitled to vote at a separate meeting of the holders of the shares of the class or series.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by an ordinary resolution passed by our shareholders:

•        increase or reduce (by cancellation of shares that have not been taken or agreed to be taken by any person) the authorized share capital of our Company;

•        subdivide our authorized and issued shares into a larger number of shares; and

•        consolidate our authorized and issued shares into a smaller number of shares.

Issuance of Additional Shares

Our post-offering Memorandum and Articles authorize our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

No preferred shares

As of the date of this prospectus, we do not have any preferred shares authorized, issued or outstanding.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from that of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other documents, a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is affected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)     the statutory provisions as to the required majority vote have been met;

(b)    the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)     the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)    the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a non-controlling shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:

•        an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

•        an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

•        an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud, dishonesty, willful default or willful neglect. Our post-offering Articles provide to the extent permitted by Cayman Islands law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, fraud, willful default or willful neglect.

To the extent permitted by the Cayman Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles of association.

Duties of Directors

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Cayman Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Cayman Islands law does not prohibit cumulative voting, but our post-offering Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any fewer protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering Memorandum and Articles, any of our directors may be removed by ordinary resolution of our shareholders. The office of a director of our Company shall also be vacated if the director becomes bankrupt or makes any arrangement or composition with his creditors, is found to be or becomes of unsound mind, or resigns his office by notice in writing to our Company.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that are approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally.

The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper purpose and not with the effect of constituting fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a super majority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, our Company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its shareholders or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its shareholders. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering Memorandum and Articles, the rights attached to any class or series of shares may, unless otherwise provided in the post-offering Articles or the terms of issue of the shares of that class or series, be varied or abrogated with the consent in writing of the holders of two-thirds of the issued shares of that class or series, or with the sanction of a resolution passed by at least a two-thirds majority of the shares of that class or series present in person or by proxy and entitled to vote at a separate meeting of the holders of the class or series.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Act, our post-offering Memorandum and Articles may be altered or amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our post-offering Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Powers to Issue Shares

Under our post-offering Memorandum and Articles, subject as otherwise provided in our post-offering Articles, all shares for the time being and from time to time unissued shall be under the control of our board of directors, and may be, allotted, issued or otherwise disposed of in such manner, to such persons and on such terms as our board of directors, in their absolute discretion, may think fit.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

•        the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

•        the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

•        the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that our Company may remain out of scope of the legislation or else be subject to more limited substance requirements.

Listing

We plan to list the Ordinary Shares on the Nasdaq Capital Market under the symbol “PNIG”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is VStock Transfer, LLC.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the completion of this Offering, we will have 5,000,000 Ordinary Shares sold in this Offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act.

Prior to this Offering, there has been no public market for our Ordinary Shares, and while we plan to apply to list our Ordinary Shares on Nasdaq, we cannot assure you that a regular trading market for our Ordinary Shares will develop or be sustained after this Offering. Future sales of substantial amounts of Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Ordinary Shares. Further, since a large number of our Ordinary Shares will not be available for sale shortly after this Offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Ordinary Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Lock-Up Agreements

Our directors, officers and all holders of the Company’s securities have agreed with the Representative, for a period of twelve (12) months from the pricing date of this offering, subject to certain customary exceptions, not to offer, sell or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company.

In addition, the Company and any successors of the Company has agreed for a period of six (6) months after the closing of this offering, not to, except in connection with this offering, (i) offer, sell or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, other than post-effective amendments to the Registration Statement of which this prospectus is a part. See “Underwriting — Lock-Up Agreements.”

We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

All of our Ordinary Shares outstanding prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

•        1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately shares immediately after this offering; or

•        the average weekly trading volume of the Ordinary Shares on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

TAXATION

The following description is not intended to constitute a complete analysis of all tax considerations relating to the acquisition, ownership, and disposition of our Shares. You should consult your own tax advisor concerning the tax considerations of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, or other taxing jurisdiction.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Hong Kong Taxation

The following summary of certain relevant taxation provisions under the laws of Hong Kong is based on current law and practice and is subject to changes therein. This summary does not purport to address all possible tax consequences relating to purchasing, holding or selling Ordinary Shares, and does not take into account the specific circumstances of any particular investors, some of whom may be subject to special rules. Accordingly, holders or prospective purchasers (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult their own tax advisors regarding the tax consequences of purchasing, holding or selling Ordinary Shares. Under the current laws of Hong Kong:

•        No profit tax is imposed in Hong Kong in respect of capital gains from the sale of the Ordinary Shares.

•        Revenue gains from the sale of Ordinary Shares by persons carrying on a trade, profession or business in Hong Kong where the gains are derived from or arise in Hong Kong from the trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the rate of 16.5% on corporations and at a maximum rate of 15% on individuals and unincorporated businesses.

•        Gains arising from the sale of Ordinary Shares, where the purchases and sales of Ordinary Shares are affected outside of Hong Kong such as, for example, on the New York Stock Exchange, should not be subject to Hong Kong profits tax.

According to the current tax practice of the Hong Kong Inland Revenue Department, dividends paid on the Ordinary Shares would not be subject to any Hong Kong tax.

No Hong Kong stamp duty is payable on the purchase and sale of the Ordinary Shares.

Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property (such as the Ordinary Shares).

Trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax.

As from year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000, and 16.5% on any part of assessable profits over HK$2,000,000.

Material United States Federal Income Tax Considerations

Persons considering an investment in our Ordinary Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of our Ordinary Shares including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Ordinary Shares. This summary applies only to U.S. Holders that hold our Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        financial institutions or financial services entities;

•        underwriters;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        grantor trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        governments or agencies or instrumentalities thereof;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        persons liable for alternative minimum tax;

•        persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        passive foreign investment companies;

•        controlled foreign corporations;

•        the Company’s officers or directors;

•        holders who are not U.S. Holders;

•        persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Ordinary Shares through such entities.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the British Virgin Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for the purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq MKT. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Sale or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long-term if the Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. In the event that gains from the disposition of the Ordinary Shares are subject to tax in the PRC, such gain may be treated as PRC-source gain under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other un-booked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Ordinary Shares. Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds US$50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

We are offering our Ordinary Shares as described in this prospectus through the underwriters named below. Cathay Securities, Inc. (the “Representative”) is acting as the sole representative of the underwriters. Subject to the terms and conditions of the underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price set forth on the cover page of this prospectus less the underwriting discounts, the number of Ordinary Shares listed next to its name in the following table:

Name	Number of Shares
Cathay Securities, Inc.	5,000,000
Total	5,000,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The Ordinary Shares are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken, other than those Ordinary Shares covered by the over-allotment option described below. A copy of the underwriting agreement will be filed as an exhibit to the registration statement of which this prospectus forms a part.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Over-Allotment Option

We have granted to the underwriters an option, exercisable for forty-five (45) days from the date of this prospectus, to purchase up to an additional fifteen percent (15%) of the total number of Ordinary Shares to be offered by the Company at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. If any of these additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the Ordinary Shares are offered.

Discounts and Expense Reimbursement

The underwriting discounts for the shares and the over-allotment shares are equal to seven percent (7%) of the public offering price per Ordinary Share.

The following table shows the underwriting fees payable to the Representative with this Offering:

	Per Ordinary Share		Total
Public offering price(1)	US$	4.00	US$	20,000,000
Underwriting discounts(2)	US$	0.28	US$	1,400,000
Proceeds, before expenses, to us	US$	3.72	US$	18,600,000

____________

(1)      Determined based on the lower end of the estimated range of the initial public offering price. Assumes the underwriters do not exercise their over-allotment option.

(2)      We have agreed to pay the underwriters a discount equal to seven percent (7%) of the public offering price of this Offering. The fees do not include the expense reimbursement as described below.

We will reimburse the Representative for accountable out-of-pocket expenses not to exceed US$220,000 irrespective of whether this Offering is consummated. Such accountable out-of-pocket expenses include but are not limited to travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background check on the Company’s principals. We paid an advance against accountable out-of-pocket expenses in the amount of

US$50,000 to the Representative upon the execution of the engagement letter between us and the Representative. Any expense advance will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). In addition, at the closing of the Offering, we will reimburse the Representative one percent (1%) of the gross proceeds of the Offering as non-accountable expenses.

We have agreed to deliver to the Representative a total amount of US$100,000 as the advance against reasonably anticipated accountable out-of-pocket expenses (the “Advance”). In the event the engagement period terminates prior to completion of the offering, the Representative shall return any portion of the Advance not used to pay its accountable out-of-pocket expenses actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses payable by us in connection with the Offering, other than the underwriting discounts, will be approximately US$1,230,250, including a maximum aggregate reimbursement of US$220,000 of Representative’s accountable expenses.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement. A form of the underwriting agreement will be included as an exhibit to the registration statement of which this prospectus forms a part.

Right of First Refusal

We and the Representative agree that for a period of six (6) months from the closing of the Offering, we grant the Representative the right of first refusal to provide investment banking services to us on an exclusive basis and on terms that are the same or more favorable to the Company comparing to terms offered to the Company by other underwriters/placement agents (such right, the “Right of First Refusal”), which right is exercisable in the Representative’s sole discretion. In the event the engagement letter between us and the Representative is terminated for any reason during the right of first refusal period, the right of first refusal shall remain in effect for a period of twelve (12) months from the date of termination, unless otherwise agreed by the parties in writing, provided that the Right of First Refusal may be terminated by us for “Cause” in accordance with FINRA Rule 5110(g)(5).

If the Representative declines to exercise the Right of First Refusal or is unable to provide same or more favorable terms to us under reasonable standard, we shall have the right to retain any other person or persons to provide such services on terms and conditions which are not more favorable to such other person or persons than the terms presented to and declined by the Representative.

Tail Fee

We have also agreed to pay the Representative a tail fee equal to seven percent (7%) of the aggregate purchase price paid by each purchaser of securities, if we complete an offering with an investor introduced to us by the Representative and not-known to us before such introduction regarding an offering prior to the termination or expiration of the engagement letter between the Representative and us (collectively, the “Identified Parties”) during the twelve (12) month period following the termination of such engagement letter. The Representative shall provide us with a list of the Identified Parties and proof of such communication in connection with the Offering.

Application for Nasdaq Listing

We will apply to list our Ordinary Shares on Nasdaq under the symbol “[*]”. We will not consummate and close this Offering without a listing approval letter from Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of Ordinary Shares in this Offering sufficient to satisfy applicable listing criteria, our Ordinary Shares will in fact be listed.

If our Ordinary Shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Indemnification

We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

Each of our directors, officers and all holders of the Company’s securities (including warrants, options, convertible securities, and Ordinary Shares of the Company) have agreed in writing to enter into a customary “lock-up” agreement in favor of the underwriters, agreeing not to, for a period of twelve (12) months starting from the pricing date of this Offering, (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any share capital of the Company or any securities convertible into or exercisable or exchangeable for share capital of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any share capital of the Company or any securities convertible into or exercisable or exchangeable for share capital of the Company.

Each of the Company and any successors of the Company agreed, for a period of six (6) months from the closing date of the Offering, that each will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any share capital of the Company or any securities convertible into or exercisable or exchangeable for share capital of the Company; or (b) file or caused to be filed any registration statement with the SEC relating to the offering of any share capital of the Company or any securities convertible into or exercisable or exchangeable for share capital of the Company.

No Public Market Pricing

Prior to this Offering, there has been no public market for our securities in the U.S. and the public offering price for our Ordinary Shares will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations are prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development, and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which our Ordinary Shares will trade in the public market subsequent to this Offering or that an active trading market for our Ordinary Shares will develop and continue after this Offering.

Electronic Offer, Sale, and Distribution of Securities

A prospectus in electronic format may be delivered to potential investors by the Representative. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by the Representative is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Price Stabilization, Short Positions

In connection with this Offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Ordinary Shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Ordinary Shares in the open market after pricing that could adversely affect investors who purchase in the Offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Ordinary Shares in this Offering because such underwriter repurchases those shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market, or otherwise.

Determination of Offering Price

The public offering price of the Ordinary Shares we are offering was determined by us in consultation with the Representative based on discussions with potential investors in light of the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Foreign Regulatory Restrictions on Purchase of our Ordinary Shares

We have not taken any action to permit a public offering of our Ordinary Shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this Offering of our Ordinary Shares and the distribution of this prospectus outside the United States.

Offer Restrictions Outside the United States

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

EXPENSES OF THE OFFERING

Set forth below is an itemization of the total expenses, excluding the underwriting discounts and commissions and non-accountable expense allowance, which are expected to be incurred in connection with the sale of Ordinary Shares in this Offering. With the exception of the registration fee payable to the SEC, the Nasdaq listing fee and the filing fee payable to FINRA, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$3,000
Nasdaq Capital Market Listing Fee	$70,000
FINRA Filing Fee	$2,250
Legal Fees and Other Expenses	$440,000
Accounting Fees and Expenses	$270,000
Printing and Engraving Expenses	$25,000
Transfer Agent Expenses	$—
Miscellaneous Expenses	$420,000
Total	$1,230,250

The foregoing amounts exclude underwriting discounts and commissions and the non-accountable expense allowance payable to the underwriters. The estimated offering expenses set forth above will be paid from the net proceeds of this offering and are not reflected in the pro forma as adjusted capitalization table.

LEGAL MATTERS

Concord & Sage PC is acting as counsel to our Company regarding U.S. securities law matters. The validity of the Ordinary Shares offered as a matter of Cayman Islands law hereby will be passed upon for us by Ogier. Certain legal matters with respect to U.S. federal securities law in connection with this Offering will be passed upon for the underwriters by VCL Law LLP. Legal matters as to Hong Kong law will be passed upon for us by SH Wong & Co. We may rely upon Ogier with respect to matters governed by Cayman Islands law and SH Wong & Co with respect to matters governed by Hong Kong law.

EXPERTS

The consolidated financial statements for the years ended August 31, 2025 and 2024 and for each of the fiscal years then ended included in this prospectus have been so included in reliance on the report of Assentsure PAC, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing. The office of Assentsure PAC is located at 180B Bencoolen Street, #03-01 The Bencoolen, Singapore 189648.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, may have a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Hong Kong. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States; specifically, [*] and [*] are nationals or residents of Hong Kong, and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Concord & Sage PC as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Cayman Islands

We rely on the opinion of Ogier, our Cayman Islands legal counsel, that there is uncertainty as to whether the courts of the Cayman Islands would:

•        recognize or enforce judgments of courts of the United States against us or our directors or officers predicated upon the civil liability provisions of securities laws of the United States or any state in the United States; and

•        entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have also received an opinion from Ogier that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

1.      is given by a foreign court of competent jurisdiction;

2.      imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

3.      is final and conclusive;

4.      is not in respect of taxes, a fine or a penalty;

5.      was not obtained by fraud; and

6.      is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. As the courts of the Cayman Islands have yet to rule on making such a determination, it is uncertain whether such civil liability judgments from United States courts would be enforceable in the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Hong Kong

According to SH Wong & Co, our counsel as to Hong Kong law, and their opinion which will be attached to this prospectus as Exhibit 8.2, there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. However, under common law, a foreign judgment (including one from a federal or state court in the United States) obtained against the Company may generally be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the parties. In a common law action for enforcement of a foreign judgment, the judgment creditor has to prove that (a) the judgment is in personam; (b) the judgment is in the nature of a monetary award; (c) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (d) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgment at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the foreign judgment as proof of the debt.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to underlying Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Ordinary Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 to which this prospectus is a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As we are a foreign private issuer, we are exempt from some of the Exchange Act reporting requirements, the rules prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

Report of Independent Registered Public Accounting Firm

To: The Shareholders and the Board of Directors of

Pacipic Nexus IntelliTech Group

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Pacipic Nexus IntelliTech Group and its subsidiaries (collectively, the “Company”) as of August 31, 2025 and 2024 and the related consolidated statements of operations and comprehensive income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows for each of the two years in the period ended August 31, 2025 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated balance sheets of the Company as of August 31, 2025 and 2024 and the related consolidated statements of operations and comprehensive income, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows for each of the two years in the period ended August 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the United States federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Assentsure PAC

Singapore
November 4, 2025 except for Note 1, Note 15, Note 16 and Note 18 which is dated March 20, 2026.
We have served as the Company’s auditor since 2025.
PCAOB ID: 6783

PACIPIC NEXUS INTELLITECH GROUP
CONSOLIDATED BALANCE SHEETS
AS OF AUGUST 31, 2024 AND 2025

		As of August 31,
	Notes	2024	2025	2025
		HK$	HK$	US$ (Note 2(e))
ASSETS
Current assets:
Cash and cash equivalents		24,176,454	15,137,699	1,940,730
Accounts receivable, net	4	6,741,578	5,793,951	742,814
Notes receivable, net	5	2,189,987	—	—
Inventories in transit	6	89,960,659	32,656,667	4,186,753
Prepayments, net	7	8,666,045	1,243,442	159,416
Deferred offering costs		—	1,329,150	170,404
Total current assets		131,734,723	56,160,909	7,200,117

Non-current assets:
Operating lease right-of-use assets, net	8	1,165,721	795,947	102,044
Prepayment for development of an intangible asset	9	3,052,000	—	—
Intangible asset, net	9	—	2,950,267	378,239
Total non-current assets		4,217,721	3,746,214	480,283
Total assets		135,952,444	59,907,123	7,680,400

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	10	4,020,326	1,831,801	234,846
Accrued expenses and other current liabilities	11	54,500	139,051	17,827
Amount due to a related party	12	31,247,275	32,411,707	4,155,347
Tax payable		27,453	1,104,845	141,647
Deferred revenue (Contract liabilities)	13	96,147,474	17,004,074	2,180,009
Operating lease liabilities, current portion	8	369,774	388,265	49,778
Total current liabilities		131,866,802	52,879,743	6,779,454

Non-current liabilities:
Operating lease liabilities, non-current portion	8	795,947	407,682	52,267
Deferred tax liabilities	14	503,580	486,794	62,409
Total non-current liabilities		1,299,527	894,476	114,676
Total liabilities		133,166,329	53,774,219	6,894,130

Shareholders’ equity:
Ordinary share, par value US$0.0001, 500,000,000 shares authorized; 10,000,000 shares issued and outstanding as of August 31, 2024 and 2025*	15	—	7,800	1,000
Additional paid in capital		10,000	7,800	1,000
Merger reserve		—	(5,600)	(718)
Retained earnings		2,776,115	6,122,904	784,988
Total shareholders’ equity		2,786,115	6,132,904	786,270
Total liabilities and equity		135,952,444	59,907,123	7,680,400

____________

*        Retroactively presented for the effect of the proportional share cancellation and the reorganization for the Company’s initial public offering (Note 1)

The accompanying notes are an integral part of these consolidated financial statements.

PACIPIC NEXUS INTELLITECH GROUP
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2025

		For the Years Ended August 31,
	Notes	2024	2025	2025
		HK$	HK$	US$
Revenue		74,167,473	123,743,446	15,864,544
Cost of revenue		(67,169,338)	(110,751,957)	(14,198,969)
Gross profit		6,998,135	12,991,489	1,665,575

Operating expenses:
Selling and marketing expenses		(209,280)	(1,043,872)	(133,830)
General and administrative expenses		(3,707,497)	(4,543,027)	(582,439)
Total operating expenses		(3,916,777)	(5,586,899)	(716,269)

Operating income		3,081,358	7,404,590	949,306

Interest income, net		21,365	2,805	360
Other income, net		376,614	—	—
Income before taxes		3,479,337	7,407,395	949,666
Income tax expenses	14	(537,497)	(1,060,606)	(135,975)
Net income		2,941,840	6,346,789	813,691

Earnings per share attributable to ordinary shareholders of the Company’s shareholders
Basic and diluted	16	0.29	0.63	0.08

Weighted average shares* used in calculating basic and diluted net income per share:		10,000,000	10,000,000	10,000,000

____________

*        Retroactively presented for the effect of the share cancellation and the reorganization for the Company’s initial public offering (Note 1).

The accompanying notes are an integral part of these consolidated financial statements.

PACIPIC NEXUS INTELLITECH GROUP
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2025

	Ordinary shares		Additional paid in capital	Merger reserve	(Accumulated loss)/Retained earnings	Total shareholders’ (deficit)/ equity
	Shares*	Amount
		HK$	HK$		HK$	HK$
Balance as of August 31, 2023	10,000,000	—	10,000	—	(165,725)	(155,725)
Net income	—	—	—	—	2,941,840	2,941,840
Balance as of August 31, 2024	10,000,000	—	10,000	—	2,776,115	2,786,115
Reserves arising from reorganization under common control	—	15,600	(10,000)	(5,600)	—	—
Share cancellation	—	(7,800)	7,800	—	—	—
Net income	—	—	—	—	6,346,789	6,346,789
Dividend declared (Note 12)	—	—	—	—	(3,000,000)	(3,000,000)
Balance as of August 31, 2025 in HK$	10,000,000	7,800	7,800	(5,600)	6,122,904	6,132,904
Balance as of August 31, 2025 in US$ (Note 2(e))	10,000,000	1,000	1,000	(718)	784,988	786,270

____________

*        Retroactively presented for the effect of the share cancellation and the reorganization for the Company’s initial public offering (Note 1)

The accompanying notes are an integral part of these consolidated financial statements

PACIPIC NEXUS INTELLITECH GROUP
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2025

	For the Year Ended August 31,
	2024	2025	2025
	HK$	HK$	US$ (Note 2(e))
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	2,941,840	6,346,789	813,691
Adjustments to reconcile net income to net cash used in operating activities:
Amortization of intangible asset	—	101,733	13,043
Deferred income tax	503,580	(16,786)	(2,152)
Changes in operating assets and liabilities:
Accounts receivable, net	(4,052,181)	947,627	121,491
Notes receivable, net	10,830,684	2,189,987	280,768
Inventories in transit	(40,155,508)	57,303,992	7,346,665
Prepayments, net	14,757,676	7,422,603	951,616
Accounts payable	(11,249,549)	(2,188,525)	(280,580)
Accrued expenses and other current liabilities	34,500	84,551	10,840
Tax payable	27,453	1,077,392	138,127
Deferred revenue (Contract liabilities)	46,088,913	(79,143,400)	(10,146,591)
Net cash provided by/(used in) operating activities	19,727,408	(5,874,037)	(753,082)

CASH FLOWS FROM INVESTING ACTIVITIES
Payment for development of an intangible asset	(3,052,000)	—	—
Cash used in investing activities	(3,052,000)	—	—

CASH FLOWS FROM FINANCING ACTIVITIES
Advances to a related party	(5,078,407)	(1,835,568)	(235,329)
Deferred offering costs	—	(1,329,150)	(170,404)
Cash used in financing activities	(5,078,407)	(3,164,718)	(405,733)

Net increase/(decrease) in cash and cash equivalents	11,597,001	(9,038,755)	(1,158,815)
Cash and cash equivalents, beginning of year	12,579,453	24,176,454	3,099,545
Cash and cash equivalents, end of year	24,176,454	15,137,699	1,940,730

Supplemental disclosures of cash flow information:
Hong Kong profits tax paid	(5,768)	—	—

The accompanying notes are an integral part of these consolidated financial statements.

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS OVERVIEW AND BASIS OF PRESENTATION

Pacipic Nexus IntelliTech Group (“Pacipic Nexus”) was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on August 25, 2025 that conducts its operations in Hong Kong through Meng Xun Machinery (Hong Kong) Limited (“Mengxun HK”), its indirect wholly owned operating subsidiary. Upon incorporation, one Ordinary Share was allotted and issued to Vistra (Cayman) Limited and was subsequently transferred to Ms. Xinmei SHI, and later transferred to Star Wings Ventures Limited (“Star Wings”) on September 22, 2025. Star Wings is owned as to 55% by Ms. Xinmei SHI and 45% by Mr. Meng WAN. Pacipic Nexus conducts its primary operations through its subsidiaries, Bole Ventures Limited (“Mengxun BVI”) and Mengxun HK that are incorporated and domiciled in Hong Kong (“collectively referred to as the “Company”).

Reorganization

Mengxun BVI was incorporated in the British Virgin Islands on July 9, 2025 as an exempted company. On September 12, 2025, Mengxun BVI acquired 100% equity interest in Mengxun HK from Mr. Meng WAN. Mengxun HK became Mengxun BVI’s wholly owned subsidiary. Mengxun BVI as investing holding company conducts its primary operations through Mengxun HK after the acquisition.

Pacipic Nexus carried out a series of transactions to reorganize the corporate structure. Pursuant to the reorganization, on September 22, 2025, the Company acquired the entire issued share capital of Mengxun BVI from its then sole shareholder Mr. Meng WAN in consideration of the Company issuing 15,999,999 Ordinary Shares of par value of US$0.0001 of the Company to Mr. Meng Wan’s designee, Star Wings. As a result, Mengxun BVI became a wholly owned subsidiary of the Company and Star Wings increased its shareholding in the Company to 16,000,000 Ordinary Shares.

On September 22, 2025, the Company allotted and issued an aggregate of 4,000,000 Ordinary Shares to five shareholders at par value of US$0.0001. Upon completion of the share allotment, Ms. Haiyuan TANG, Ms. Dingrong ZHOU, Ms. Birong LIN, Ms. Siu Ching KWOK and Ms. Qiwen LU, each holds 900,000 Ordinary Shares, 900,000 Ordinary Shares, 800,000 Ordinary Shares, 800,000 Ordinary Shares and 600,000 Ordinary Shares, respectively.

The Company completed a reorganization on September 22, 2025 following which Mengxun BVI and Mengxun HK came under the control of Pacipic Nexus.

The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company.

On February 20, 2026, the Company effected a proportional share cancellation pursuant to which an aggregate of 10,000,000 Ordinary Shares were cancelled on a pro rata basis from all shareholders on a pro rata basis, reducing the total issued and outstanding Ordinary Shares from 20,000,000 to 10,000,000. No consideration was paid and no liabilities were extinguished in connection with the share cancellation.

The share cancellation was accounted for as a capital reduction within shareholders’ equity, resulting in a reclassification between share capital and additional paid-in capital, with no impact on total shareholders’ equity.

All share and per share amounts presented in the consolidated financial statements have been retroactively adjusted, as of the earliest period presented, to reflect the share cancellation.

Description of subsidiaries incorporated and controlled by the Company

Name	Background	Effective ownership
Bole Ventures Limited	Investment holding	100%
Meng Xun Machinery (Hong Kong) Limited	Principally engaged in trading of industrial machineries	100%

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and in conformity with the requirements of the Securities Exchange Commission (“SEC”). Additionally, these consolidated financial statements have been audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).

(b) Principles of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

(c) Use of estimates

The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses, as well as the disclosure of contingent assets and liabilities at the date of the consolidated financial statements. These estimates and assumptions are evaluated regularly based on historical experience, current conditions, and reasonable and supportable forecasts of future economic conditions.

Significant accounting estimates reflected in the Company’s consolidated financial statements include, but are not limited to:

•        Incremental borrowing rate used in the recognition of right-of-use assets and lease liabilities under ASC 842 (Leases), which is determined based on the Company’s cost of borrowing, adjusted for the specific term and the economic environment.

•        Allowance for credit losses on accounts receivable under ASC 326 (Credit Losses), which is determined based on historical collection experience, the creditworthiness of individual customers, and expected changes in macroeconomic conditions.

•        Useful lives of intangible asset, which are determined based on the Company’s experience with similar assets and expected usage patterns.

These estimates involve significant judgment and are subject to uncertainty, particularly in areas affected by market volatility, economic conditions, or customer-specific factors. Management regularly reviews and updates its estimates based on changes in these conditions and other relevant factors.

Given the inherent uncertainty in estimating future outcomes, actual results may differ from these estimates, and such differences could have a material impact on the Company’s financial position and results of operations. Management performs sensitivity analysis on critical accounting estimates to assess the potential impact of changes in assumptions and to ensure that the estimates remain reasonable under a range of possible outcomes.

(d) Functional currency and foreign currency translation

The Company uses the Hong Kong dollar (“HK$”) as its reporting currency. The functional currency of the Company and its subsidiaries is the HK$, as determined based on the criteria outlined in Accounting Standards Codification (“ASC”) Topic 830, Foreign Currency Matters. The functional currency is assessed based on the primary economic environment in which the Company and its subsidiaries operate. The Company periodically reviews its functional currency determination to ensure that it continues to reflect the underlying economic conditions of its operations.

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are remeasured into the functional currency using the exchange rate at the balance sheet date, while non-monetary items measured at historical cost are translated using the exchange rates in effect on the transaction date. Translation adjustments related to monetary assets and liabilities arising from exchange rate fluctuations are recognized as exchange gains or losses in the consolidated statements of comprehensive income.

The Company carefully monitors its exposure to foreign currency fluctuations and manages foreign currency risk by assessing significant movements in exchange rates, particularly in respect of its key trading partners. No material foreign currency translation adjustments were recognized in other comprehensive income for the years ended August 31, 2024, and 2025, as most transactions and balances were denominated in the functional currency of the Company and its subsidiaries. Should the Company engage in material transactions or hold significant balances in currencies other than the functional currency, foreign currency translation adjustments will be recognized in other comprehensive income.

(e) Convenience translation

The Company’s operations are principally conducted in Hong Kong, where the Hong Kong dollar (HK$) is the functional currency, and all the revenues are denominated in HK$. For the convenience of the readers of our consolidated financial statements, we have provided translations of balances in the consolidated balance sheets, consolidated statements of operations and comprehensive income, consolidated statements of changes in shareholders’ equity, and consolidated statements of cash flows from HK$ to U.S. dollars (US$) as of and for the year ended August 31, 2025. These translations have been made at a fixed exchange rate of US$1.00 = HK$7.8, which is the pegged rate as determined by the linked exchange rate system in Hong Kong.

These translations are provided solely for informational purposes and should not be construed as representations that the HK$ amounts could be converted into US$ at that or any other rate. The exchange rate used may differ from actual exchange rates on the balance sheet date or subsequent dates, and readers should be aware of potential exchange rate fluctuations. We do not intend for these translated amounts to comply with the provisions of U.S. GAAP regarding functional currency translation, and they are not intended to be a substitute for the HK$ amounts reported in accordance with U.S. GAAP.

The convenience translation presented does not reflect the impact of any fluctuations in foreign exchange rates during the period and should not be relied upon as an accurate measure of actual exchange effects or a reflection of future trends. All financial information should be interpreted in conjunction with the official HK$ amounts presented in the consolidated financial statements.

(f) Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, in accordance with ASC 820, Fair Value Measurement. The Company determines fair value measurements for assets and liabilities that are either required or permitted to be recorded or disclosed at fair value. These measurements consider the principal or most advantageous market in which the transaction would occur and use assumptions that market participants would employ in pricing the asset or liability.

The Company follows the fair value hierarchy established under ASC 820, which prioritizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy consists of three levels:

•        Level 1: Observable inputs, such as quoted prices (unadjusted) for identical assets or liabilities in active markets.

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Level 2: Other inputs that are directly or indirectly observable in the market place, such as quoted prices for similar assets or liabilities, interest rates, and yield curves.

•        Level 3: Unobservable inputs supported by little or no market activity, which require management’s judgment or estimates.

The Company uses market, cost, and income approaches to measure the fair value of assets and liabilities depending on the nature of the item and the availability of relevant inputs. For financial instruments classified under Level 2, fair value is typically determined using observable market data, such as interest rate curves and credit spreads, in conjunction with internally developed models. For instruments classified under Level 3, the Company uses internally developed valuation models that include unobservable inputs, such as discounted cash flows, projected revenue, and assumptions regarding market conditions and risk factors.

The Company’s financial assets and liabilities primarily consist of cash and cash equivalents, accounts receivable, notes receivable, accounts payable, amount due to a related party, accrued expenses and deferred revenue (contract liabilities). As of August 31, 2025, the carrying values of these financial instruments approximate their fair values. This is due to their short-term maturities for most instruments, and, in the case of bank borrowings, the use of floating interest rates that reset periodically based on observable market benchmarks, aligning the carrying amounts closely with fair value.

The Company distinguishes between recurring and non-recurring fair value measurements. Recurring measurements are those that are required at each balance sheet date, such as certain marketable securities, while non-recurring measurements are triggered by events such as asset impairments or the sale of significant assets.

Management reviews its fair value measurements regularly and adjusts assumptions as necessary to reflect current market conditions and risks. For Level 3 fair value measurements, management performs sensitivity analysis to evaluate the impact of changes in unobservable inputs on the fair value of assets and liabilities.

(g) Cash and cash equivalents

Cash and cash equivalents include cash on hand, demand deposits, and highly liquid investments with original maturities of three months or less at the date of purchase. These investments are readily convertible to known amounts of cash and are subject to an insignificant risk of changes in value.

The Company’s cash and cash equivalents are unrestricted as to withdrawal and use. Management regularly reviews its cash management practices to ensure that the Company’s liquidity needs are met and monitors the financial health of the institutions where funds are held.

If applicable, the Company discloses any significant cash balances held in foreign currencies and evaluates whether the associated foreign exchange risks are material to its financial position.

As of the balance sheet date, all cash and cash equivalents are recorded at their carrying value, which approximates fair value due to their short-term maturities.

(h) Accounts receivable, net

Accounts receivable primarily consist of amounts due from the Company’s customers. These balances are recorded net of an allowance for credit losses, which is established in accordance with ASC 326, Financial Instruments — Credit Losses.

The Company estimates its allowance for credit losses using a forward-looking model that incorporates historical loss experience, current conditions, and reasonable and supportable forecasts of future economic conditions. The allowance is determined through Portfolio-level analysis, which applies a historical loss rate to pools of receivables with similar risk characteristics, adjusted for expected changes in the macroeconomic environment and industry trends.

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Management evaluates receivables based on factors such as the aging of receivables, historical collection patterns, and the customer’s ability to pay, as well as broader economic factors that may affect the collectability of receivables. Significant judgments include evaluating the impact of economic downturns, industry-specific risks, and other external factors on customer creditworthiness.

Receivables are written off against the allowance when all reasonable collection efforts have been exhausted and management determines that the likelihood of collection is remote. The timing of the write-off is based on specific criteria, including the length of time a receivable has been past due, customer bankruptcy, and other significant credit events.

As of August 31, 2024 and 2025, the Company didn’t have any allowance for credit losses on the accounts receivable balances.

(i) Notes receivable, net

Notes receivable primarily consist of short-term, negotiable instruments received from customers in the ordinary course of business. As of the balance sheet dates, substantially all bills receivable were held by the Company’s banking partners for collection under specific collection agreements. These balances are recorded at their face amount, which approximates amortized cost, net of an allowance for credit losses, which is established in accordance with ASC 326, Financial Instruments — Credit Losses.

The Company estimates its allowance for credit losses on notes receivable using a forward-looking model. However, due to the fact that these instruments were (i) held by credit-worthy financial institutions for immediate collection, (ii) demonstrated a historical collection rate of 100%, and (iii) were fully collected shortly after the year-end, the Company has determined that no allowance for credit losses was required as of the balance sheet dates. The assessment incorporated the specific low-risk profile of these bank-held collection items, and no adjustments for reasonable and supportable forecasts of future economic conditions were deemed necessary.

Management evaluates notes receivable based on factors such as the credit quality of the collecting banks, the historical collection patterns of such instruments, and the short-term nature of the bills. Significant judgment is applied in assessing the minimal credit risk associated with these specific instruments, supported by their subsequent full collection.

As of August 31, 2024 and 2025, the Company didn’t have any allowance for credit losses on the notes receivable balances.

(j) Inventories, net

Inventories are stated at the lower of cost or net realizable value. Cost of inventories is determined using the first-in, first-out method. Inventories include inventories in transit, which represents goods that have been shipped from suppliers but have not yet been received and accepted by the end-users. These goods are recognized as inventory when the risks and rewards of ownership have been transferred to the Company, typically upon shipment from the supplier under FOB terms, even though physical possession has not been taken.

The Company reviews inventories for obsolescence and slow-moving items periodically and records an allowance when the carrying value exceeds net realizable value. This review includes assessment of inventory in transit based on shipment duration, contractual acceptance terms, and communication with customers regarding potential acceptance issues. As of August 31, 2024 and 2025, the write-downs of inventories, including inventories in transit, were nil and nil, respectively.

(k) Contract Assets and Contract Liabilities

Contract assets represent the Company’s right to consideration in exchange for goods or services that have been transferred to the customer, but for which billing has not yet occurred under the terms of the contract. Contract assets are recognized when the Company satisfies a performance obligation and has a right to payment, but the

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

payment is conditional on something other than the passage of time (e.g., future performance or acceptance of goods or services by the customer). Contract assets are evaluated for expected credit losses in accordance with ASC 326 and are measured at the net realizable value.

Contract liabilities represent the billings to date, as allowed under the terms of a contract, but not yet recognized as contract revenue using the Company’s revenue recognition policy or cash received in advance of revenue recognition for services that have yet to performed or goods that have not yet been accepted for performance obligations that have yet to be satisfied. Contract liabilities arise when billings exceed the amount of revenue recognized based on the Company’s revenue recognition policy under ASC 606. Revenue is recognized over time or at a point in time as performance obligations are satisfied, depending on the nature of the contract and the specific terms of the agreement.

Contract assets and liabilities are classified as current or non-current depending on the timing of when the performance obligations are expected to be satisfied and when the related billings will occur. The Company regularly reviews its estimates of transaction prices, performance obligations, and the progress toward satisfaction of those obligations.

Any significant changes in contract assets and liabilities are disclosed separately in the consolidated financial statements and are primarily driven by the timing of the satisfaction of performance obligations and the receipt of customer payments.

(l) Intangible assets, net

Intangible assets are carried at cost less accumulated amortization and any recorded impairment. These assets are amortized using the straight-line method over their estimated useful economic lives, which are determined based on the nature of the asset and the period over which the asset is expected to generate economic benefits. The estimated useful lives for major categories of intangible assets are as follows:

Category	Estimated useful life
Smart Cloud Intelligent Manufacturing System	5 years

Residual values are generally considered immaterial for intangible assets and are not factored into the amortization calculation. The Company reviews amortization methods, useful lives, and residual values annually to ensure they remain appropriate based on the asset’s continued utility and economic benefit to the Company.

(m) Impairment of long-lived assets

The Company evaluates its long-lived assets, including right-of-use assets and intangible asset with finite lives, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be fully recoverable. Indicators of impairment include, but are not limited to, significant adverse changes in market conditions, a decline in the operating performance of an asset group, changes in the use of the assets, regulatory or economic changes, or plans to sell or dispose of the assets.

When such events or changes in circumstances are identified, the Company performs a recoverability test by comparing the carrying amount of the asset group to the sum of the future undiscounted cash flows expected to be generated by the asset group over its remaining useful life. If the carrying amount exceeds the sum of the expected undiscounted cash flows, an impairment loss is recognized. The impairment loss is measured as the amount by which the carrying amount exceeds the fair value of the asset group.

Fair value is typically determined by discounting the expected future cash flows to present value using a rate commensurate with the risk associated with the asset group. When market prices are not readily available, the Company may also consider appraisals or other market-based valuation techniques.

The carrying amount of long-lived assets includes any accumulated depreciation and amortization. Impairment losses are recognized in the period in which the impairment occurs and are recorded as part of operating expenses. For the years ended August 31, 2024, and 2025, the Company did not recognize any impairment of its long-lived assets.

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

(n) Revenue recognition

The Company follows the guidance in ASC 606, Revenue from Contracts with Customers, to recognize revenue from contracts with customers. The core principle of ASC 606 requires the Company to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. The Company applies the following five steps to achieve that core principle:

1.      Identification of the contract(s) with the customer;

2.      Identification of the performance obligations in the contract;

3.      Determination of the transaction price, including any variable consideration;

4.      Allocation of the transaction price to the performance obligations in the contract based on their relative standalone selling prices; and

5.      Recognition of revenue when, or as, the Company satisfies a performance obligation.

Nature of Revenue and Customer Contracts

The Company’s principal revenue stream is derived from the trading of industrial machineries to end-users in Chinese Mainland. The Company operates through two types of contractual arrangements: (1) tripartite agreements involving the Company, end-users, and import agents; and (2) bilateral agreements directly between the Company and end-users.

•        Identification of the Customer:    In all arrangements, the end-user is identified as the customer under ASC 606. In tripartite agreements, the import agent acts as a facilitator on behalf of the end-user, typically handling logistics, customs clearance, or payment processing. The Company’s performance obligation is to transfer the specified machinery to the end-user.

•        Material Contract Terms:

–       Duration:    Both types of arrangements are for the sale of specified machinery and are typically single-transaction contracts with a defined scope. The contractual relationship for the sale is effectively co-terminus with the fulfillment of the single performance obligation (i.e., delivery and customer acceptance). They do not constitute ongoing, long-term service agreements.

–       Payment Terms:    Commonly include a significant advance payment, with the balance due upon or before the customer’s acceptance of the goods.

–       Transfer of Control and Acceptance:    Control transfers, and revenue is recognized, only upon the end-user’s formal signing of an Acceptance Certificate after inspection and testing.

–       Rights and Obligations of the Parties:

•        Company’s Obligations:    To supply the specified machinery that conforms to contractual specifications, arrange for its shipment, and facilitate its delivery to the agreed location for customer inspection.

•        End-User’s (Customer’s) Obligations:    To make agreed-upon payments and to conduct timely inspection and acceptance of the goods upon delivery. The end-user bears the cost and risk associated with the goods after formal acceptance.

•        Import Agent’s Role (in tripartite agreements):    To act on behalf of the end-user in handling import logistics, customs clearance, and, in some cases, payment transfer. The import agent does not assume the rights or obligations of a principal buyer.

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

–       Termination/Cancellation:    Cancellation by the end-user after order confirmation typically results in the forfeiture of advance payments.

–       Warranty:    Primary warranty services are provided by the equipment manufacturers; the Company facilitates but does not assume the primary obligation.

Principal versus Agent Assessment

The Company follows the guidance in ASC 606 when determining whether it is acting as a principal or an agent. The Company has determined it acts as a principal in all transactions based on an assessment of control as defined in ASC 606-10-55-36 to 55-40. The Company obtains control of the specified machinery before it is transferred to the customer, as evidenced by the following indicators:

•        Inventory Risk and Control Before Transfer:    The Company bears inventory risk during the period from when the goods are shipped from the supplier (under terms such as FOB or CIF) until the end-user’s formal acceptance. The Company holds legal title and is responsible for the goods during transit. This is supported by contractual terms where the risk of loss transfers to the Company upon shipment from the supplier, and the end-user’s right to the asset and obligation to pay are conditional upon its inspection and acceptance.

•        Primary Responsibility:    The Company is primarily responsible for the fulfillment of the contract, including sourcing the machinery and managing quality, performance, and after-sales issues.

•        Pricing Discretion:    The Company has full discretion in establishing the selling price to the end-user, as evidenced by profit margins ranging from approximately 1.0% to 21.0%.

•        Control over Inventory in Transit:    The Company concludes it has control over inventory in transit because (i) it holds the significant risks and rewards of ownership during this period, and (ii) it has the practical ability to direct the use of the identified asset. While not a common practice, the Company’s contractual rights and obligations do not preclude it from, subject to economic consequences, redirecting the specific inventory before customer acceptance. Neither the end-user nor the import agent has this ability, as they do not have the right to direct the use of, or obtain substantially all the remaining benefits from, the specific machinery during transit.

As the principal in the contract, the Company recognizes revenue at the gross amount to which it is entitled from its customers.

Timing of Revenue Recognition

Revenue is recognized at a point in time when control of the machinery transfers to the customer. Control transfers upon the customer’s formal acceptance of the goods, as evidenced by the joint signing of the Acceptance Certificate by the customer and the Company. At this point, the customer has obtained the ability to direct the use of and obtain substantially all of the remaining benefits from the machinery.

Disaggregation of Revenue

The Company has considered the guidance in ASC 606-10-50-5 through 50-7. As revenue is derived 100% from the sale of industrial machinery within a single geographical market (Chinese Mainland), the revenue information presented in the consolidated statements of operations, combined with the disclosure of significant customer concentrations (see Note 3), is considered to depict the nature, amount, timing, and uncertainty of revenue and cash flows in a meaningful way. Further disaggregation would not provide additional decision-useful information.

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Warranty

The Company provides assurance-type warranties on the machinery sold. However, the primary warranty services are fulfilled directly by the equipment manufacturers. The Company acts as an intermediary to facilitate warranty services between customers and manufacturers but does not assume primary warranty obligations. These warranty arrangements do not constitute separate performance obligations and do not impact the timing or amount of revenue recognition. No material warranty reserves were established for the years ended August 31, 2024 and 2025, as historical claim experience has been immaterial.

(o) Cost of revenues

Cost of revenue primarily consists of the cost of industrial machineries and incremental transportation expenses incurred for the sales and delivery of machineries.

Costs are recognized as incurred in the same period as the related revenues, in accordance with ASC 606.

The Company has considered ASC 340-40 and determined that no costs meet the criteria for capitalization, as all costs are directly tied to performance obligations that are satisfied within the same reporting period.

(p) Selling and marketing expenses

Selling and marketing expenses include direct and indirect costs incurred in connection with promoting and selling the Company’s products and services. These expenses primarily consist of:

•        Marketing service fees paid to third-party vendors for advertising, promotions, and other marketing activities;

•        Salaries, benefits, and bonuses for in-house sales and marketing personnel involved in selling the Company’s products and services;

Selling and marketing expenses are recognized as incurred, consistent with the period in which the related services are rendered or the corresponding revenue is recognized.

The Company regularly evaluates the effectiveness of its marketing strategies and sales channels, ensuring that selling and marketing expenses are aligned with the Company’s overall business objectives.

(q) General and administrative expenses

General and administrative expenses primarily consist of salaries, bonuses, and benefits for employees involved in general corporate functions, such as finance, human resources, legal, and executive management. These expenses also include depreciation and amortization related to assets used in corporate activities, legal and professional service fees, office expenses, insurance premiums, short-term rental costs for office spaces, and other administrative costs.

General and administrative expenses are recognized as incurred, in accordance with the matching principle, ensuring that expenses are recorded in the same period as the related revenues or activities. Depreciation and amortization expenses are recognized based on the estimated useful lives of the related assets and in accordance with the Company’s depreciation and amortization policies.

Other costs classified as general and administrative expenses include:

•        Office supplies

•        Utilities

•        Travel and entertainment expenses related to corporate functions

•        Insurance premiums

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Short-term rental costs are accounted for in accordance with ASC 842 (Leases). All general and administrative expenses are reviewed periodically to ensure they reflect the current needs and activities of the Company.

(r) Employee benefits

The Company’s full-time employees in Hong Kong participate in a government-mandated defined contribution plan, known as the Mandatory Provident Fund (“MPF”). Under the MPF system, the Company makes contributions based on a statutory percentage of the employees’ salaries, up to a maximum contribution of HK$1,500 (US$192) per month per employee. Employees are also required to make matching contributions to their MPF accounts.

The Company recognizes MPF contributions as an expense in the period in which the related employee services are rendered, in accordance with ASC 715 (Compensation — Retirement Benefits). Contributions are made monthly and are fully vested to the employees at the time of contribution. The Company has no further legal or constructive obligations beyond the contributions made under this defined contribution plan.

All full-time employees are eligible to participate in the MPF plan upon commencing employment. The Company regularly reviews its compliance with the applicable Hong Kong laws and regulations regarding employee retirement benefits.

(s) Taxation

Income Taxes

Current income taxes are provided on the basis of income/(loss) for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions.

Deferred income taxes are provided using the assets and liabilities method. Under this method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The tax base of an asset or liability is the amount attributed to that asset or liability for tax purposes. The effect on deferred taxes of a change in tax rates is recognized in the consolidated statement of operations and comprehensive income in the period of change. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more-likely-than-not that some portion of, or all of the deferred tax assets will not be realized.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company considers positive and negative evidence when determining whether a portion or all of its deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry-forward periods, its experience with tax attributes expiring unused, and its tax planning strategies. The ultimate realization of deferred tax assets is dependent upon its ability to generate sufficient future taxable income within the carry-forward periods provided for in the tax law and during the periods in which the temporary differences become deductible. When assessing the realization of deferred tax assets, the Company considers possible sources of taxable income including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carry-forwards, (iii) future taxable income arising from implementing tax planning strategies, and (iv) specific known trend of profits expected to be reflected within the industry.

As of August 31, 2025, the tax years ended August 31, 2024 and 2025 remain subject to examination by the relevant tax authorities in Hong Kong, the Company’s major tax jurisdiction.

Uncertain tax positions

The Company applies the provisions of ASC topic 740 (“ASC 740”), Accounting for Income Taxes, to account for uncertainty in income taxes. ASC 740 prescribes a recognition threshold a tax position is required to meet before being recognized in the consolidated financial statements. The benefit of a tax position is recognized if a tax return

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

position or future tax position is “more likely than not” to be sustained under examination based solely on the technical merits of the position. Tax positions that meet the “more likely than not” recognition threshold is measured, using a cumulative probability approach, at the largest amount of tax benefit that has a greater than fifty percent likelihood of being realized upon settlement. The estimated liability for unrecognized tax benefits is periodically assessed for adequacy and may be affected by changing interpretations of laws, rulings by tax authorities, changes and or developments with respect to tax audits, and the expiration of the statute of limitations. Additionally, in future periods, changes in facts and circumstances, and new information may require the Company to adjust the recognition and measurement of estimates with regards to changes in individual tax position. Changes in recognition and measurement of estimates are recognized in the period in which the change occurs.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its statements of operations and comprehensive income for the years ended August 31, 2024 and 2025, respectively. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

(t) Comprehensive income

The Company has adopted FASB Accounting Standard Codification Topic 220 (“ASC 220”) “Comprehensive income”, which establishes standards for reporting and the presentation of comprehensive income (loss), its components and accumulated balances.

There was no other comprehensive income/(loss) for the years ended August 31, 2024 and 2025, respectively.

(u) Leases

The Company accounts for leases under ASC Topic 842, Leases. At the inception of a contract, the Company determines whether the arrangement contains a lease by evaluating whether the Company obtains the right to control the use of an identified asset for a period in exchange for consideration.

Right-of-use assets and lease liabilities are recognized at the commencement date of the lease. Lease liabilities are initially measured at the present value of the unpaid lease payments, discounted using the interest rate implicit in the lease, if readily determinable. If the implicit rate is not available, the Company uses its incremental borrowing rate, which is determined based on the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term for an amount equal to the lease payments in a similar economic environment.

The right-of-use asset is initially measured at cost, which includes the amount of the initial lease liability, adjusted for any lease incentives received, initial direct costs incurred, and lease payments made prior to commencement. Right-of-use assets are recognized in the Company’s consolidated balance sheet within “right-of-use assets,” and operating lease liabilities are included within “lease liabilities.”

The Company reviews right-of-use assets for impairment in accordance with the impairment guidance under ASC 360, Property, Plant, and Equipment (“ASC 360”). All right-of-use assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. No impairment was recognized for the years ended August 31, 2024, and 2025.

The Company classifies leases as either operating or finance leases at lease inception. Operating leases are recognized in the consolidated balance sheet and expensed over the lease term on a straight-line basis. Finance leases result in the recognition of both interest expense and amortization of the right-of-use asset over the lease term.

Lease liabilities are remeasured when there is a change in the lease term, a change in the assessment of an option to purchase the underlying asset, or if there is a modification to the terms of the lease. Adjustments to lease liabilities are reflected in corresponding changes to the right-of-use asset.

Short-term leases (with lease terms of 12 months or less) and leases with variable payments are not recognized as lease liabilities. Instead, lease expenses for these leases are recognized on a straight-line basis over the lease term.

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company discloses the terms and assumptions related to leases, including lease maturities, discount rates, and the timing of lease payments, in the notes to the consolidated financial statements, in accordance with ASC 842.

(v) Related party transaction

A related party is generally defined as (i) any person and or their immediate family hold 10% or more of the company’s securities (ii) the Company’s management and or their immediate family, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

(w) Segment reporting

ASC 280, Segment Reporting, (“ASC 280”), establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers.

The Company operates as a single reportable segment, which is the trading of industrial machineries, as defined by ASC 280, with the Chief Operating Decision Maker (CODM), identified as the Chief Executive Officer, reviewing consolidated results for the purpose of allocating resources and assessing performance. The Company’s revenue for the years ended August 31, 2024 and August 31, 2025 were generated from trading of industrial machineries.

The CODM reviews financial information on a consolidated basis, using Operating Income as the primary measure of segment performance. Operating Income is defined as revenue less cost of goods sold and operating expenses, excluding interest income and income taxes.

The CODM regularly receives and reviews the following expense categories, which are included in the segment’s measure of profit or loss.

	For the year ended August 31,
	2024	2025
	HK$	HK$	US$ (Note 2(e))
Revenue – sales of industrial machineries	74,167,473	123,743,446	15,864,544
Cost of revenue – cost of industrial machineries	(67,169,338)	(110,751,957)	(14,198,969)
Gross profit	6,998,135	12,991,489	1,665,575

Selling and marketing expenses
– Marketing and exhibition expenses	—	(425,872)	(54,599)
– Staff costs	(209,280)	(618,000)	(79,231)
	(209,280)	(1,043,872)	(133,830)
General and administrative expenses
– Staff costs	(2,020,680)	(2,526,060)	(323,854)
– Amortization of intangible asset	—	(101,733)	(13,043)
– Office rental expenses	(418,560)	(442,560)	(56,738)
– Consultancy fees	(784,000)	(985,133)	(126,299)
– Others	(484,257)	(487,541)	(62,505)
	(3,707,497)	(4,543,027)	(582,439)
Operating income	3,081,358	7,404,590	949,306

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table presents the geographic allocation of long-lived assets, based on the location where the assets are primarily used:

	As of August 31,
	2024	2025
	HK$	HK$	US$ (Note 2(e))
Chinese Mainland	4,217,721	3,746,214	480,283
Total Long-Lived Assets	4,217,721	3,746,214	480,283

As of August 31, 2024, long-lived assets consisted of operating lease right-of-use assets, net of HK$1,165,721 and a prepayment for the development of an intangible asset of HK$3,052,000. As of August 31, 2025, long-lived assets consisted of operating lease right-of-use assets of HK$795,947 and an intangible asset, net of HK$2,950,267. All of these assets are utilized to support the Company’s operations related to its customers in Chinese Mainland.

(x) Deferred offering costs

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A “Expenses of Offering”. Deferred offering costs consist of corporate secretarial, industry research, legal and other expenses incurred through the balance sheet date that are directly related to the intended initial public offer (“IPO”). Deferred offering costs will be charged to shareholders’ equity upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of August 31, 2025, the Company capitalized HK$1,329,150 (US$170,404) of deferred offering costs. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds.

(y) Recent accounting pronouncements

ASC 326 (Credit Losses): In May 2019, the Financial Accounting Standards Board (“FASB”) issued ASU 2019-05 as an update to ASU 2016-13, Financial Instruments — Credit Losses (Topic 326). ASU 2016-13 introduced the expected credit losses methodology for measuring credit losses on financial assets measured at amortized cost, replacing the incurred loss model. This update also modified the accounting for available-for-sale debt securities, requiring individual assessment of credit losses when the fair value is less than the amortized cost. The Company irrevocably elected the fair value option for certain financial assets to align with the transition relief provided by ASU 2019-05. The Company adopted this standard effective April 1, 2022, for annual and interim reporting periods beginning January 1, 2023, in line with the delayed effective date for non-public entities as provided by ASU 2019-10. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

ASC 280 (Segment Reporting): In November 2023, FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”. The amended guidance requires incremental reportable segment disclosures, primarily about significant segment expenses. The amendments also require entities with a single reportable segment to provide all disclosures required by these amendments, and all existing segment disclosures. The amendments will be applied retrospectively to all prior periods presented in the consolidated financial statements and is effective for fiscal years beginning after December 15, 2023, and interim periods in fiscal years beginning after December 15, 2024, with early adoption permitted. The Company considered that the impact of this amended guidance does not have material impact to its consolidated financial statements.

ASC 740 (Income Taxes): In December 2023, FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures.” This update requires additional quantitative and qualitative disclosures about income taxes to provide financial statement users with greater transparency regarding an entity’s tax risk and tax planning strategies. The ASU is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company plans to adopt this guidance effective January 1, 2025, and does not anticipate any material impact on its consolidated financial statements.

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In December 2019, FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes.” This update simplifies various areas of accounting for income taxes, including removing certain exceptions under ASC 740 and simplifying the accounting for franchise taxes partially based on income. The Company adopted ASU 2019-12 effective April 1, 2021, and applied the amendments as required either retrospectively or prospectively, based on the specific provision. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements.

In July 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in ASU 2023-07 improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses, The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The adoption of this guidance did not have a material impact on its financial position, results of operations and cash flows.

In November 2023, the FASB issued guidance to enhance disclosure of expenses of a public entity’s reportable segments. The new guidance requires a public entity to disclose: (1) on an annual and interim basis, significant segment expenses that are regularly provided to the chief operating decision maker (CODM) and included within each reported measure of segment profit or loss, (2) on an annual and interim basis, an amount for other segment items (the difference between segment revenue less the significant expenses disclosed under the significant expense principle and each reported measure of segment profit or loss), including a description of its composition, (3) on an annual and interim basis, information about a reportable segment’s profit or loss and assets previously required to be disclosed only on an annual basis, and (4) the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and how to allocate resources. The new guidance also clarifies that if the CODM uses more than one measure of a segment’s profit or loss, one or more of those measures may be reported and requires that a public entity that has a single reportable segment provide all the disclosures required by the amendments in this update and all existing segment disclosures. The guidance is effective for the current fiscal year 2024 annual reporting, and in the first quarter of 2025 for interim period reporting, with early adoption permitted. Upon adoption, this guidance should be applied retrospectively to all prior periods presented. The Company considered that the impact of this amended guidance does not have material impact to its consolidated financial statements.

In December 2023, the FASB issued guidance to enhance transparency of income tax disclosures, On an annual basis the new guidance requires a public entity to disclose: (1) specific categories in the rate reconciliation, (2) additional information for reconciling items that are equal to or greater than 5% of the amount computed by multiplying income(or loss) from continuing operations before income tax expense (or benefit) by the applicable statutory income tax rate, (3) income taxes paid (net of refunds received) disaggregated by federal (national), state, and foreign taxes, with foreign taxes disaggregated by individual jurisdictions in which income taxes paid is equal to or greater than 5% of total income taxes paid, (4) income (or loss) from continuing operations before income tax expense (or benefit)disaggregated between domestic and foreign, and (5) income tax expense (or benefit) from continuing operations disaggregated between federal (national), state and foreign. The guidance is effective for fiscal year 2025 annual reporting, with early adoption permitted, to be applied on a prospective basis, with retrospective application permitted. We do not expect the adoption of this accounting standard to have an impact on our Consolidated Financial Statements but will require certain additional disclosures.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Geographic Information

The Company generates its revenue from customers, i.e. the end-users of the industrial machineries, located in Chinese Mainland, Vietnam and India for the years ended August 31, 2024 and 2025. Revenues are attributed to geographic regions based on the location of the customers.

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table presents revenues from external customers by geographic area for the years ended August 31, 2024, and 2025:

	For the Years Ended August 31,
	2024		2025
	HK$	%	HK$	US$ (Note 2(e))%
Chinese Mainland	73,109,597	98.6	123,743,446	15,864,544	100
Vietnam	764,796	1.0	—	—	—
India	293,080	0.4	—	—	—
	74,167,473	100	123,743,446	15,864,544	100

3. CONCENTRATION OF RISKS

(a) Political, social and economic risks

The main operations of the Company are located in Hong Kong. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in Hong Kong, as well as by the general state of the economy in Hong Kong. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in Hong Kong. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations.

(b) Interest rate risk

The Company is exposed to interest rate risk on its interest-bearing assets and liabilities. As part of its asset and liability risk management, the Company reviews and takes appropriate steps to manage its interest rate exposure on its interest-bearing assets and liabilities. The Company has not been exposed to material risks due to changes in market interest rates and has not used any derivative financial instruments to manage the interest risk exposure during the years presented.

(c) Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable and notes receivable. These assets are subject to credit evaluations. An allowance has been made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment. As of the years ended August 31, 2024 and 2025, approximately HK$24,176,454 and HK$15,137,699 (US$1,940,730) were deposited with financial institutions located in Hong Kong, respectively. In accordance with the relevant regulations in Hong Kong, the maximum insured bank deposit amount is HK$800,000 (year ended August 31, 2024: HK$500,000) for each financial institution. The bank deposit amounts of the Company that are were not covered by the insurance were approximately HK$23,176,454 and HK$13,537,699 (US$1,735,602) as of the years ended August 31, 2024 and 2025 respectively. While the Company believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

(d) Concentration risk

There were three and two customers from whom revenues individually represent greater than 10% of the total revenues of the Company for the fiscal years ended August 31, 2024 and 2025, respectively. The total sales to these customers accounted for approximately 67.6% and 71.1% of total revenues for the fiscal years ended August 31, 2024

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. CONCENTRATION OF RISKS (cont.)

and 2025, respectively. There were four and three customers individually represent greater than 10% of the total gross accounts receivable of the Company as of August 31, 2024 and 2025 respectively. The total receivables from these customers accounted for approximately 98.0% and 92.7% of the Company’s accounts receivable as of August 31, 2024 and 2025 respectively.

The following customers accounted for 10% or more of revenue for the years ended August 31, 2024 and 2025:

	For the Year Ended August 31,
	2024		2025
	HK$	%	HK$	%
Customer A	27,222,200	36.7	8,193,150	6.6	*
Customer B	11,492,000	15.5	—	—
Customer C	11,407,500	15.4	—	—
Customer D	—	—	58,678,560	47.4
Customer E	—	—	29,339,280	23.7

____________

*        Represents less than 10%

The following customers accounted for 10% or more of the Company’s gross accounts receivable as of August 31, 2024 and 2025:

	As of August 31, 2024		As of August 31, 2025
	HK$	%	HK$	%
Customer A	862,016	12.8	423,068	7.3	*
Customer B	1,173,515	17.4	1,186,820	20.5
Customer F	732,348	10.9	732,335	12.6
Customer G	3,836,343	56.9	—	—
Customer H	—	—	3,451,728	59.6

____________

*        Represents less than 10%

There were three and two suppliers from whom purchases individually represent greater than 10% of the total cost of revenue of the Company for the fiscal years ended August 31, 2024 and 2025, respectively. The total cost of revenue from these suppliers accounted for approximately 98.7% and 99.1% of the Company’s total cost of revenue for the fiscal years ended August 31, 2024 and 2025, respectively. There were two and two suppliers from whom payables individually represent greater than 10% of the total accounts payable of the Company as of August 31, 2024 and 2025 respectively. The total accounts payable from these suppliers accounted for approximately 100% and 100% of the Company’s accounts payable as of August 31, 2024 and 2025 respectively.

The following supplier accounted for 10% or more of cost of revenue for the years ended August 31, 2024 and 2025:

	For the Year Ended August 31,
	2024		2025
	HK$	%	HK$	%
Supplier A	32,286,605	48.1	83,492,100	75.4
Supplier B	24,139,832	35.9	26,235,252	23.7
Supplier C	9,886,500	14.7	—	—

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3. CONCENTRATION OF RISKS (cont.)

The following suppliers accounted for 10% or more of the Company’s accounts payable as of August 31, 2024 and 2025:

	As of August 31, 2024		As of August 31, 2025
	HK$	%	HK$	%
Supplier C	1,009,569	25.1	1,039,055	56.7
Supplier A	3,010,757	74.9	792,746	43.3

4. ACCOUNTS RECEIVABLE, NET

The following table provides a summary of the Company’s accounts receivable and the allowance for credit losses as of August 31, 2024 and 2025:

	As of August 31,
	2024	2025
	HK$	HK$	US$ (Note 2(e))
Accounts receivable	6,741,578	5,793,951	742,814
Less: allowance for the credit losses	—	—	—
Net accounts receivable	6,741,578	5,793,951	742,814

Credit Quality and Expected Credit Loss Assessment

The Company utilizes a portfolio analysis approach to estimate the allowance for credit losses, compartmentalizing accounts receivable into pools based on shared risk characteristics such as customer type, geographic location, industry, and historical payment patterns. The allowance for credit losses is determined using historical loss rates, adjusted for current conditions and reasonable, supportable forward-looking information, including macroeconomic factors such as industry trends, market volatility, and the broader economic environment.

Subsequent Event — Full Collection of Outstanding Balances

As of August 31, 2025, based on the Company’s assessment of the credit quality of its customers and historical collection patterns, no allowance for credit losses was considered necessary. This assessment has been validated by the subsequent full collection of all outstanding accounts receivable balances that existed as of that date. The Company’s accounts receivable are considered to be fully realizable based on the strong credit quality of its customer base and established collection history.

The Company monitors credit risk on a portfolio basis and evaluates the adequacy of the allowance for credit losses on a quarterly basis. Any adjustments to the allowance are based on the overall risk profile of the portfolios and reflect management’s best estimate of potential credit losses.

5. NOTES RECEIVABLE, NET

The following table provides a summary of the Company’s notes receivable under collection and the allowance for credit losses as of August 31, 2024 and 2025:

	As of August 31,
	2024	2025
	HK$	HK$	US$ (Note 2(e))
Notes receivable	2,189,987	—	—
Less: allowance for the credit losses	—	—	—
Notes receivable, net	2,189,987	—	—

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5. NOTES RECEIVABLE, NET (cont.)

The Company holds certain notes receivable that are under collection by banking institutions. These notes are presented at their carrying amount, which approximates fair value. The Company’s exposure to credit risk associated with these notes is limited due to the following factors:

—     The notes are held and collected by reputable banking institutions on behalf of the Company;

—     The Company does not bear principal credit risk once the notes are deposited for collection, as the banks act as collecting agents;

—     The Company retains the right to pursue recourse in the event of non-payment, though such instances are historically immaterial.

All notes receivable as of August 31, 2024 were fully settled by the collecting banks. Accordingly, no allowance for credit losses was deemed necessary as of the balance sheet date, which has been validated by the subsequent successful collection of all outstanding notes.

The Company continues to monitor the status of notes under collection through regular communication with the appointed banking institutions.

6. INVENTORIES IN TRANSIT

As of August 31, 2024 and 2025, inventories in transit consisted of the following balances:

	As of August 31,
	2024	2025
	HK$	HK$	US$ (Note 2(e))
Inventories in transit	89,960,659	32,656,667	4,186,753
Less: allowance for inventory obsolescence	—	—	—
Inventories in transit, net	89,960,659	32,656,667	4,186,753

7. PREPAYMENTS, NET

Prepayments, net consisted of the following as of August 31, 2024 and 2025:

	As of August 31,
	2024	2025
	HK$	HK$	US$ (Note 2(e))
Prepayments
Advances to suppliers(i)	8,533,091	824,929	105,760
Prepaid expenses	132,954	418,513	53,656
	8,666,045	1,243,442	159,416

____________

(i)      Advances to suppliers represent prepayments made by the Company for the cost of industrial machineries. These prepayments are made in the normal course of business to secure the timely delivery of products and services necessary for the Company’s operations.

As of August 31, 2025, the Company’s advances to suppliers totaled HK$824,929. These amounts are expected to be recognized as cost of revenue in the next financial year, as the associated performance obligations are satisfied, and the goods and services are received.

Risk Management of Advances to Suppliers:    The Company monitors the creditworthiness of its suppliers to mitigate the risk of non-performance or delays. Management reviews the advances to suppliers regularly to assess any potential impairment and has determined that no allowance for credit losses was necessary as of August 31, 2024 and 2025.

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7. PREPAYMENTS, NET (cont.)

Impairment Considerations:    The Company assesses advance to suppliers and prepaid expenses for potential impairment at each reporting date. As of August 31, 2024 and 2025, no impairments were recognized for advance to suppliers and prepaid expenses.

8. LEASES

The Company leases office space from third parties under non-cancellable operating lease agreements. The Company determines if an arrangement is, or contains, a lease at the inception of the contract based on the terms of the agreement and whether the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Right-of-use (ROU) assets and corresponding lease liabilities are recognized at the lease commencement date based on the present value of future lease payments over the lease term.

As the rates implicit in the Company’s leases are not readily determinable, the Company used its incremental borrowing rate at the commencement date to determine the present value of lease payments. The incremental borrowing rate was estimated using market rates available for similar instruments with similar terms, adjusted for the Company’s credit risk and the lease term. The weighted average discount rate for operating leases as of August 31, 2025 and 2024 was 5%.

The Company’s lease agreements do not contain any material guarantees or restrictive covenants, and the Company has no finance leases or sublease activities as of August 31, 2025.

The Company elected the short-term lease exemption under ASC 842 for certain lease arrangements that have a lease term of 12 months or less and do not contain purchase options. The Company expenses these short-term leases on a straight-line basis over the lease term and does not recognize ROU assets or lease liabilities on the consolidated balance sheet for these leases.

The following table summarizes the supplemental consolidated balance sheet information related to operating leases as of August 31, 2024 and 2025:

	As of August 31,
	2024	2025
	HK$	HK$	US$ (Note 2(e))
Operating lease right-of-use assets, net	1,165,721	795,947	102,044
Operating lease liabilities, current	369,774	388,265	49,778
Operating lease liabilities, non-current	795,947	407,682	52,267
Weighted average remaining lease terms – operating lease (months)	36	24	24
Weighted average discount rate – operating lease	5%	5%	5%

The following table summarizes the cash flow and expense information related to operating leases for the years ended August 31, 2024 and 2025:

	Year ended August 31,
	2024	2025
	HK$	HK$	US$ (Note 2(e))
Cash paid for amounts included in the measurement of lease liabilities:
Operating cashflows used in operating lease	352,163	369,774	47,407
Operating lease expense(i)	418,560	418,560	53,662

____________

(i)      The Company also has another short-term lease arrangement with a lease period from Jul 1, 2025 to March 31, 2026 and carries a monthly expense of HK$12,000. The total short-term lease expense for the years ended August 31, 2024, and 2025, were Nil and HK$24,000 (US$3,077), respectively, which was charged to general and administrative expenses.

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

8. LEASES (cont.)

Maturity of Lease Liabilities

The following table summarizes the maturity analysis of the Company’s undiscounted cash flows for operating leases as of August 31, 2025:

As of August 31, 2025
HK$
FY2025/26	418,560
FY2026/27	418,560
Total undiscounted lease payment	837,120
less: imputed interest	(41,173)
Total lease liabilities	795,947

The Company’s leases do not contain any significant renewal options, escalation clauses or purchase options.

9. PREPAYMENT FOR DEVELOPMENT OF AN INTANGIBLE ASSET/INTANGIBLE ASSET, NET

The Company’s intangible asset consists of a Smart Cloud Intelligent Manufacturing System, a computer software platform that is not an integral part of a computer-controlled machine. The intangible asset is capitalized at cost, which includes development costs paid to the system developer and other directly attributable costs of preparing the asset for its intended use.

Capitalization Criteria:    Development costs are capitalized when they meet the criteria for recognition as an intangible asset under ASC 350. Specifically, only costs incurred during the application development stage are capitalized. Costs incurred to enhance or extend the performance of the asset beyond its original specifications are also capitalized if they meet the recognition criteria. Maintenance costs or costs incurred during the preliminary project stage are expensed as incurred.

As at August 31, 2024, the Company incurred a payment of HK$3,052,000 in advance to a third-party developer for work that meets the capitalization criteria which was recognized as “Prepayment for development of intangible asset” within non-current assets. Such prepayment are subsequently transferred to the cost of intangible asset upon the Company’s acceptance of the related deliverables or milestones, as control of the asset is obtained, on July 1, 2025.

Following initial recognition, the intangible asset is carried at cost less accumulated amortization and any accumulated impairment losses. The asset is amortized on a straight-line basis over its estimated useful life of 5 years, reflecting the period over which the Company expects to derive economic benefits from the asset.

As of August 31, 2024 and 2025, the balances of the intangible asset are as follows:

	As of August 31,
	2024	2025
	HK$	HK$	US$ (Note 2(e))
Smart Cloud Intelligent Manufacturing System	—	3,052,000	391,282
	—	3,052,000	391,282

Less: accumulated amortization	—	(101,733)	(13,043)
Intangible asset, net	—	2,950,267	378,239

Amortization:    Amortization of the intangible asset began in July 2025 when the asset was ready for its intended use. The timing of amortization reflects the asset’s readiness for economic use, regardless of its actual deployment or operational use. Amortization expenses for the years ended August 31, 2024, and 2025, were Nil and HK$101,733 (US$13,043), respectively. Amortization is calculated on a straight-line basis over the asset’s useful life of 5 years.

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

9. PREPAYMENT FOR DEVELOPMENT OF AN INTANGIBLE ASSET/INTANGIBLE ASSET, NET (cont.)

Impairment Considerations:    The Company reviews its prepayment for development of intangible and intangible asset for impairment whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable. The impairment test compares the carrying amount to the undiscounted future cash flows expected to result from the use of the asset. If the carrying amount exceeds the undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and the fair value of the asset. For the years ended August 31, 2024, and 2025, no impairment indicators were identified, and no impairment losses were recognized.

10. ACCOUNTS PAYABLE

The following table presents the balances of accounts payable as of August 31, 2024 and 2025:

	As of August 31,
	2024	2025
	HK$	HK$	US$ (Note 2(e))
Accounts payable	4,020,326	1,831,801	234,846

Accounts payable represent amounts due to suppliers for purchase cost of industrial machineries.

Payment Terms

The Company’s accounts payable are current liabilities, typically require payment before shipment, depending on the terms negotiated with each supplier. The Company’s payment practices aim to align with standard industry terms and cash flow management practices.

Liquidity and Risk Management

The Company regularly assesses its liquidity needs and monitors its ability to meet short-term obligations. As of August 31, 2025, the Company’s liquid assets (cash and cash equivalents and accounts receivable) are not sufficient to cover its total current liabilities.

The Company’s ability to meet its short-term obligations is primarily dependent on the cash flows generated from future operations. Management believes that the ongoing cash inflows from these operations will provide adequate resources to settle its current liabilities as they become due.

The Company does not anticipate any liquidity constraints in settling remaining payables and maintains adequate working capital reserves to ensure the timely settlement of all liabilities.

11. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

The following table presents the balances of accrued expenses and other current liabilities as of August 31, 2024 and 2025:

	As of August 31,
	2024	2025
	HK$	HK$	US$ (Note 2(e))
Payroll and welfare payables	34,500	119,051	15,263
Accrued expenses	20,000	20,000	2,564
	54,500	139,051	17,827

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

11. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES (cont.)

Payroll and Welfare Payables:    The payroll and welfare payables represent amounts owed to employees for services rendered and the associated mandatory provident fund (MPF) contributions. Under the Hong Kong MPF Scheme, the Company is required to make contributions based on a percentage of qualified employees’ salaries. The Company recognized employee benefit expenses of HK$2,229,960 and HK$3,144,060 (US$403,085) for the years ended August 31, 2024, and 2025, respectively.

Composition of Accrued Expenses

Accrued expenses primarily consist of amounts due for office operating expenses related to ongoing operational activities. These expenses are recognized as liabilities when the Company has received the services but has not yet paid for them as of the balance sheet date.

Timing and Classification

All amounts recorded in accrued expenses and other current liabilities are classified as current liabilities and are expected to be settled within 12 months of the balance sheet date. These liabilities represent the Company’s short-term obligations and are due in the normal course of business operations.

Employee Benefit Accrual Methodology

The Company calculates its employee benefit liabilities, including MPF contributions, based on statutory requirements and internal compensation policies. Contributions are calculated as a percentage of each eligible employee’s gross salary and are accrued monthly in accordance with ASC 710 (Compensation). The contributions are made to the MPF on behalf of employees as required under the Hong Kong Legislative Council’s regulations.

Liquidity Management

The Company continually monitors its cash flow and liquidity to ensure that it can meet its short-term obligations, including accrued expenses and employee benefits. As of August 31, 2025, the Company has sufficient cash reserves to settle these liabilities as they become due. The Company does not anticipate any liquidity constraints that would impact its ability to meet these obligations in a timely manner.

12. RELATED PARTY TRANSACTIONS

The table below sets forth the major related party as of August 31, 2024 and 2025:

Name of the related party	Relationship with the Company
Meng WAN	CEO and shareholder of the Company and director of Mengxun HK

(a) Amount due to related party

	As of August 31,
	2024	2025
	HK$	HK$	US$ (Note 2(e))
Meng Wan	(31,247,275)	(32,411,707)	(4,155,347)
Total amount due to a related party – non trade	(31,247,275)	(32,411,707)	(4,155,347)

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

12. RELATED PARTY TRANSACTIONS (cont.)

These balances are unsecured, interest-free, and without a fixed repayment term.

(b) Related party transactions

	For the year ended August 31,
	2024	2025
	HK$	HK$	US$ (Note 2(e))
Payment on behalf of the Company by Meng WAN	6,705,126	4,464,049	572,314
Payment on behalf of Meng WAN by the Company	7,293,942	8,274,211	1,060,796
Loan advanced to the Company from Meng WAN	216,642	3,374,218	432,592
Loan advanced to Meng Wan from the Company	4,706,233	1,399,624	179,439
Dividend declared to Meng WAN(i)	—	3,000,000	384,615

____________

(i)      On June 29, 2025, Mengxun HK declared a dividend of HK$3,000,000 to Mr. Meng WAN. The transaction was fully authorized by the written resolution of the sole director of Mengxun HK. As of August 31, 2025, the amount of unpaid dividend to Mr. Meng WAN was HK$3,000,000. No dividend was declared during the year ended August 31, 2024.

13. DEFERRED REVENUE (CONTRACT LIABILITIES)

The following table summarizes the balances of deferred revenue (contract liabilities) and the movement during the periods presented:

	As of August 31,
	2024	2025
	HK$	HK$	US$ (Note 2(e))
Deferred revenue (Contract liabilities):
Balance at beginning of the year	50,058,561	96,147,474	12,326,599
Additions	65,369,462	17,004,074	2,180,009
Revenue recognized during the year	(19,280,549)	(96,147,474)	(12,326,599)
Balance at end of year	96,147,474	17,004,074	2,180,009

Contract liabilities consist of deferred revenue, which represents billings or cash received in advance of revenue recognition for services that have yet to be performed or for performance obligations that have yet to be satisfied. Deferred revenue is recognized as revenue once the Company satisfies the performance obligations under the contract, which typically involves the delivery of goods, or the achievement of specific milestones outlined in the contract.

As of August 31, 2024, the contract liabilities balance was HK$96,147,474, which was fully recognized as revenue during the year ended August 31, 2025. As of August 31, 2025, contract liabilities totaled HK$17,004,074 (US$2,180,009), which is expected to be recognized as revenue in the next financial year, upon the satisfaction of the associated performance obligations.

The Company’s contract liabilities primarily relate to advance billings for sales of industrial machineries, where payment is received before goods are delivered and formal acceptance of the goods by the customers.

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14. INCOME TAXES

Cayman Islands

The Company is incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, the Company is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands.

British Virgin Islands

Mengxun BVI is incorporated in British Virgin Islands and conducts its primary business operations through the subsidiary in Hong Kong. Under the current laws of British Virgin Islands, British Virgin Islands levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and the Company is therefore not subject to tax on income or capital gains arising in British Virgin Islands. Additionally, upon payments of dividends by the Company to its shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Mengxun HK is subject to a two-tiered income tax rate in Hong Kong. The first HK$2,000,000 of profits are taxed at a rate of 8.25%, while any remaining profits are taxed at the standard rate of 16.5%.

The following table summarizes the composition of income tax expense for the years ended August 31, 2024, and 2025:

	For the years ended August 31,
	2024	2025
	HK$	HK$	US$ (Note 2(e))
Current income tax expense	33,917	1,077,392	138,127
Deferred tax expenses / (income)	503,580	(16,786)	(2,152)
	537,497	1,060,606	135,975

Tax Rate Reconciliation

The reconciliation between the Hong Kong statutory income tax rate applicable to the Company’s profits and the income tax expense is presented below:

	For the years ended August 31,
	2024	2025
	HK$	HK$	US$ (Note 2(e))
Profit before provision for income taxes	3,479,337	7,407,395	949,666
Income tax expenses computed at statutory rate	574,091	1,222,221	156,695
Tax effect of preferential tax rate	(35,417)	(165,000)	(21,154)
Tax effect of expenses not deductible for tax purpose	3,848	3,848	493
Tax effect of income not subject to tax	(3,525)	(463)	(59)
Tax effect of tax deduction	(1,500)	—	—
Total income tax expense	537,497	1,060,606	135,975

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

14. INCOME TAXES (cont.)

Deferred Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company’s deferred tax liabilities were as follows:

	As of August 31,
	2024	2025
	HK$	HK$	US$ (Note 2(e))
Deferred tax liabilities, net, beginning balance:
Accelerated tax depreciation	—	503,580	64,561
Total deferred tax liabilities	—	503,580	64,561
Charged to consolidated statement of operations:
Accelerated tax depreciation	503,580	(16,786)	(2,152)
Deferred tax liabilities, net, ending balance	503,580	486,794	62,409

Realization of Deferred Tax Assets

The realization of the net deferred tax assets is dependent upon several factors, including future reversals of existing taxable temporary differences and the generation of adequate future taxable income. The Company evaluates the potential realization of deferred tax assets on an entity-by-entity basis, considering both positive and negative evidence.

The Company assesses deferred tax assets under the “more-likely-than-not” criteria, based on recurring profitability and the expected availability of future taxable income to offset temporary differences and tax loss carry forwards. Tax loss carry forwards are assessed with respect to their expiration periods and the probability of future taxable income sufficient to utilize these losses.

For the years ended August 31, 2024, and 2025, the Company did not have any unutilized tax loss.

Uncertain Tax Positions

In accordance with ASC 740-10, the Company evaluates each uncertain tax position based on its technical merits, and measures any unrecognized benefits associated with tax positions. Each position is reviewed individually, considering past audits, interpretations of tax law, and developments in tax regulations. The Company assesses whether it is more likely than not that a tax position will be sustained upon examination by the relevant tax authorities, based solely on the technical merits of the position.

As of August 31, 2024, and 2025, the Company did not have any significant unrecognized uncertain tax positions. The Company also did not accrue any liability, interest, or penalties related to uncertain tax positions, as there were no positions where it was determined that an unfavourable outcome was probable.

The Company continues to monitor developments in tax law and evaluates any changes in its tax positions on a quarterly basis. Should any uncertain tax positions arise in the future, the Company will measure and record any potential liabilities in accordance with ASC 740.

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

15. EQUITY

Ordinary shares

The Company was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on August 25, 2025 with authorized share capital of US$50,000 divided into 500,000,000 ordinary shares of par value US$0.0001 each.

On September 22, 2025, the Company completed a reorganization, following which Mengxun BVI and Mengxun HK came under the control of Pacipic Nexus. In connection with the reorganization, an aggregate of 20,000,000 ordinary shares were issued and outstanding.

On February 20, 2026, the Company effected a proportional share cancellation pursuant to which an aggregate of 10,000,000 Ordinary Shares were cancelled on a pro rata basis from all shareholders, reducing the total issued and outstanding Ordinary Shares from 20,000,000 to 10,000,000. No consideration was paid and no liabilities were extinguished in connection with the share cancellation.

All share and per share amounts presented in these consolidated financial statements have been retroactively adjusted to reflect the share cancellation.

16. EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share for the years ended August 31, 2024 and 2025:

	As of August 31,
	2024	2025
	HK$	HK$	US$ (Note 2(e))
Numerator:
Numerator for basic and diluted earnings per share – net income attributable to the Company’s shareholders	2,941,840	6,346,789	813,691

Denominator:
Denominator for basic and diluted net income per share – weighted average number of shares*	10,000,000	10,000,000	10,000,000

Basic and diluted earnings per share:	0.29	0.63	0.08

____________

*        Retroactively presented for the effect of the share cancellation and the reorganization for the Company’s initial public offering.

Explanation of EPS Calculation

Basic earnings per share is calculated by dividing the net income attributable to the Company’s shareholders by the weighted average number of ordinary shares outstanding during the period. For the years ended August 31, 2024, and 2025, the Company had 10,000,000 ordinary shares outstanding, and there were no changes in the number of shares during the periods presented.

Diluted earnings per share is calculated by dividing net income attributable to the Company’s shareholders by the weighted average number of shares outstanding during the period, including the effect of all potentially dilutive securities, if any.

No Potential Dilutive or Anti-Dilutive Securities

As of August 31, 2024, and 2025, the Company did not have any options, warrants, convertible securities, or other instruments that could potentially dilute the earnings per share calculation. Therefore, the Company’s basic earnings per share and diluted earnings per share are the same for both years.

PACIPIC NEXUS INTELLITECH GROUP
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16. EARNINGS PER SHARE (cont.)

Additional Information

The weighted average number of shares used in the calculation of EPS remained consistent at 10,000,000 ordinary shares for the years ended August 31, 2024, and 2025. There were no changes in the number of shares issued or outstanding during these periods.

17. COMMITMENTS AND CONTINGENCIES

(a) Commitments

As of August 31, 2024, and 2025, the Company had no capital expenditure commitments or other significant contractual obligations. The Company continuously monitors its capital needs and has the financial flexibility to adjust to future investment requirements. The Company has no plans for material capital expenditures at this time.

(b) Contingencies

The Company has outstanding bank guarantees issued by financial institutions on its behalf. As of August 31, 2024, and 2025, the total amount of outstanding guarantees was EUR 135,000 and Nil respectively. These guarantees are provided to third parties in the ordinary course of business, primarily related to the purchase of industrial machineries. The Company’s obligations under these guarantees are contingent upon the occurrence of future events, such as failure to perform under specified contractual terms. Management believes the likelihood of any material outflow of resources to settle these obligations is remote. Accordingly, no liability has been recognized in the financial statements for these guarantees.

The Company may become involved in legal proceedings, investigations, and regulatory actions arising in the ordinary course of business. These proceedings could include disputes with vendors, customers, or regulatory bodies. The outcomes of such proceedings are inherently uncertain, and while the Company does not currently anticipate that any such matters will have a material adverse effect on its financial position, results of operations, or cash flows, it continues to assess legal risks on an ongoing basis.

As of August 31, 2024, and 2025, the Company was not a party to any material legal or administrative proceedings that would require disclosure under ASC 450 (Contingencies). The Company has established internal controls to monitor and assess the potential impact of legal and regulatory risks, and regularly consults with external legal counsel to ensure that any developments are accounted for in accordance with U.S. GAAP.

The Company continually monitors developments in its legal environment and updates its assessments regularly. If any legal proceedings are anticipated to result in a loss that is both probable and reasonably estimable, the Company will recognize a provision for that loss in accordance with ASC 450. However, as of August 31, 2024, and 2025, no such provisions have been recognized.

Additionally, the Company does not expect any significant contingencies in the near term that would materially impact its financial position or operations.

18. SUBSEQUENT EVENTS

The Company evaluated all subsequent events and transactions that occurred after the balance sheet date through the date of this report, which is the date the consolidated financial statements were available to be issued.

On February 20, 2026, the Company effected a proportional share cancellation pursuant to which an aggregate of 10,000,000 Ordinary Shares were cancelled on a pro rata basis from all shareholders, reducing the total issued and outstanding Ordinary Shares from 20,000,000 to 10,000,000. No consideration was paid and no liabilities were extinguished in connection with the share cancellation.

These events did not result in any adjustments to the consolidated financial statements as of August 31, 2025.

Until March 20, 2026 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

5,000,000 Ordinary Shares

Pacipic Nexus IntelliTech Group

–––––––––––––––––––––––––––––––––

Prospectus dated             , 2026

–––––––––––––––––––––––––––––––––

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering. No underwriter was involved in these issuances of securities.

The share numbers disclosed below reflect the number of Ordinary Shares issued at the time of issuance and have not been adjusted to reflect the subsequent proportional share cancellation effected on February 20, 2026.

Purchaser	Date of Issuance	Number of Ordinary Shares	Consideration
Vistra (Cayman) Limited	August 25, 2025	1	$0.0001
STAR WINGS VENTURES LIMITED	September 22, 2025	15,999,999	$1,599.9999
Haiyuan TANG	September 22, 2025	900,000	$90
Dingrong ZHOU	September 22, 2025	900,000	$90
Birong LIN	September 22, 2025	800,000	$80
Siu Ching KWOK	September 22, 2025	800,000	$80
Qiwen LU	September 22, 2025	600,000	$60

Item 8. Exhibits and Financial Statement Schedules.

(a)     The following documents are filed as part of this registration statement:

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1†	Form of Underwriting agreement
3.1†	Memorandum and Articles of Association, as currently in effect
3.2†	Form of the post-offering Memorandum and Articles of Association, to be adopted with effect from the effective date of this registration statement
4.1†	Registrant’s specimen certificate evidencing Ordinary Shares
5.1†	Opinion of Ogier regarding the validity of the Ordinary Shares being registered
5.2†	Opinion of Guangdong Shengdian Law Firm, PRC counsel of the Registrant
8.1†	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2†	Opinion of SH Wong & Co regarding certain Hong Kong legal matters
10.1†	Form of Indemnification Agreement between the registrant and its officers and directors
10.2†	Form of Director Agreement between the registrant and its directors
10.3†	Form of Independent Director Agreement between the registrant and its independent directors
10.4†	Form of Employment Agreement between the registrant and its officers

Exhibit Number	Description of Exhibit
10.5†	English translation of sales contract between Supplier A and MENG XUN MACHINERY (HONG KONG) LIMITED dated as of [*]
21.1†	List of Subsidiaries
23.1†	Consent of Assentsure PAC, an independent registered public accounting firm
23.2†	Consent of Migo Corporation Limited
23.3†	Consent of Ogier (included in Exhibit 5.1)
23.4†	Consent of SH Wong & Co (included in Exhibit 8.2)
23.5†	Consent of Guangdong Shengdian Law Firm (included in Exhibit 5.2)
24.1†	Power of attorney (included on signature page)
107†	Filing Fee Table

____________

†        Previously filed.

*        To be filed by amendment.

**      Filed herewith.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on April 30, 2026.

Pacipic Nexus IntelliTech Group
By:	/s/ Ximing HUANG
Name:	Ximing HUANG
Title:	Chief Financial Officer and Director

POWER OF ATTORNEY

KNOW ALL BY THOSE PRESENT, that each person whose signature appears below hereby constitutes and appoints each of Ximing HUANG and Xinmei SHI, his or her true and lawful agent, proxy, and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto; (2) act on, sign, and file such certificates, instruments, agreements, and other documents as may be necessary or appropriate in connection therewith; (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and (4) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying, and confirming all that such agent, proxy, and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Ximing HUANG	Chief Financial Officer and Director	April 30, 2026
Name: Ximing HUANG	(principal financial and accounting officer)
/s/ Meng WAN	Chief Executive Officer	April 30, 2026
Name: Meng WAN	(principal executive officer)
/s/ Xinmei SHI	Chairwoman of the Board of Directors	April 30, 2026
Name: Xinmei SHI
/s/ Alvin WANG	Independent Director Nominee	April 30, 2026
Name: Alvin WANG
/s/ Ngo Yin TSANG	Independent Director Nominee	April 30, 2026
Name: Ngo Yin TSANG
/s/ Pak Ching Dominic WONG	Independent Director Nominee	April 30, 2026
Name: Pak Ching Dominic WONG

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Pacipic Nexus IntelliTech Group, has signed this registration statement or amendment thereto in New York, NY on April 30, 2026.

Authorized U.S. Representative Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.